UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   XFONE, INC.
                 (Name of small business issuer in its charter)

    Nevada                            7389                         11-3618510
---------------                 -----------------               ----------------
(State or other                 (Primary Standard               (I.R.S. Employer
Jurisdiction of                    Industrial                    Identification
Incorporation or              Classification Number)               Code Number)
organization)

                        c/o Swiftnet Ltd. Britannia House
                                  960 High Road
                       London, United Kingdom N12 9RY N/A
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code: 011.44.845.1087777

                               ------------------

                                 Britannia House
                                  960 High Road
                         London, United Kingdom N12 9RY
                     --------------------------------------
                     Address of principal place of business

                          Incorporation Services, Inc.
                       6075 South Eastern Avenue, Suite 1
                          Las Vegas, Nevada 89119-3146
                                 (702) 866-2500
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

   3,110,211 SHARES ARE BEING OFFERED BY SELLING SHAREHOLDERS, WHICH INCLUDES 2,123,474 SHARES TO BE ISSUED UPON THE EXERCISE OF WARRANTS A AND WARRANTS B

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                    CALCULATION OF REGISTRATION FEE (1)(2)(3)

----------------------------------------------------------------------------------------------------------------------
                                                         Proposed maximum      Proposed maximum
Title of each class of securities      Amount to be       offering price      aggregate offering        Amount of
         to be registered               registered          per share               price           registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value(1)           986,737            $4.50(1)           $4,440,316.50            $562.59
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
underlying Warrants A to Purchase
Common Stock (2)                         1,136,737            $5.50(2)           $6,252,053.50            $792.14
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
underlying Warrants B (3) to
Purchase Common Stock                      986,737            $3.50(3)           $3,453,579.50            $437.57
----------------------------------------------------------------------------------------------------------------------
Total                                    3,110,211                              $14,145,949.50          $1,792.30
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely to calculate the registration fee pursuant to Rule 457 of the Securities Act. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on February 20, 2004.
(2) Represents shares of common stock issuable upon the exercise of Warrants A. Each warrant entitles the Holder to purchase shares of common stock at an exercise price of $5.50 per share.
(3) Represents shares of common stock issuable upon the exercise of Warrants B. Each warrant entitles the Holder to purchase shares of common stock at an exercise price of $3.50 per share.

This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar adjustment to the warrants.

PROSPECTUS

Selling shareholders hold all of the shares that we are registering. Our common stock shares are quoted on the OTC Bulletin Board under the symbol "XFNE". There is currently only a limited market in our common stock and we do not know whether an active market in our common stock will develop. We will not receive proceeds from the sale of shares by the selling shareholders. We will receive proceeds from the exercise of Warrants A and Warrants B, if and to the extent that any of the Warrants A and B are exercised.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. Our selling shareholders may not sell these securities offered pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion Dated February 23, 2004

                                   XFONE, INC.
  986,737 SHARES OF OUR COMMON STOCK ARE BEING OFFERED BY SELLING SHAREHOLDERS;
    1,136,737 SHARES OF OUR COMMON STOCK ARE ISSUABLE IN CONNECTION WITH THE
       EXERCISE OF WARRANTS A; AND 986,737 SHARES OF OUR COMMON STOCK ARE
            ISSUABLE IN CONNECTION WITH THE EXERCISE OF WARRANTS B.

This prospectus relates to the resale by certain selling shareholders of our common stock of up to 3,110,211 shares of our common stock in connection with the resale of: (a) up to 986,737 shares of our common stock which we issued in our private placement; (b) up to 1,136,737 shares of our common stock which may be issued upon the exercise of Warrants A issued in connection with our private placement; and (c) up to 986,737 shares of our common stock which may be issued upon the exercise of Warrants B issued in connection with our private placement.

We will not receive proceeds from the resale of the shares of our common stock by the selling shareholders; however, we will receive proceeds from the exercise of the warrants, if and to the extent that any of the warrants are exercised. The selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling shareholders will pay all brokerage commissions and discounts attributable to the sale of the shares plus brokerage fees. We are responsible for all other costs, expenses and fees incurred in registering the shares offered by this Prospectus. Our common stock is traded on the National Association of Security Dealers OTC Bulletin Board under the symbol "XFNE." On February 20, 2004, the closing bid price of our common stock was $4.30.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Our selling shareholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

Preliminary

                              Offering Information

--------------------------------------------------------------------------------------------------------
                       Price to              Underwriting           Estimated             Proceeds to
                       Public(1)             Discounts and          Offering              Company
                                             Commissions(2)         Expenses
--------------------------------------------------------------------------------------------------------
Per Share              $0.0                  N/A                    N/A                   N/A
------------------------------------------------------------------------------------------------------
Total                  $0.0

(1) Does not include offering costs, including filing, legal, accounting and miscellaneous fees incurred or expected to be incurred of approximately $238,287. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

(2) We will not receive proceeds from the sale of shares from the selling shareholders; however, we will receive proceeds from the exercise of the Warrants A and B, if and to the extent any of the Warrants A and B are exercised.

The date of this Preliminary Prospectus Statement is February 23, 2004.

INSIDE FRONT COVER OF PROSPECTUS
Until 90 days after the date of this prospectus, or until _______________, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. As used in this prospectus the terms "we", "us", "our", and "Xfone" mean Xfone, Inc., unless otherwise indicated.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you read the entire prospectus.

                                TABLE OF CONTENTS

PART I - INFORMATION REQUIRED IN PROSPECTUS
Front of Registration Statement and Outside Front Cover of Prospectus .........1
Inside Front and Outside Back Cover Pages of Prospectus......................2-3
     Summary Information.....................................................  4
     Risk factors............................................................  7

If any of our agreements with service providers that provide us with telephone routing and switching services are terminated, or if any of the service providers cease doing business, our operations, revenues, and potential profitability may be adversely affected.

We are subject to extensive regulation in the United Kingdom and foreign countries which may lead us to incur increased business costs and negative effects upon our revenues and potential profitability.

If our information and billings systems are unable to function properly as our operations grow, we may experience system disruptions, reduced levels of customer service, and a declining customer base and revenues.

Terrorist attacks, war, or armed conflict or political/economic events or upheavals in foreign countries where we conduct business may negatively affect our revenues and results of operations.

If we are not able to obtain financing as we grow our business, we will have to curtail these plans and the value of your investment may be negatively affected.

Our revenues and our potential profitability may be negatively affected because we do not have a controlling interest or management control of Story Telecom and/or if our joint venture with Story Telecom is terminated.

The demand for our services fluctuates during certain periods which will negatively affect our revenues and make it difficult for you to determine whether our business will be successful.

U.S. investors may incur increased legal fees and have difficulty enforcing liabilities or bringing actions against us because our operating subsidiary is not a U.S. corporation.

Our management decisions are made by our founder and Chairman of our Board of Directors, Abraham Keinan, and our Principal Executive Officer/President, Guy Nissenson; if we lose their services, our operations will be negatively impacted.

Our management has significant control over stockholder matters, which may affect the ability of minority stockholders to influence our activities.

Our operations are subject to possible conflicts of interest regarding Swiftnet's agreements with Campbeltown Business, Ltd. and Abraham Keinan which may not be resolved in a manner favorable to our minority shareholders.

Our common stock is thinly traded and an active trading market for our common stock may never develop

The price of our common stock is subject to dilution and illiquidity, and the resale of the shares being registered in this Prospectus may negatively affect the price of our common stock.

We are subject to SEC penny stock and state regulatory related risks, which may affect which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Should we breach certain terms of our agreements with the selling shareholders, we may be subject to penalties or other liabilities which may dilute the value of our common stock and negatively affect our potential profitability.

Forward Looking Statements .................................................   4
The Offering ...............................................................   5
Use of Proceeds ............................................................  12
Determination of Offering Price ............................................  13
Dilution ...................................................................  13
Selling Shareholders .......................................................  13
Plan of Distribution .......................................................  17
Legal Proceedings ..........................................................  19
Directors, Executive Officers, Promoters and Control Persons................  19
Security Ownership of Certain Beneficial Owners and Management..............  21
Description of Securities...................................................  24
Interest of Named Experts and Counsel.......................................  25
Disclosure of Commission Position on Indemnification........................  25
Organization within Last Five Years.........................................  26
Description of Business.....................................................  28
Management's Discussion and Analysis or Plan of Operation...................  39
Description of Property.....................................................  52
Certain Relationships and Related Transactions..............................  52
Market for Common Equity and Related Stockholder Matters....................  54
Executive Compensation......................................................  56
Financial Statements........................................................  58
Changes in and Disagreements with Accountants on Accounting and
  Financial Disclosure......................................................F-42

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
Indemnification of Directors and Officers...................................II-1
Other Expenses of Issuance and Distribution.................................II-1
Recent Sales of Unregistered Securities.....................................II-2
Exhibits
Undertakings

PROSPECTUS SUMMARY

Forward Looking Statement

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may," "should," or "anticipates," or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "Risk Factors," as well as those discussed elsewhere in this prospectus. We undertake no obligation to update or revise any forward-looking statements in this document to reflect any future events or developments.

HOW OUR COMPANY IS ORGANIZED

We were incorporated in the State of Nevada on September 1, 2000 to acquire Swiftnet, Ltd. and to conduct Swiftnet's telecommunications business. Swiftnet was incorporated under the laws of the United Kingdom on February 12, 1990. On October 4, 2000, we acquired all of Swiftnet's issued and outstanding stock in exchange for 2.4 million newly issued shares of our common stock, which represented 55% of our outstanding common stock at the time of the acquisition. As a result, Swiftnet became our subsidiary, the members of Swiftnet's board of directors were appointed to our board of directors, and Swiftnet's officers became our officers. We are authorized to issue 25,000,000 shares of common stock, of which 6,105,445 shares were issued and outstanding as of February 23, 2004. We are authorized to issue 50,000,000 shares of preferred stock of which no shares are issued and outstanding. In connection with our January/February 2004 private placement, we currently have 1,136,737 Warrants A outstanding which are exercisable into 1,136,737 shares of common stock, 986,737 Warrants B outstanding which are exercisable into 986,737 shares of our common stock. In addition, we have 100,000 warrants outstanding without a class designation, such as A or B, which are exercisable into 100,000 shares of our common stock we issued for services rendered to us during January 2004, the underlying common stock shares of which are not being registered in this offering. We currently have 1,600,000 options outstanding to purchase 1,600,000 shares of our common stock outstanding.

WHERE YOU CAN FIND US

Our principal executive offices are located at Britannia House, 960 High Road, London, United Kingdom N12 9RY. Our telephone number is 011.44.845.1087777

ABOUT OUR BUSINESS

We provide long distance voice and data communications services solely through our subsidiary, Swiftnet, Ltd, which has conducted communications service operations in the United Kingdom since 1990. Our customers are located in over 75 countries in Europe, Australia, North America, South America, Asia, and Africa. At least 85% of our revenues are derived from our customers located in the United Kingdom.

Our services include home and business telephone services utilizing access numbers and calling cards. We also provide e-mail and facsimile messaging services, including multiple facsimile distributions, e-mail to facsimile and facsimile to e-mail services.

ABOUT THE OFFERING:

This prospectus relates to the resale by certain security holders of up to 3,110,211 shares of our common stock in connection with the resale of: (a) up to 986,737 shares of our common stock which were issued in our January/February 2004 private placement; (b) up to 1,136,737 shares of our common stock which may be issued upon the exercise of certain Warrants A issued in connection with our January/February 2004 private placement; and (c) up to 986,737 shares of our common stock which may be issued upon the exercise of certain Warrants B issued in connection with our January/February 2004 private placement. We will not receive any proceeds from the resale of the common stock by the selling shareholders; however, we will receive proceeds from the exercise of the Warrants A and B if and to the extent that any of the warrants are exercised. We have agreed to pay all offering expenses. The selling shareholders are offering 986,737 shares of common stock which they already own and an additional 2,123,474 shares of common stock that may be held by them if and to the extent that they exercise Warrants A and B which they currently hold. We are registering the common stock covered by this Prospectus in order to fulfill the obligations we have under agreements with the Selling Shareholders as detailed on page 13 of this Prospectus.

Our common stock is quoted on the OTC Bulletin Board under the symbol ("XFNE"). On February 20, 2004, the bid price of our common stock was $4.30.

                    Selected Historical Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

                                              December 31
                            2002                 2001                  2000
                          Audited               Audited               Audited
IN POUNDS:            ----------------------------------------------------------
REVENUES .......      (pound)3,741,436     (pound)2,658,905     (pound)1,354,746
OPERATING PROFIT        (pound)315,602       (pound)235,336        (pound)97,687
NET INCOME .....        (pound)240,981       (pound)145,606        (pound)69,559
BASIC EPS ......           (pound)0.05          (pound)0.03          (pound)0.02
TOTAL ASSETS ...      (pound)2,169,816     (pound)1,569,336       (pound)968,544
LONG TERM DEBT .         (pound)66,193        (pound)50,488        (pound)40,676

                                                   December 31
CONVENIENCE TRANSLATION           2002                2001               2000
IN DOLLARS @1.6:1:              ------------------------------------------------
Revenues ..............         $5,986,298         $4,254,248         $2,167,594
Operating profit ......         $  504,964         $  376,538         $  156,299
Net Income ............         $  385,570         $  232,970         $  111,294
Basic EPS .............         $     0.08         $     0.05         $     0.03
Total Assets ..........         $3,471,706         $2,510,938         $1,549,670
Long Term Debt ........         $  105,909         $   80,781         $   65,082

                                                           Nine Months Ended September 30 (Unaudited)
                           -----------------------------------------------------------------------------------------------------
                                2003                2002               2001              2003            2002            2001
                           -----------------------------------------------------      ------------------------------------------
                                             British Pounds                                     United States Dollars
                                               Unaudited                                              Unaudited
Revenues .................(pound)4,968,263   (pound)2,817,727   (pound)1,783,035      $8,296,999      $4,367,478      $2,549,740
Operating Profit .........         384,090            308,909            188,553         641,431         478,811         269,631
Net Income ...............         299,920            209,048            145,987         500,866         324,028         208,761
Basic Net Income per share            0.06               0.04               0.03            0.10            0.06            0.04
Total Assets .............       3,485,790          2,380,189          1,629,721       5,821,269       3,689,293       2,330,501
Long Term Debt ...........         101,361             46,135             34,934         169,273          71,510          60,710

                       Statement of Operation (Unaudited)
                 Eleven Months Ended November 30, 2003 and 2002

                                     2003                                2002
                       ---------------------------------   ---------------------------------
                           British          U.S. Dollars       British          U.S. Dollars
                           Pounds                              Pounds
                          Unaudited                           Unaudited
                       ----------------     ------------   ----------------     ------------
Revenues ............  (pound)6,573,600     $ 11,306,593   (pound)3,457,710     $  5,532,336
Cost of Revenues ....         4,225,840        7,268,444          2,060,048        3,296,077
                       ----------------     ------------   ----------------     ------------
Gross Profit ........         2,347,761        4,038,149          1,397,662        2,236,259

R&D .................            37,220           64,018             29,850           47,760
Marketing & Selling .           952,604        1,638,479            270,590          432,944
G&A .................           804,313        1,383,418            794,557        1,271,291
                       ----------------     ------------   ----------------     ------------
Total operational exp        (1,794,137)      (3,085,915)        (1,094,997)      (1,751,995)
Operating Profit ....           553,624          952,233            302,665          484,264
Financing expenses ..           (24,779)         (42,619)           (11,500)         (18,400)
Other income ........             4,700            8,084             10,000           16,000
                       ----------------     ------------   ----------------     ------------
Income before Taxes .           533,545          917,698            301,165          481,864
Tax .................          (117,381)        (201,896)           (84,326)        (134,922)
                       ----------------     ------------   ----------------     ------------
Net Income ..........           416,164          715,802            216,839          346,942

Earning per Share:
Basic ...............              0.08     $       0.14               0.04             0.07
Diluted .............              0.07     $       0.12               0.04             0.06

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE PROSPECTIVE INVESTORS THAT WE WILL CONTINUE OPERATIONS OR MAKE A PROFIT IN THE FUTURE. NO PURCHASE OF THE COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO CANNOT AFFORD A TOTAL LOSS OF HIS OR HER INVESTMENT.

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any shares of our common stock.

IF ANY OF OUR AGREEMENTS WITH SERVICE PROVIDERS THAT PROVIDE US WITH TELEPHONE ROUTING AND SWITCHING SERVICES ARE TERMINATED, OR IF ANY OF THE SERVICE PROVIDERS CEASE DOING BUSINESS, OUR OPERATIONS, REVENUES, AND POTENTIAL PROFITABILITY MAY BE ADVERSELY AFFECTED.

Should any of our agreements with our primary service providers, WorldCom International, Ltd., Teleglobe, British Telecom, Openair and ITXC be terminated or any such companies cease doing business, we would attempt to secure new agreements with providers or we would have to reprogram the systems for our direct access customers, from our service provider switches to another provider; however, the occurrence of either event may cause disruptions in service, prolonged interruptions, or a cessation of our customer services, all of which could negatively affect our operations, revenues and potential profitability.

WE ARE SUBJECT TO EXTENSIVE REGULATION IN THE UNITED KINGDOM AND FOREIGN COUNTRIES WHICH MAY LEAD US TO INCUR INCREASED BUSINESS COSTS AND NEGATIVE EFFECTS UPON OUR REVENUES AND POTENTIAL PROFITABILITY.

Our business operates in at least 75 countries, all of which have different regulations, jurisdictions, and standards and controls related to licensing, telecommunications, import/export, currency and trade. Regulatory changes pertaining to future regulatory classification of Internet related telephone services, otherwise known as VoIp telephony, may lead to burdensome regulatory requirements and fees, as well as additional interconnection fees to carriers and changes in access charges, universal service, and regulatory fee payments, which would affect our long distance services related costs, may have a material impact upon our ability to conduct business, as well as our revenues. Our compliance with foreign rules and regulations may lead to increased costs of doing business or reduced revenues from having to decrease or eliminate our business in certain foreign countries, all of which may negatively affect our potential profitability. For more detailed information regarding our foreign business, please see our "Description of Business" Section beginning at page 28.

IF OUR INFORMATION AND BILLINGS SYSTEMS ARE UNABLE TO FUNCTION PROPERLY AS OUR OPERATIONS GROW, WE MAY EXPERIENCE SYSTEM DISRUPTIONS, REDUCED LEVELS OF CUSTOMER SERVICE, AND A DECLINING CUSTOMER BASE AND REVENUES.

Over the past two years, our business revenues and operations have more than doubled. We now handle at least 3,000,000 transactions on a daily basis with over 10,000 customers located in 75 countries. Accordingly, our information and billing systems are under increasing stress. We use internally developed systems to operate our services and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use. Furthermore, in the future, we may add features and functionality to our products and services using internally developed or third party licensed technologies. Our inability to add software and hardware or develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems or provide new features or functionality, may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, collection difficulties, and delays in reporting accurate financial information. Any such failure could cause system disruptions, reduced levels of customer service, and a declining customer base and revenues.

TERRORIST ATTACKS, WAR, OR ARMED CONFLICT OR POLITICAL/ECONOMIC EVENTS OR UPHEAVALS IN FOREIGN COUNTRIES WHERE WE CONDUCT BUSINESS MAY NEGATIVELY AFFECT OUR REVENUES AND RESULTS OF OPERATIONS.

Terrorist attacks in Great Britain or Great Britain's involvement in the war with Iraq or other armed conflict or political/economic events in other countries where we conduct business, may negatively impact consumer confidence and spending in Great Britain, as well as spending in the other countries where we conduct our business. Any such occurrences could lead to interruption in our services and could negatively affect our revenues and results of operations.

IF WE ARE NOT ABLE TO OBTAIN FINANCING AS WE GROW OUR BUSINESS, WE WILL HAVE TO CURTAIL THESE PLANS AND THE VALUE OF YOUR INVESTMENT MAY BE NEGATIVELY AFFECTED.

Our future business will involve substantial costs, primarily those costs associated with marketing, business development, and possible acquisitions. If our revenues are insufficient to fund our operations as we grow our business, we may need traditional bank financing or financing from debt or equity offerings. However, if we are unable to obtain financing when needed, we may be forced to curtail our operations, which could negatively affect our revenues and potential profitability and the value of your investment.

OUR REVENUES AND OUR POTENTIAL PROFITABILITY MAY BE NEGATIVELY AFFECTED BECAUSE WE DO NOT HAVE A CONTROLLING INTEREST OR MANAGEMENT CONTROL OF STORY TELECOM AND/OR IF OUR JOINT VENTURE WITH STORY TELECOM IS TERMINATED.

Our subsidiary, Swiftnet, established a joint business with Mr. Nir Davidson to develop, sell, market, and distribute telecommunications products bearing the name of Story Telecom Ltd. Our joint venture with Story Telecom accounted for at least 25% of our revenues during 2003, and we expect it to account for at least 25% in the foreseeable future. If for any reason our joint venture with Story Telecom is terminated, our revenues and potential profitability may be adversely affected. In addition, under our agreement with Story Telecom Ltd., our subsidiary, Swiftnet, has a 40% interest in Story Telecom while Nir Davidson has a 60% interest and is Story Telecom's Managing Director. Because we do not have a controlling interest in or management control of Story Telecom, our strategic objectives may be impeded, which also may negatively affect our revenues and potential profitability.

THE DEMAND FOR OUR SERVICES FLUCTUATES DURING CERTAIN PERIODS WHICH WILL NEGATIVELY AFFECT OUR REVENUES AND MAKE IT DIFFICULT FOR YOU TO DETERMINE WHETHER OUR BUSINESS WILL BE SUCCESSFUL.

Our business is characterized by a lower demand for our services during the months of April, August and December. Because our revenues correspond to the demand for our services, our revenues will be lower during those months and will reflect lower earnings, and make it difficult for you to assess whether our business will be successful.

U.S. INVESTORS MAY INCUR INCREASED LEGAL FEES AND HAVE DIFFICULTY ENFORCING LIABILITIES OR BRINGING ACTIONS AGAINST US BECAUSE OUR OPERATING SUBSIDIARY IS NOT A U.S. CORPORATION.

All of our operations are conducted through our subsidiary, Swiftnet, Ltd., which is incorporated and located in the United Kingdom, and all of our assets are located outside the United States. In addition, our executive officer and all of our directors are foreign citizens. As a result, it may be expensive, difficult or impossible for United States investors to obtain service of process upon us within the United States or to enforce or collect judgments against us for civil liabilities in United States courts.

OUR MANAGEMENT DECISIONS ARE MADE BY OUR FOUNDER AND CHAIRMAN OF OUR BOARD OF DIRECTORS, ABRAHAM KEINAN, AND OUR PRINCIPAL EXECUTIVE OFFICER/PRESIDENT, GUY NISSENSON; IF WE LOSE THEIR SERVICES, OUR OPERATIONS WILL BE NEGATIVELY IMPACTED.

The success of our business is dependent upon the expertise of our Chairman of the Board, Abraham Keinan, and our Principal Executive Officer/President, Guy Nissenson. Because Messrs. Keinan and Nissenson are essential to our operations, you must rely solely on their management decisions. Messrs. Keinan and Nissenson will continue to control our business affairs after the offering. We have not entered into any agreement with Messrs. Keinan or Nissenson that would prevent them from leaving our company, nor have we obtained any "key man" life insurance relating to them. There is no assurance that we would be able to hire and retain another Chairman of the Board or President/Principal Executive Officer/Principal Financial Officer/Principal Accounting Officer with comparable experience. As a result, the loss of either Mr. Keinan's or Mr. Nissenson's services would have a materially adverse affect upon our business, financial condition, and results of operation.

OUR MANAGEMENT HAS SIGNIFICANT CONTROL OVER STOCKHOLDER MATTERS, WHICH MAY AFFECT THE ABILITY OF MINORITY STOCKHOLDERS TO INFLUENCE OUR ACTIVITIES.

Collectively, our officers/directors beneficially own approximately 66.25% of our outstanding common stock. In addition, our Principal Executive Officer/President, Guy Nissenson has significant influence over an additional 11.8% of our common stock, which is owned by Campbeltown Business, Ltd., an entity controlled by Mr. Nissenson and his family. Also, as a result of Irrevocable Proxies signed by the Selling Shareholders identified in this Prospectus, Mr. Nissenson has an additional 969,237 shares that he may vote, representing an additional 15.9% of our common stock. Therefore, our officers/directors potentially may vote 93.95% of our common stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants. As such, our officers/directors and their family members control the outcome of all matters submitted to a vote of the holders of our common stock, including the election of our directors, amendments to our certificate of incorporation and approval of significant corporate transactions. Additionally, our officers/directors could delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

OUR OPERATIONS ARE SUBJECT TO POSSIBLE CONFLICTS OF INTEREST REGARDING SWIFTNET'S AGREEMENTS WITH CAMPBELTOWN BUSINESS, LTD. AND ABRAHAM KEINAN WHICH MAY NOT BE RESOLVED IN A MANNER FAVORABLE TO OUR MINORITY SHAREHOLDERS.

Since May 2000, Swiftnet, Ltd., our subsidiary, has a consulting agreement with Campbeltown Business, Ltd., a privately held company that is owned by our Principal Executive Officer/President, Guy Nissenson, and his family. This agreement expires in November 2004. This agreement provides for cash payments of $2,946 each month to Campbeltown Business, Ltd. for consulting services and an additional monthly performance bonus based upon Swiftnet attaining certain revenue levels. During June 2000, Swiftnet, Ltd. entered into a Stock Purchase Agreement with our Chairman of the Board, Abraham Keinan, and Campbeltown Business, Ltd. This agreement provides for compensation to Campbeltown Business Ltd., in the form of options and stock, including an outstanding option to acquire a 10% interest in Swiftnet for $200,000. In addition, this agreement also prohibits us from issuing additional shares or equity rights without a written agreement from Campbeltown Business, Ltd., and grants them under certain conditions a right of first refusal on any securities offering we conduct until December 31, 2005. These agreements were not negotiated at "arms length" and are subject to potential conflicts of interest that may not be resolved in a manner favorable to our minority shareholders. These agreements will enable Campbeltown Business, Ltd. to exert significant influence over our future operations, including our future equity financing transactions. You should be aware that any stock issuances to Campbeltown Business, Ltd. will dilute your percentage stock ownership. For more detailed information regarding these agreements, please see our "Organization within the Last Five Years" Section at page 26.

OUR COMMON STOCK IS THINLY TRADED AND AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK MAY NEVER DEVELOP

Trading in stocks quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the Nasdaq Small Cap or a stock In the absence of an active trading market: (a) investors may have difficulty buying and selling or obtaining market quotations; (b) market visibility for our common stock may be limited; and (c) a lack of visibility for our common stock may have a depressive effect on the market price for our common stock. Our common stock is quoted on the OTC Bulletin Board.

Accordingly, you may have difficulty reselling any of the shares you purchase from the selling shareholders.

THE PRICE OF OUR COMMON STOCK IS SUBJECT TO DILUTION AND ILLIQUIDITY, AND THE RESALE OF THE SHARES BEING REGISTERED IN THIS PROSPECTUS MAY NEGATIVELY AFFECT THE PRICE OF OUR COMMON STOCK.

As a result of the shares which we are registering for the selling stockholders, you may have difficulty selling your shares at the current trading price of our common stock. When this registration statement is declared effective, the selling shareholders may be reselling up to an additional 3,110,211 shares of our common stock, assuming the selling shareholders resell the 2,123,474 shares of our common stock from the exercise of all of the A and B warrants. As a result, a substantial number of our shares of common stock will be available for immediate resale, which could have an adverse effect on the price of our common stock. Any such decreases in the price of our common stock, may cause purchasers who acquire shares from the selling stockholders, to lose some or all of their investment. To the extent any of the selling stockholders exercise any of their warrants, and then resell the shares of common stock issued to them upon such exercise, the price of our common stock may decrease even further due to the additional shares of common stock in the market. The exercise of the warrants and outstanding options into common stock will substantially dilute existing stockholders and likely have a negative affect on the market price of our common stock. As of February 23, 2004, we had outstanding options of 1,600,000 to purchase 1,600,000 shares of our common stock. As of February 23, 2004, we had 2,123,474 Warrants A and B to acquire as many as 2,123,474 shares of our common stock, which exclusively represent the warrants held by the selling shareholders to acquire shares of common stock. We lack control over the timing of any exercise or the number of shares offered or sold if the selling shareholders exercise all or a portion of the Warrants A and B.

WE ARE SUBJECT TO SEC PENNY STOCK AND STATE REGULATORY RELATED RISKS, WHICH MAY LIMIT YOUR ABILITY TO BUY AND SELL OUR STOCK AND HAVE AN ADVERSE EFFECT ON THE MARKET FOR OUR SHARES.

Because our stock is a penny stock, trading of our stock may be restricted by the SEC's penny stock regulations which limit a stockholder's ability to buy and sell our stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock. In addition to the "penny stock" rules described above, the NASD has adopted rules requiring that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

State securities laws may limit secondary trading, which may restrict the sale of our common stock in certain states which may make it difficult for shareholders to sell our shares.

Secondary trading in common stock by the selling shareholders will not be possible in each state until our common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in each respective state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, our common stock may not be offered or sold to, or purchased by, a resident of that particular state. In the event that a significant number of states refuse to permit secondary trading of our common stock, the market for our common stock could be adversely affected.

SHOULD WE BREACH CERTAIN TERMS OF OUR AGREEMENTS WITH THE SELLING SHAREHOLDERS, WE MAY BE SUBJECT TO PENALTIES OR OTHER LIABILITIES WHICH MAY DILUTE THE VALUE OF OUR COMMON STOCK AND NEGATIVELY AFFECT OUR POTENTIAL PROFITABILITY.

In connection with our January/February 2004 private placement, we entered into agreements with selling shareholders which subject us to possible penalties, as follows:

A. Legend Removal Failure - We agreed to remove the restrictive legends on the selling shareholder certificates in compliance with state and federal laws. The penalties vary among the selling shareholders, but are either:

      o Within 12 months of the purchase date, if we fail to cause the legend to be removed as of the 14th business day after the selling shareholder has made a request for the legend removal, the selling shareholder may require us to pay him or her an amount equal to 130% of his purchase price for all or a portion of the shares and warrant shares he or she purchased;

      o Within 24 months of the purchase date, if we fail to remove the restrictive legend after 3 trading days following delivery of the certificate to either our transfer agent or to us (the Legend Removal Date), the shareholder may require us to pay him either: (i) $10 per trading day per $1000 worth of purchased shares and/or warrant shares, the worth being based upon the stock's closing price on the Legend Removal Date, and after 5 trading days, $20 per trading day per $1000 worth of purchased shares and/or warrant shares; or (ii) an amount equal to 130% of his purchase price for all or a portion of the shares and warrant shares he purchased.

Any such penalties will increase our liabilities and may negatively affect our potential profitability.

B. Rights of Participation in Additional Financing - We may be required to allow selling shareholders the right to participate in any subsequent financings that we may offer. The terms vary as to the maximum percentage of the financings in which each selling shareholder may participate, and, if our subsequent financing has the effect of issuing shares below the $3.00 per share price paid by the selling shareholders, we may be required to adjust the selling shareholder's purchase price to that same lower price.

Should we be subjected to any of these penalties, the value of our common stock may be diluted and our potential profitability may be negatively affected.

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may," "should," or "anticipates," or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "Risk Factors," as well as those discussed elsewhere in this prospectus. We undertake no obligation to update or revise any forward-looking statements in this document to reflect any future events or developments.

USE OF PROCEEDS

We have registered these shares because of registration rights granted to the investors in our recent private equity financing and the other selling shareholders. We will not receive any proceeds from the shares of the common stock offered hereby that are being registered for the selling shareholders named in this prospectus. As a result, we will not receive any proceeds from the resale of the common stock by selling shareholders. We have received proceeds of approximately $2,907,700 from the sale of restricted shares of common stock to the selling shareholders and we could receive up to a gross of $9,705,632, from the exercise of the Warrants A and B when and if all were exercised. The gross proceeds received form the exercise of the warrants will be used as set forth in the table below.

The following table represents estimates only. The actual amounts may vary from these estimates.

------------------------------------------------------------------------
            Use of Funds               Funds Received from Exercise of
                                        Warrants A and B (Assuming all
                                           warrants are exercised)
------------------------------------------------------------------------
Working capital* and/or investment
in equipment** and/or acquisitions
and/or business development***                               $9,705,633
------------------------------------------------------------------------

* Working capital use of funds would be used for possible growth in our business, including general corporate purposes, general and administrative expenses, salaries, and financing additional receivables.
**Investment in equipment would be used for telecommunications equipment, such as a switch to expand out capacity.
***Business development would be used to expand activities and operations in existing countries where we do business and additional countries by establishing local companies or acquiring existing companies or through joint ventures.

DETERMINATION OF OFFERING PRICE

Not applicable

DILUTION

Not Applicable. We are not offering any shares in this Registration Statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

Transaction Overview

On February 12, 2004, we closed an offering of 986,737 shares of common stock, with 1,136,737 Warrants A and 986,737 Warrants B. We sold 969,237 shares of common stock with a Warrant A and B attached for aggregate proceeds of $2,907,700. Each Warrant A, which is not freely transferable, entitles the owner to purchase one share, until not later than January/February 2009 at an exercise price of $5.50. Each Warrant B, which is not freely transferable, entitles the owner to purchase one share, until not later than until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange. The Warrants B are exercisable at an exercise price of $3.50. We sold shares with attached Warrants A and B to a total of 16 persons and 8 entities whom we had reasonable grounds to believe were accredited investors. Each of the investors: (a) had access to business and financial information concerning us, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in our common stock. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

In addition, we issued the following for services rendered to us: (a) 17,500 shares, Warrants A to purchase 17,500 shares of our common stock and Warrants B to purchase 17,500 shares of our common stock to Stern and Company; and (b) 100,000 Warrants A to our attorneys, Hamilton, Lehrer & Dargan, P.A. In connection with our private placement of securities we utilized the assistance of Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, as a finder and granted $162,800 and Warrants A to purchase 50,000 shares of our common stock for Oberon Group's services. The Warrants A and B will be exercisable at the same prices and under the same term as described above.

The selling shareholders may offer and sell, from time to time, any or all of the common stock issued and the common stock issuable to them upon exercise of the Warrants A and B. Because the selling shareholders may offer all or only some portion of the 3,110,211 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling shareholders as of February 23, 2004, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder.

None of the selling shareholders has any position, office or material relationship with us. Except as otherwise, indicated, all securities are owned directly by each selling shareholder.

Notwithstanding the foregoing, the following table assumes that the warrants issued in our private placement will be exercised upon the effectiveness of this registration statement.

---------------------------------------------------------------------------------------------------------------------



                                   Common Shares     Warrant A        Warrant B
Name of Selling Security            owned by the   Warrants owned   Warrants owned   Number of Shares
   Holder and Position,               Selling      by the Selling   by the Selling    Issuable Upon
    Office or Material            Security holder     Security     Security holder  Exercise of all of  Total Shares
  Relationship with us.                 (2a)         holder(2a)         (2a)         the Warrants(2a)  Registered(3a)
---------------------------------------------------------------------------------------------------------------------
Ecker, Arik(1) .....................    5,000          5,000            5,000             10,000             15,000
---------------------------------------------------------------------------------------------------------------------
Ecker, Zwi(2) ......................    8,500          8,500            8,500             17,000             25,500
---------------------------------------------------------------------------------------------------------------------
Langbart, Simon(3) .................   13,000         13,000           13,000             26,000             39,000
---------------------------------------------------------------------------------------------------------------------
Langbart, Robert(4) ................    5,000          5,000            5,000             10,000             15,000
---------------------------------------------------------------------------------------------------------------------
Derman, Michael ....................    3,000          3,000            3,000              6,000              9,000
---------------------------------------------------------------------------------------------------------------------
Derman, Errol(5) ...................    7,000          7,000            7,000             14,000             21,000
---------------------------------------------------------------------------------------------------------------------
Sobel, Yuval Haim(6) ...............    8,000          8,000            8,000             16,000             24,000
---------------------------------------------------------------------------------------------------------------------
Sobel, Zvi(7) ......................    8,000          8,000            8,000             16,000             24,000
---------------------------------------------------------------------------------------------------------------------
Tenram Investments, Ltd.(8) ........    8,400          8,400            8,400             16,800             25,200
---------------------------------------------------------------------------------------------------------------------
Zinn, Michael ......................   10,000         10,000           10,000             20,000             30,000
---------------------------------------------------------------------------------------------------------------------
Weiss, Michael .....................   20,000         20,000           20,000             40,000             60,000
---------------------------------------------------------------------------------------------------------------------
Countrywide Partners, LLC(9) .......   50,000         50,000           50,000            100,000            150,000
---------------------------------------------------------------------------------------------------------------------
WEC Partners, LLC(10) ..............   16,667         16,667           16,667             33,334             50,001
---------------------------------------------------------------------------------------------------------------------
Platinum Partners Value
Arbitrage Fund LP(11) ..............  100,000        100,000          100,000            200,000            300,000
---------------------------------------------------------------------------------------------------------------------
Levy, Oded .........................   16,667         16,667           16,667             33,334             50,001
---------------------------------------------------------------------------------------------------------------------
Crestview Capital Master LLC(12) ...  500,000        500,000          500,000          1,000,000          1,500,000
---------------------------------------------------------------------------------------------------------------------
Southridge Partners, LP(13) ........   66,667         66,667           66,667            133,334            200,001
---------------------------------------------------------------------------------------------------------------------
Breslawsky, Adam ...................    5,000          5,000            5,000             10,000             15,000
---------------------------------------------------------------------------------------------------------------------
Epstein, Michael ...................    6,667          6,667            6,667             13,334             20,001
---------------------------------------------------------------------------------------------------------------------
Frank, Stephen .....................   13,334         13,334           13,334             26,668             40,002
---------------------------------------------------------------------------------------------------------------------
Southshore Capital Fund LTD(14) ....   66,667         66,667           66,667            133,334            200,001
---------------------------------------------------------------------------------------------------------------------
Stern & Co.(15) ....................   17,500         17,500           17,500             35,000             52,500
---------------------------------------------------------------------------------------------------------------------
Hamilton, Lehrer & Dargan(16) ......        0        100,000                0            100,000            100,000
---------------------------------------------------------------------------------------------------------------------
Lobel, Joshua ......................    3,334          3,334            3,334              6,668             10,002
---------------------------------------------------------------------------------------------------------------------
Kazam, Joshua ......................    8,334          8,334            8,334             16,668             25,002
---------------------------------------------------------------------------------------------------------------------
The Oberon Group, LLC(17) ..........   20,000         70,000           20,000             90,000            110,000
---------------------------------------------------------------------------------------------------------------------
Total ..............................  986,737              7                7                  4                 11
---------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------
                                      Number of Shares
                                      Owned by Selling
                                    Security holder After
                                    Offering and Percent
Name of Selling Security            of Total Issued and
   Holder and Position,              Outstanding (1a)(2a)
    Office or Material                # of Shares % of
  Relationship with us.                    Class
----------------------------------------------------------
Ecker, Arik(1) ...................        <1%/0
----------------------------------------------------------
Ecker, Zwi(2) ....................        <1%/0
----------------------------------------------------------
Langbart, Simon(3) ...............        <1%/0
----------------------------------------------------------
Langbart, Robert(4) ..............        <1%/0
----------------------------------------------------------
Derman, Michael ..................        <1%/0
----------------------------------------------------------
Derman, Errol(5) .................        <1%/0
----------------------------------------------------------
Sobel, Yuval Haim(6) .............        <1%/0
----------------------------------------------------------
Sobel, Zvi(7) ....................        <1%/0
----------------------------------------------------------
Tenram Investments, Ltd.(8) ......        <1%/0
----------------------------------------------------------
Zinn, Michael ....................        <1%/0
----------------------------------------------------------
Weiss, Michael ...................        <1%/0
----------------------------------------------------------
Countrywide Partners, LLC(9) .....        2.5%/0
----------------------------------------------------------
WEC Partners, LLC(10) ............        <1%/0
----------------------------------------------------------
Platinum Partners Value
Arbitrage Fund LP(11) ............        4.9%/0
----------------------------------------------------------
Levy, Oded .......................        <1%/0
----------------------------------------------------------
Crestview Capital Master LLC(12) .        24.6%/0
----------------------------------------------------------
Southridge Partners, LP(13) ......        3.3%/0
----------------------------------------------------------
Breslawsky, Adam .................        <1%/0
----------------------------------------------------------
Epstein, Michael .................        <1%/0
----------------------------------------------------------
Frank, Stephen ...................        <1%/0
----------------------------------------------------------
Southshore Capital Fund LTD(14) ..        3.3%/0
----------------------------------------------------------
Stern & Co.(15) ..................        <1%/0
----------------------------------------------------------
Hamilton, Lehrer & Dargan(16) ....        1.6%/0
----------------------------------------------------------
Lobel, Joshua ....................        <1%/0
----------------------------------------------------------
Kazam, Joshua ....................        <1%/0
----------------------------------------------------------
The Oberon Group, LLC(17) ........        <1%/0
----------------------------------------------------------
Total ............................
----------------------------------------------------------

The number of shares indicated includes shares acquired directly from us by the Selling Shareholders as well as shares which are issuable upon the exercise of warrants held by the Selling Shareholders.

We intend to seek qualification for sale of the shares in those states where the shares will be offered. That qualification is necessary to resell the shares in the public market in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve resales of the shares.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

----------

(1a) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 6,105,445 common shares issued and outstanding on February 23, 2004.
(2a) The number of shares of common stock listed as beneficially owned by such selling shareholder represents the number of shares of common stock currently owned and potentially issuable upon exercise of all A and B warrants.
(3a) Includes 1,136,737 shares of common stock issuable upon exercise of the A warrants purchased in our private placement which are exercisable at $5.50 per share and 986,737 shares issuable upon exercise of the B warrants which are exercisable at $3.50 per share. The A warrants are exercisable until January/February 2009. The B warrants are exercisable until the earlier of 10 days after the registration statement is declared effective or 10 days after our common stock will be trading on NASDAQ Small Cap or the American Stock Exchange.

(1) Arik Ecker is the son of Zwi Ecker.
(2) Zwi Ecker is the father of Arik Ecker.
(3) Simon Langbart is the son of Robert Langbart.
(4) Robert Langbart is the father of Simon Langbart.
(5) Errol Derman is the father of Michael Derman and the father-in-law of Simon Langbart.
(6) Yuval Haim Sobel is the son of Zvi Sobel
(7) Zvi Sobel is the father of Yuval Haim Sobel
(8) Tenram Investments, Ltd. Ltd is incorporated in Israel and is owned, managed, and controlled by Dr. Ariel Halperin.
(9) Countrywide Partners, LLC is incorporated in Delaware and is owned, managed, and controlled by Mr. Harry Adler.
(10) WEC Partners, LLC is a Delaware limited liability which is owned and controlled by Ethan Benovitz, Daniel Saks, and Jaime Hartman. 11 Platinum Partners Value Arbitrage Fund LP is a Cayman Islands based limited partnership; Mark Nordlicht is the Managing Member of the General Partner, Platinum Management Fund LP, which is a limited liability company registered in New York.
(12) Crestview Capital Master LLC is a limited liability company registered in Delaware controlled by Richard Levy and Stuart Flink. The fund is affiliated with Dillion Capital, a registered broker-dealer owned by Mr. Flink.
(13) Southridge Partners, LP is registered as a limited partnership in Delaware and is located in Ridgefield, Connecticut; Stephen Hicks is the President of the limited partnership's General Partner, Southridge Capital Management.
(14) Southshore Capital Fund LTD is a corporation registered in the Cayman Islands; Navigator Management is the Corporate Director of Southshore Capital Fund LTD and the Director and control person of Navigator Management is David Sims.
(15) 17,500 shares of our common stock are being offered by Selling Shareholder Stern and Company that were issued to Stern and Company on or about January 9, 2004 in exchange for services rendered by Stern and Company and, upon the exercise of A and B warrants issued to Stern and Company, an additional 35,000 shares of our common stock. Stern and Company is a Limited Liability company registered in the state of New York which is owned, managed, and controlled by Mr. Shai Stern.
(16) 100,000 shares of our common stock upon exercise of 100,000 A warrants issued to Hamilton, Lehrer & Dargan, P.A. on or about January 22, 2004. Brenda Lee Hamilton is the sole shareholder, officer and director of Hamilton, Lehrer & Dargan, P.A.
(17) The Oberon Group, LLC is a limited liability company registered in New York, which is owned, managed, and controlled by Adam Breslawsky, who is also a selling shareholder. The Oberon Group, LLC was our finder in our January/February private placement.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell all or a portion of the shares of common stock on any market where our common stock may be listed or quoted (currently the National Association of Securities Dealers OTC Bulletin Board in the United States and the Berlin, Germany stock market ), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods:

      (a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      (b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

      (c) an exchange distribution in accordance with the rules of the applicable exchange;

      (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

      (e) privately negotiated transactions;

      (f) market sales (both long and short to the extent permitted under the federal securities laws);

      (g) at the market to or through market makers or into an existing market for the shares;

      (h) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

      (i) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its warrants or common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Finders

We paid the following total finders fees to The Oberon Group, LLC: (a) $162,800; and (b) Warrants A to purchase 50,000 shares of our common stock which are exercisable until February 2009 at an exercise price of $5.50 per share. Oberon Group, LLC is a selling shareholder and is a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, who is also a selling shareholder. The Oberon Group, LLC conducted no negotiations on our behalf with the selling shareholders. Additional information pertaining to the finders fees that we paid to The Oberon Group, LLC is contained in our Recent Sales of Unregistered Securities Section.

LEGAL PROCEEDINGS

In August 2002, we filed a summary procedure lawsuit in the court of Tel - Aviv, Israel against MG Telecom Ltd. and its Chief Executive Officer, Mr. Avner Shur. In this lawsuit, we allege an unpaid debt due to us in the amount of $50,000 from MG Telecom for services rendered by us to MG Telecom. The debt arose from an agreement between us and MG Telecom, a provider of calling card services, in which traffic originating from MG Telecom calling cards was delivered through our system in London, England. Mr. Shur signed a personal guarantee agreement to secure MG Telecom's obligations under the agreement. During October 2002, Mr. Shur filed a request for leave to defend. The court has not rendered a judgment in the matter and we are unable to determine the future disposition of this matter. The court session for the hearing of the evidence is scheduled to February 24, 2004.

Other than the above, we are not a party to any material pending legal proceeding, nor is any of our property the subject of such a legal proceeding. However, we may become subject to dispute and litigation in the ordinary course of our business. None of these matters, in the opinion of our management, is material or likely to result in a material effect on us based upon information available at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies of our Board of Directors. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our bylaws provide that we have at least one director. Our directors and executive officers are as follows:

-----------------------------------------------------------------------------------------------------------------------------------
 Name                        Age        Position                                     Term of Office
-----------------------------------------------------------------------------------------------------------------------------------
Abraham Keinan               54         Chairman of the Board of Directors           One Year (or until replaced by a new Director)
-----------------------------------------------------------------------------------------------------------------------------------
Guy Nissenson                29         President, Principal Executive Officer,
                                        Principal Financial Officer,
                                        Principal Accounting Officer and             One Year (or until replaced by a new Director)
                                        Director
-----------------------------------------------------------------------------------------------------------------------------------
Eyal Harish                  51         Director                                     One Year (or until replaced by a new Director)
-----------------------------------------------------------------------------------------------------------------------------------
Shemer Schwartz              29         Director                                     One Year (or until replaced by a new Director)
-----------------------------------------------------------------------------------------------------------------------------------

Mr. Abraham Keinan has been our Chairman of the Board of Directors since our inception. Abraham Keinan founded Swiftnet, Ltd., our subsidiary, in February 1990. From 1991 to October 2003, Mr. Keinan was Swiftnet's Managing Director. In or about January 2002, Mr. Keinan became a Director of Auracall, Ltd. In 1975, Mr. Keinan received a Bachelor of Science Degree in Mechanical Engineering from Ben-Gurion University, Beer-Sheeva - Israel.

Mr. Guy Nissenson has been our President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer and a Director since our inception. Mr. Nissenson joined Swiftnet, Ltd. in October 1999, became a director of Swiftnet, Ltd. in May 2000, and its Managing Director in October 2003. In October 2002, Mr. Nissenson became a Director of Story Telecom, Ltd. In or about January 2002, Mr. Nissenson became a Director of Auracall, Ltd. He was a marketing manager of RADA Electronics Industries in Israel from May 1997 to October 1998. Mr. Nissenson was an audit and control officer with the rank of Lieutenant of the Israeli Defense Forces - Central Drafting Base and other posts from March 1993 to May 1997. In July 2000, Mr. Nissenson received a Bachelor of Science Degree in Business Management from Kings College - University of London. In September 2001, Mr. Nissenson received a Master of Business Administration in International Business from Royal Holloway at the University of London in London, United Kingdom.

Dr. Eyal Harish has been a member of our Board of Directors since December 19, 2002. From 1980 to present, Dr. Harish has been in his own private practice in Israel as a dentist. Prior to becoming a dentist, from 1974 to 1980, Dr. Harish was an Administration Manager with Consortium Holdings, an Israel based communication company. Dr. Harish is the brother-in-law of Mr. Keinan, our Chairman of the Board.

Mr. Shemer Schwartz has been a member of our Board of Directors since December 19, 2002. From March 2003 to present, Mr. Schwartz has been the co-founder and research and development expert of XIV Ltd., a data storage start up company located in Tel-Aviv, Israel. From November 2001 to March 2003, Mr. Schwartz has been an Application Team Leader of RF Waves, an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwartz was a Captain in the Research and Development Center of the Israeli Defense Forces Intelligence. In July 1995, Mr. Schwartz received a BSc degree in Physics and Mathematics from the Hebrew University in Jerusalem. In September 2003, Mr. Schwartz received an MSc degree in Computer science from the Tel-Aviv University in Tel-Aviv, Israel.

SIGNIFICANT EMPLOYEES

Mrs. Bosmat Houston, 41 years of age, has been our Research and Development Manager since our inception. She joined Swiftnet, Ltd., in September 1991 as its Research and Development Manager. Mrs. Houston received a Bachelor of Science Degree in Computer Science from the Technion - Institution of Technology, Haifa
- Israel in 1986.

Mr. Bryan Franks, 60 years of age, has been the Marketing Manager of Swiftnet, Ltd's Partner Division since April 2001. As our Marketing Manager, he has been responsible for recruiting and managing Swiftnet's resellers and agents. In May 2003, Mr. Franks became Swiftnet's Director of Sales and Marketing. From April 1998 to April 2001, Mr. Franks was employed as a Director of Sales and Marketing with Specialist DIY, Ltd., an import and distributor of a do it yourself products firm located in Manchester, United Kingdom.

Other than as identified above, we have no significant employees.

COMMITTEES OF THE BOARD OF DIRECTORS

We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, our board of directors is considering establish various committees during the current fiscal year.

FAMILY RELATIONSHIPS

Dr. Harish, one of our directors, is the brother-in-law of Mr. Abraham Keinan, our Chairman of the Board. Other than this family relationship, there are no other family relationships among our officers, directors, promoters, or persons nominated for such positions.

LEGAL PROCEEDINGS

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in legal proceedings that would be material to an evaluation of our management.

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

      1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

      2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

      3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

      4. being found by a court of competent jurisdiction (in a civil action),the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of February 23, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement which could result in a change in control of our company.

The following table assumes, based on our stock records, that there are 6,105,445 shares issued and outstanding as of February 23, 2004.

The following tables set forth the ownership of our Common Stock as of the date of this Registration Statement by:

      o Each shareholder known by us to own beneficially more than 5% of our common stock;

      o     Each executive officer;

      o     Each director or nominee to become a director; and

      o     All directors and executive officers as a group.

Security Ownership of Beneficial Owners
------------------------------------------------------------------------------------------------------------------
Title of               Name & Address of                   Amount of Beneficial   Nature of             Percent of
Class                  Beneficial Owner                    Ownership              Ownership             Class
------------------------------------------------------------------------------------------------------------------
Common                 Abraham Keinan                      4,044,664              Direct/Indirect*      66.25
                       Chairman of the Board
                       4 Wycombe Gardens
                       London Nw11 8al
                       United Kingdom
------------------------------------------------------------------------------------------------------------------
Common                 Crestview Capital                   500,000                Direct                8.19**
                       Master LLC**
                       95 Revere Drive, Suite F
                       Northbrook, Illinois 60062
------------------------------------------------------------------------------------------------------------------
Common                 Campbeltown***                      720,336                Direct                11.80
                       Business, Ltd.
                       P.O. Box 3152 Road Town, Tortola,
                       British Virgin Islands
------------------------------------------------------------------------------------------------------------------
Total                                                      5,265,000                                    86.24

* Our Chairman of the Board, Abraham Keinan's 66.25% beneficial ownership consists of (a) 2,342,333 shares of our common stock individually owned by Mr. Keinan; (b) ownership of 1,302,331 shares of common stock owned by Vision Consultants; and (c) 400,000 options to acquire shares of our restricted stock. Mr. Keinan owns 100% of the stock of Vision Consultants, which was incorporated in Nassau, Bahamas, and is located at Kings Court, POB N-3944, Bay Street, Nassau, Bahamas. The sole business purpose of Vision Consultants is to hold and manage Mr. Keinan's investments. On August 21, 2003, we issued 400,000 options to acquire shares of our restricted common stock to Abraham Keinan. These options were issued to Abraham Keinan for services rendered by Abraham Keinan as the Chairman of our Board of Directors. These options are exercisable at a price of $0.475 per share. Each option is convertible into one share of stock. These options are vested immediately and expire 5 years after issuance.
** Crestview Capital Master LLC, a selling shareholder, owns 500,000 shares of our common stock; however, upon the exercise of Warrants A and B issued to Crestview Capital Master, it will offer an additional 1,000,000 shares of our common stock. With a total of 1,500,000 shares that Crestview Capital Master LLC will offer, its beneficial ownership would be 24.60%.
*** Guy Nissenson, our Principal Executive Officer/President, and his family are shareholders of Campbeltown Business, Ltd. In accordance with a Stock Purchase Agreement, clarified on July 30, 2001, Campbeltown Business, Ltd. has an option to acquire 10% of our outstanding stock if we become listed on the OTC Bulletin Board before December 31, 2005. We became listed on the OTC Bulletin Board on March 25, 2002. Campbeltown Business, Ltd. has not exercised its option as of February 23, 2004, and Campbeltown Business, Ltd. has until December 31, 2005 to exercise its option. Campbeltown Business, Ltd. also has a first right of refusal on any of our securities offerings until December 31, 2005, so long as Campbeltown Business, Ltd. owns more than 4% of our outstanding stock. To the extent that we issue any shares to Abraham Keinan. Campbeltown Business, Ltd. has the right to purchase or acquire such number of our shares on the same terms and conditions as Abraham Keinan such that the relative percentage ownership of Abraham Keinan and Campbeltown Business, Ltd.
remains the same.

Security Ownership of Management:
---------------------------------------------------------------------------------------------------------------
Title of               Name & Address of                Amount of Beneficial   Nature of             Percent of
Class                  Beneficial Owner                 Ownership              Ownership             Class
---------------------------------------------------------------------------------------------------------------
Common                 Abraham Keinan                   4,044,664              Direct/Indirect*       66.25
                       Chairman of the Board
                       4 Wycombe Gardens
                       London NW11 8AL
                       United Kingdom
---------------------------------------------------------------------------------------------------------------
Common                 Guy Nissenson                      200,000**            Direct                  3.28
                       Principal Executive Officer
                       President/Director
                       3A Finchley Park
                       London N12 9JS
                       United Kingdom
---------------------------------------------------------------------------------------------------------------
Common                 Eyal Harrish                        15,000              Direct                  0.25
                       Director
                       3 Moshe Dayan Street
                       Raanana, Israel
---------------------------------------------------------------------------------------------------------------
Common                 Shemer Schwartz                          0              Not Applicable          0.0
                       Director
                       8 Haamoraim Street
                       Tel-Aviv, Israel
---------------------------------------------------------------------------------------------------------------
Common                 All directors and
                       executive officers               4,980,000                                     69.78
                       as a group
---------------------------------------------------------------------------------------------------------------

The Chairman of our Board of Directors, Abraham Keinan, and our Principal Executive Officer/President, Guy Nissenson, have entered into a shareholders agreement with each other, on behalf of their respective companies, Vision Consultants and Campbeltown Business, Ltd., which provides that each party has a right of first refusal on any proposed sale of our stock by the other party.

* Our Chairman of the Board, Abraham Keinan's 66.25% beneficial ownership consists of (a) 2,342,333 shares of our common stock individually owned by Mr. Keinan; (b) ownership of 1,302,331 shares of common stock owned by Vision Consultants; and (c) 400,000 options to acquire shares of our restricted stock. Mr. Keinan owns 100% of the stock of Vision Consultants, which was incorporated in Nassau, Bahamas, and is located at Kings Court, POB N-3944, Bay Street, Nassau, Bahamas. The sole business purpose of Vision Consultants is to hold and manage Mr. Keinan's investments. On August 21, 2003, we issued 400,000 options to acquire shares of our restricted common stock to Mr. Keinan. These options were issued to Mr. Keinan for services rendered by Mr. Keinan as the Chairman of our Board of Directors. These options are exercisable at a price of $0.475 per share. Each option is convertible into one share of stock. These options vested immediately and expire 5 years after issuance or on August 21, 2008.

** On August 21, 2003, we issued 200,000 options to acquire shares of our restricted common stock to Guy Nissenson. These options were issued to Mr. Nissenson for services rendered by Mr. Nissenson as our President and Principal Executive Officer. These options are exercisable at a price of $0.475 per share. Each option is convertible into one share of stock. These options vested immediately and expire 5 years after issuance or on August 21, 2008.

We are unaware of any contract or arrangement which could result in a change in control of our company.

DESCRIPTION OF SECURITIES

Common Equity

We are authorized to issue 25,000,000 shares of common stock, par value $.001 per share. As of February 23, 2004, there were 6,105,445 common shares issued and outstanding held by 145 shareholders of record. All shares of common stock outstanding are, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

We have outstanding 1,136,737 transferable Warrants A to purchase 1,136,737 shares of our common stock, which are exercisable until January/February 2009. These warrants are exercisable at $5.50 per share and were issued in our January/February 2004 private placement. We have outstanding 986,737 transferable Warrants B to purchase 986,737 shares of our common stock, which are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange. These warrants are exercisable at $3.50 per share and were issued in our January/February 2004 private placement.

We also have outstanding 100,000 warrants without a class designation, such as "A" or "B" issued to Portfolio PR, a New York corporation owned and controlled by Paul Holm, as follows: (a) 50,000 warrants to purchase 50,000 shares of our common stock at an exercise price of $6.00 per share; and (b) 50,000 warrants to purchase 50,000 shares of our common stock at an exercise price of $10 per share. The warrants expire on January 1, 2005.

We have outstanding 1,600,000 options to acquire 1,600,000 shares of our common stock, which consist of: (a) 400,000 options held by Abraham Keinan, our Chairman of the Board, which are exercisable at $0.475 until August 21, 2008;
(b) 200,000 options held by Guy Nissenson, our President/Principal Executive Officer, which are exercisable at $0.475 until August 21, 2008; (c) 500,000 options held by Nir Davidson, the Managing Director of Story Telecom, our affiliate, which are exercisable at $2.50 until March 3, 2005; and (d) 500,000 options held by Campbeltown Business, Ltd., which are exercisable at $0.40 until December 31, 2005.

Except for these warrants and options, there are no outstanding options, warrants, or rights to purchase any of our common stock.

Material Rights of Common stockholders

Each share of our common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.

Common stock purchase warrants

In connection with our private placement of shares and warrants, in January and February 2004, we issued an aggregate of 986,737 shares of common stock, common stock warrants A for the purchase of 1,136,737 additional shares and common stock warrants B for the purchase of 986,737 additional shares.

Each Warrant A, which is not freely transferable, entitles the owner to purchase one share, until not later than January/February 2009 at an exercise price of $5.50. Each Warrant B, which is not freely transferable, entitles the owner to purchase one share, until not later than until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or until the date that is 375 days following the date of the purchase. The Warrants B are exercisable at an exercise price of $3.50. The shares, including those issuable upon exercise of the Warrants A and B, are being registered herein for resale on behalf of the holders. To date, none of the warrants have been exercised.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, Inc. located in Portland, Oregon.

Preferred Stock

We are authorized to issue 50,000,000 shares of $.001 value par preferred stock. There are no preferred shares outstanding and we currently do not have plans to issue any shares of our preferred stock. However, preferred stock may be issued with preferences and designations as the Board of Directors may from time to time determine. The Board may, without stockholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholders and which may assist our management in impeding an unfriendly takeover or attempted changes in our control.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements as of December 31, 2002 and December 31, 2001, and December 31, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended included in this prospectus are in reliance on the report of Chaifetz and Schreiber, P.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS:

The validity of the common stock being offered hereby will be passed upon for us by Hamilton, Lehrer & Dargan, P.A. who received $30,000 from us in exchange for legal services rendered to us in the preparation of this registration statement on Form SB-2 and 100,000 Class A Warrants which are exercisable until January/February 2009 at a price of $5.50 per share.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in our best interest.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ORGANIZATION IN LAST FIVE YEARS

On September 1, 2000, we issued 1,730,000 shares of our common stock to our founder and Chairman of the Board, Abraham Keinan for services rendered to us in our corporate formation. Mr. Keinan's services consisted of the establishment of our business concept and providing us with technical expertise. We valued Mr. Keinan's services at $247,390.

We have, along with our subsidiary, Swiftnet, Ltd., provided a loan to Abraham Keinan. As of November 30, 2003, a total of 293,534 Pound Sterling or approximately $504,879 as of November 30, 2003. We provided the loan to Mr. Keinan to promote his loyalty and continued service as our Chairman of the Board of Directors. This loan is reflected in a promissory note payable in ten equal installments of approximately $19,150 beginning January 1, 2002 and ending on January 1, 2011. This note is a non-interest bearing note. There has been no material remodification or reclassification of this loan since the passage of the Sarbanes Oxley Act on July 25, 2002.

On May 5, 2000, Swiftnet, Ltd. entered into an 18-month renewable consulting agreement with Campbeltown Business, Ltd., a private company incorporated in the British Virgin Island which is owned by Guy Nissenson, our Principal Executive Officer/President and Director, and his family. On November 5, 2001 and May 11, 2003, we renewed this agreement for additional 18 month periods. We plan to renew this agreement for an additional 18 month term after the expiration of the current term on November 11, 2004. Under the terms of this agreement, Swiftnet agreed to provide the following services to us: (a) analysis of proposed acquisitions; (b) seek markets for our telecommunications services in additional countries; (c) formulate strategies for our future growth plans; and (d) introduce potential customers to our business. We are obligated to pay Campbeltown Business, Ltd. 2,000 UK Pound Sterling (approximately $2,946) per month, along with an additional monthly performance bonus based upon Swiftnet, Ltd., attaining the following revenue levels for consulting services in the area of business development and management activities:

--------------------------------------------------------------------------------
TARGET AMOUNT OF                             ADDITIONAL MONTHLY BONUS
REVENUES PER MONTH
--------------------------------------------------------------------------------
Less than 125,000 Pounds (UK)                0 Pounds (UK)
--------------------------------------------------------------------------------
Between 125,000 - 150,000 Pounds (UK)        1,250 Pounds (UK)
(approximately $ 225,000 - $ 270,000 US)     (approximately $ 2,250 US)
--------------------------------------------------------------------------------
Between 150,000 - 175,000 (UK)               2,500 Pounds (UK)
(approximately $ 270,000 - $ 315,000 US)     (approximately $4,500 US)
--------------------------------------------------------------------------------
Over 175,000 Pounds (UK)                     2,750 Pounds (UK)
(approximately $ 315,000 US)                 (approximately $ 4,950 US)
--------------------------------------------------------------------------------

On May 11, 2000, Swiftnet, Ltd. and our Chairman of the Board of Directors, Abraham Keinan, entered into an employment agreement with Guy Nissenson, our Principal Executive Officer/ President. This agreement does not expire. Under the terms of the agreement, Swiftnet employed Mr. Nissenson to provide business development and sales and marketing services, at a base rate of 1000 pounds (UK) per month (approximately $1,433 US). When Swiftnet reaches average sales of 175,000 pounds (UK) per month for a consecutive three month period, Mr. Nissenson's salary will increase to 2,000 pounds (approximately $2,866 US) per month. In addition, Mr. Nissenson will receive an unspecified number of options to acquire our stock that is limited to 50% of the options that Abraham Keinan receives. As such, the agreement protects Mr. Nissenson's rights to have at least 50% of the options rights that Mr. Keinan will have. Mr. Nissenson can transfer the right of these options to another company or person at his discretion. Swiftnet may only cancel these options if : (1) Mr. Nissenson no longer works with Swiftnet; or (2) if within twelve months of Mr. Nissenson's employment with the company, Swiftnet and any other companies that may buy or merge into Swiftnet in the future, do not reach average revenues (over a three consecutive month period) of at least 120,000 pounds (UK). Because the average sales per month have exceeded 120,000 pounds within a twelve month period of Mr. Nissenson's employment, Swiftnet cannot cancel the options.

On June 19th, 2000, Swiftnet, Ltd. entered into a Stock Purchase Agreement with Abraham Keinan and Campbeltown Business, Ltd., a company owned by Guy Nissenson and his family. This agreement provided that if Campbeltown Business, Ltd. was to invest $100,000 in Swiftnet, it would receive in exchange 20% of the total shares of Swiftnet. In June 2000, Campbeltown Business Ltd. invested the $100,000 in Swiftnet. We acquired Swiftnet, Ltd. and Campbeltown received 720,336 shares of our common stock for its 20% interest in Swiftnet, Ltd.

Campbeltown Business, Ltd. has the option to purchase additional shares of Swiftnet that will represent 10% of all issued shares after the transaction for $200,000 US. This transaction can be executed either by Swiftnet issuing new shares, or by Abraham Keinan selling his private shares (as long as he has an adequate amount of shares), as Abraham Keinan will decide. This option will expire on December 31, 2005. Campbeltown Business, Ltd. can exercise this option in parts. If this option is exercised before the conclusion of Adar Group transaction Mr. Keinan and Swiftnet will make sure and guarantee that the shares owned by Campbeltown Business, Ltd. because of exercising this option will be exchanged by the same percentage of ownership in our common stock. It is agreed that if Campbeltown Business, Ltd. exercised only part of the option buying Swiftnet shares it will have the right to exercise the remainder of the option for our shares at the same terms. As long as Swiftnet is not a public company or is merged/bought/taken over by a third party only half of the option above could be taken.

Campbeltown Business, Ltd. will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

In the event that Swiftnet or we seek for money in a private placement for equity or any other rights, Campbeltown Business, Ltd. will have the right of first refusal on any transaction or part of it until December 31, 2005 or as long as it owns over 7% of Swiftnet equity or 4% of our common stock.

On October 15, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. shall receive 1% of the revenues for each month where our revenues reach $485,000 up to a maximum of one million dollars. On April 10, 2003, Mr. Keinan and Campbeltown Business Ltd waived their right to receive 1% of the revenues generated that are derived from Story Telecom.

Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons within the last five years and we have not other than the above transactions, we have not entered into any material transactions with any promoter within the last five years.

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on September 1, 2000 to acquire our wholly owned subsidiary, Swiftnet, Ltd. and to conduct Swiftnet's telecommunications business. Swiftnet was incorporated under the laws of the United Kingdom on February 12, 1990. We completed the acquisition of Swiftnet on October 4, 2000 whereby we acquired all of Swiftnet's issued and outstanding stock in exchange for 2.4 million shares of our newly issued common stock. At the time of the acquisition, the 2.4 million shares represented 55% of our issued and outstanding common stock. As a result, Swiftnet became our subsidiary, the members of Swiftnet's board of directors were appointed to our board of directors and Swiftnet's officers became our officers. We are authorized to issue 25,000,000 shares of common stock. As of February 23, 2004, there are 6,105,445 shares of common stock issued and outstanding. We are authorized to issue 50,000,000 shares of preferred stock, no shares of which are issued and outstanding.

We have never been the subject of a bankruptcy, receivership or similar proceeding.

Our principal executive offices are located at Britannia House, 960 High Road, London, United Kingdom N12 9RY. Our telephone number is 011.44.845.1087777

BUSINESS

We provide long distance voice and data communications services solely through our subsidiary, Swiftnet, Ltd., which has conducted communications service operations in the United Kingdom since 1990. Swiftnet's business consists of selling various telecommunication related services, including telephone, facsimile, e-mail, calling cards, and Internet driven applications. Because our operations are conducted solely through Swiftnet, we have provided the same services since our inception. Our customers are located in 75 countries in Europe, Australia, North America, South America, Asia, and Africa. Approximately 75% of our revenues are derived from our customers located in the United Kingdom.

Our future business plans, as detailed below, include accelerating our program of recruiting resellers and agents, promoting additional services, purchasing new equipment and technology, attempting to negotiate lower rates with carriers, upgrading our database, and creating new marketing initiatives.

Our Principal Services and their Markets:

We use the network switching and transport facilities of Tier I and Tier II long distance providers such as Worldcom International, Ltd. Tier 1 calls are transferred via large telephone operators in which the service level is usually very high. Tier 2 calls usually have lower cost prices and are routed through smaller companies or other routings.

We operate a life customer service center that operates 24 hours a day, 7 days a week.

We provide the following telecommunication services:

      o Indirect telephone service: Using 1XXX access we resell telephone services provided by other carriers or through the use of our own platform. 1XXX access is a code number that people in Great Britain can dial in order to reach certain other carriers. This enables us to take calls originated by customers and route them to different destinations.

      o PIN access using 0800 free numbers: Using 0800 free numbers and PIN access codes for client identification, our customers can call from almost any phone, including British Telecom pay phones, to access our platform and make calls to any destination.

      o Mobile access using 0800 free numbers: This service is similar to our PIN access service but uses mobile telephone devices. The identification of the client is automatic and PIN identifier numbers are not required.

      o Email to Facsimile service: Our Email2Fax service allows customers with an Internet Email account to send facsimiles at a discounted cost. The email arrives at our Internet server which we send via facsimile through high-speed facsimile modems to the proper destination. We issue a confirmation every 15 minutes indicating:
            (a) all successful or failed facsimile transmissions; and (b) a complete list of transmissions, including date and time of delivery, destination number, pages, duration, subject, and answerback of the transmission. Email2Fax will send a facsimile based on a pre-defined table of retries. If a facsimile does not go through within the pre-defined time, Email2Fax will cancel the facsimile and a report of the failed transmission will be included in the next status report.

      o Print to Facsimile service: Similar to our Email2Fax service, anyone with Windows 95 and an Internet browser will be able to utilize our Print2Fax service to send a facsimile through their printer driver, usually at a discounted cost. Using any Windows application that supports printing, the user selects the printer driver to receive a dialog box that allows entry of: (a) the recipient name and fax number (including multiple recipients, sent directly "To" or copied "CC"; (b) the sender's name; and (c) the subject.

      o Facsimile to Email or Cyber Number: This service allows the user to receive facsimile messages directly to an email address through the use of a personal identification number.

      o Facsimile Broadcast: This service enables our business customers to quickly send thousands of facsimiles to various destinations.

      o Nodal Services: This service enables our business customers to use a small platform located in their respective country, to establish their own messaging services within that country, including sending and receiving customer facsimiles utilizing store and forward delivery.

      o Auracall: This is a service that was introduced in approximately March 2002. The Auracall services can be accessed by any business or residential user through our website at www.auracall.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current British Telecommunications published rates by gaining access to our switch and providing savings on a per minute basis.

      o International Toll Free Calling Card Service: We began offering international toll free calling card service during approximately June 2002 from the United States, Canada, France, Germany, Greece, Israel, Chile, Columbia, Japan, Thailand, Hong Kong, Indonesia, Australia, New Zealand, Belgium, Netherlands, Austria, Italy, Switzerland, Spain, Poland, Hungary, Ireland, Norway, Philippines, South Korea and Sweden. We also offer Story Telecom Ltd.'s branded calling cards.

      o Internet Based Customer Service and Billing Interface. In June 2002, we completed the creation of our Internet based customer service and billing interface at www.xfone.com, which includes on-line registration, full account control, and payment and billing functions and information retrieval. To complete our Internet based customer service and billing interface, we enhanced our Internet operations by, among other things, fine-tuning our website which consisted of integrating and adding more services, perfecting our billing system, and launching our Internet operations in beta format. During 2003, we plan to continue enhancing this service at an estimated cost of $100,000.

Carrier Pre Select Service - In October 2003, we initiated our carrier pre select service, which allows customers to choose their local and long distance carrier without dialing a special 4 digit access code.

Discontinued Service:

From approximately 1990 until January 2002, we offered an Email2telex service which allowed a user with an Internet email account to send telexes to anywhere in the world at a discounted cost. In January of 2002, we discontinued offering this service due to low demand.

Our Platforms:

A platform generally could be any personal computer with telecommunications applications, such as calling cards and transferring call applications. We operate the following platforms in our business: o Telsis Switch that enables us to interconnect with other telephone carriers; o Calling cards and prepay platforms that enable us to use voice prompts and to accept pin numbers; and o Messaging platform that manages facsimile broadcasts and messaging applications.

Revenues:

The percentage of our revenues are derived from the following:

      o     Approximately 60% from our telephone services;
      o Approximately 10% from our messaging services, including facsimile, nodal and e-mail related services; and
      o Approximately 30% from our calling cards, including 0800 and pin access.

Our Customers:

We have four major types of customers:

      o Residential - These customers either must dial 1XXX or acquire a box that dials automatically.
      o Commercial - Smaller businesses are treated the same as residential customers. Larger businesses' PBX units are reprogrammed.
      o Government Agencies - Includes the United Nations World Economic Forum, the Argentine Embassy, and the Israeli Embassy.
      o Resellers, such as WorldNet and VSAT - We provide them with our telephone and messaging services for a wholesale price. For WorldNet, we also supply the billing system.

Our Billing Practices:

We charge our customers based on usage by full or partial minutes. Our rates vary with distance, duration, time, and type of call, but are not dependent upon the facilities selected for the call transmission. The standard terms for our regular telephone customers require that payments are due 21 days from the date of the invoice. Our prepay telephone services represent around 20 percent of our revenues. Our supplier's standard terms are payment within 30 days from invoice date; however, some new suppliers ask for shorter payment terms.

Divisions:

We operate the following divisions:

      o Partner Division - Our Partner Division operates as a separate profit center by attempting to recruit new resellers and agents to market our products and services and to provide support and guidance to resellers and agents. We currently have 20 active resellers and 21 active agents.
      o Operations Division - Our Operations Division provides the following operational functions to our business: (a) 24 hour/7 day a week technical support; (b) inter-company network; (c) hardware and software installations; and (d) operating switch and other platforms.
      o Administration Division - Our Administration Division provides the billing, collection, credit control, and customer support aspects of our business.
      o Research and Development - The function of our Research and Development Division is to develop and improve our billing system, switch and telephony platforms, websites and special projects.
      o Retail - Our Retail Division is responsible our marketing and selling campaigns that target potential and existing retail customers.

Geographic Markets:

Our primary geographic market is the United Kingdom. We also have customers in Angola, Australia, Austria, Bangladesh, Belgium, Benin, Brazil, Bulgaria, Cambodia, Cameroon, Canada, China, Congo, Croatia, Cyprus, Czech Republic, Denmark, Egypt, Finland, France, Germany, Gibraltar, Greece, Guinea, Hong Kong, India, Indonesia, Iran, Irish Republic, Israel, Italy, Ivory Coast, Japan, North Korea, South Korea, Kuwait, Latvia, Lebanon, Liberia, Lithuania, Malawi, Malaysia, Maldives Isles, Mauritius, Nepal, Netherlands, New Zealand, Niger, Nigeria, Norway, Oman, Pakistan, Panama, Philippines, Poland, Portugal, Qatar, Russia, Saudi Arabia, Sierra Leone, Singapore, Slovak Republic, South Africa, Spain, Sri Lanka, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Togo, Turkey, U.A.E, Uganda, USA and Vietnam.

Our Distribution and Marketing Methods:

We use the following distribution methods to market our services:

      o We actively recruit independent contractor agents and resellers who purchase telephone traffic directly from us at an approximately 25% discount, and who then resell this telephone traffic to their customers at a mark-up according to their own price lists;
      o We use direct marketing, primarily using facsimile broadcasts and newspaper advertisements;
      o We utilize agents that sell our services directly to customers at our established prices; these agents receive a commission of approximately 10% of the total sale amount less any bad debts;
      o We attend telecommunications trade shows in the United Kingdom to promote our services;
      o We advertise on a monthly basis in "Comms Dealer", a telecommunications agents/resellers trade magazine; and
      o We utilize the Internet as an additional distribution channel for our services. We utilize Xfone.com as our brand name for our new e-commerce telecommunications operations. We plan to build a brand name with "xfone.com" by advertising our Internet services, partnering with other websites, and offering attractive rates and quality of lines.

We do not have in-house sales personnel.

Future Business Plans

Our future business plans during 2004 will include the following

Recruitment

We plan to accelerate our program of recruiting resellers and agents during 2004, as follows:

      o     advertising in telecoms trade publications;
      o an on-going targeted email campaign supported by telephone marketing by our in-house staff to potential re-sellers who have been identified as ideal candidates to become reseller partners;
      o     should our reseller base increase, we will employ account managers whose job will be to manage their own group of newly recruited resellers; account managers will receive a fixed salary and performance related bonuses and will report to our Director of Sales and Marketing; and
      o two senior sales personnel will be recruited to sell our fixed line and mobile services to the corporate market; we will emphasize to potential corporate clients, our combination of low cost high quality fixed line telephony together with a range of competitively priced mobile price plans.

We estimate that our recruitment related costs will be approximately $5,000 per month.

New Products

Swiftnet Dial Direct

Swiftnet Dial Direct is a new service where residential and small business clients can immediately have access to low cost international calls without setting up an account, prepayment, or the purchase of a calling card. As this service is totally automatic and requires no billing or account maintenance, we can offer low prices coupled with low cost to us. In March 2004, we plan to recruit self employed agents to sell this service. We estimate that our costs pertaining to this new service will be approximately $3,000 per month.

Wholesale Line Rental

Beginning in April 2004 we will not only be able to supply our clients with low cost calls, but we also be able to take over their BT line, which is the telephone line supplied by British Telecom that connects the client with the national telephone network. This gives us complete control of the client, who only has one place to go to order additional lines and services, as well as calls. This will also give us the opportunity to offer bundled packages which for a fixed amount per month will offer line rental, a mobile phone handset, and inclusive mobile and fixed line minutes. We estimate that our costs associated with the wholesale line rental will be approximately $8,000 per month.

Broadband Internet Connection

Beginning in April 2004, we will be offering a Swiftnet branded broadband Internet connection to our existing residential and business clients. We estimate that our costs associated with the Broadband Internet Connection will be approximately $2,000 per month.

New Software

New software to supply SMS broadcasting to mobile phones is being developed by a specialized software house. SMS broadcasting allows the simultaneous sending of a text message to several thousand recipients. We plan to supply SMS broadcasting to our reseller and client base in approximately May 2004. We estimate total costs of approximately $20,000 associated with the new software.

New Marketing Initiatives

We will be seeking partnerships with charities and groups or entities with a loyal client or supporter base, providing that they have a minimum of 1000 supporters. We will initially target over 1000 soccer clubs located in the United Kingdom to offer affinity deals, where supporters receive low cost telephone calls and the clubs receive a monthly percentage of the call revenue. We will also be looking at other opportunities in the sporting arena together with retailers who have their own loyalty card customer base and credit card companies.

Direct fax broadcasting and email and SMS marketing will continue to be used as tools to attract new end user clients. We are also considering setting up an outbound telemarketing operation which will be outsourced to a specialist call centre in Asia.

We estimate that our costs associated with the new marketing initiatives will be approximately $10,000 per month.

New Equipment

We will continue to invest in new equipment if our traffic increases and will embrace new technology such as VOIP (Voice over Internet Protocol) to increase the added value we can offer our clients. Our current switch is expandable to double its current capacity without any significant increase in overhead cost. We estimate that the replacement of existing equipment will be approximately $600,000 which we plan to fund from our own resources as well as capital lease related credit lines.

Carriers and Negotiating Lower Rates

Our increased sales in 2003 have enabled us to negotiate significantly lower rates with the carriers we use to carry our international call traffic, which gives us the opportunity to increase our margins or offer significant reductions to secure deals with major clients. Should our sales increase, we will continue to negotiate for lower rates should our sales increase.

IT and Software Development

We are in the process of upgrading our database which the core of our client maintenance and billing system. This will give us daily access to sales and profitability per client and enable us to check carrier rates on a daily basis. We are also introducing new Customer Relationship Management software to track our prospects and clients. We estimate that our IT and software development related costs will be approximately $30,000, which we plan to fund from our operations.

Material Agreements:

Reseller Agreements

We have agreements with approximately 20 resellers, including VSAT, Story Telecom, Auracall , and Worldnet.

Our reseller agreement with Voicenet may be terminated with 60 days notice, and our reseller agreement with Worldnet may be terminated with 7 days notice. The Voicenet agreement requires that Voicenet make minimum monthly payments to us of 10,000 pounds UK (approximately $14,730 US). Our reseller agreement with VSAT provides that we receive payment directly from a customer secured by VSAT and we then remit to VSAT their portion of the sale. Our reseller agreement with InTouchUK.com provides that company with an exclusive right to sell our fax broadcast services in the United Kingdom, including Northern Ireland, provided that InTouchUK.com makes certain minimum monthly revenue payments to us of 35,000 pounds UK (approximately $51,555) to us, in order to maintain their exclusivity rights under their reseller agreement.

Story Telecom Ltd. Agreement

Our subsidiary, Swiftnet, owns a 40% interest in Story Telecom Ltd. This 40% interest was conveyed to Swiftnet in accordance with the terms of a September 30, 2002 agreement. The parties to the agreement, us, Swiftnet, Ltd., and Mr. Nir Davidson who is the Managing Director of Story Telecom, Ltd, agreed to establish a joint business to develop, sell, market, and distribute telecommunications products bearing the name of Story Telecom Ltd.

Under the agreement, Swiftnet will supply Story Telecom Ltd. with:

      (a) Cost plus 6% prices (to cover certain costs) with the base cost plus percentage for the first three months of operations at 4%;
      (b)   Its technological backbone;
      (c)   Technical help service (24 Hours/7 Days a week); and
      (d) Use of relevant software and hardware including switch, billing, and IVR.

Under the agreement, Nir Davidson will supply Story Telecom Ltd. with the following:

      (a)   Marketing and sales;
      (b)   Distribution channels; and
      (c) Management in which Nir Davidson will function as the Managing Director of Story Telecom Ltd.

In addition, the agreement provides that Nir Davidson will have the option to purchase our shares of common stock within a 12 month period after the September 30, 2002 agreement, according to the formula specified in paragraph 28 of the agreement.

Supplier Agreements

Our agreement with WorldCom International, Ltd. may be terminated by either party with thirty days notice. In addition, the contract may be terminated immediately if either other party has committed a material breach of the agreement that is incapable of remedy. Any breach capable of remedy must be corrected within 15 days. To our knowledge, we are in compliance with all material terms of the agreement. We do not have an exclusive agreement with WorldCom International, Ltd.; Worldcom International, Ltd. provides these same services to our competitors.

We also have agreements with British Telecom, ITXC, Ibasis, Openair, Wavecrest, and Teleglobe as suppliers of telephone routing and switching services.

Portfolio PR Agreement

On November 14, 2003, we executed an agreement with Portfolio PR, Inc., to provide us with public relations and investor relations services. Under the agreement, Portfolio PR agrees to provide the following services during the first two months of the agreement: (a) develop a branding statement and "story" pertaining to us; (b) incorporate into a strategic corporate profile and power point presentation; and (c) advise our management on how to make our website more investor-friendly; produce a marketing-oriented and cost-effective annual report. Further, under the agreement, Portfolio PR agrees to provide us with the following additional services: (a) develop a strategic press release program;
(b) build a media campaign around our cost-effective services; (c) work with management to demonstrate its expertise by developing articles and white papers for distribution to trade groups and organizations, conferences, and trade shows; (d) build an appropriate investor database; (e) plan, arrange, and manage road shows with targeted money managers, investors, retail brokers, and media in major financial citites; (f) if appropriate, develop a virtual road show program; (g) update the corporate profile and media fact sheet quarterly or as needed; (h) be available on a special projects basis to handle event programming opportunitites; and (i) serve as investor relations counsel to address a range of issues, such as Reg FD disclosure.

In return for the above services that entitles us to 50 hours of services per month, we agree to pay Portfolio PR: (a) until we are listed on NASDAQ, if ever, $3,000 a month and 1000 shares per month; (b) if we are listed on NASDAQ, $4,000 per month and 1,200 shares per month. In addition, we agree to provide Portfolio PR with the following warrants: (a) 50,000 warrants to buy shares for $10 per shares; (b) if we become listed on NASDAQ within 6 months, an additional: (i) 50,000 warrants to buy shares for $6 per share; and (ii) 100,000 warrants to buy shares for $10 per share. The warrants expire within twelve months.

Selling Shareholder Related Agreements

In connection with our January/February 2004 private placement, we entered into the following agreements with the Selling
Shareholders:

      o     Shares and Warrant Purchase Agreement;
      o     Registration Rights Agreement;
      o     Warrant A Agreement; and
      o     Warrant B Agreement

These agreements contain standard representations and warranties by us to the selling shareholders. Additionally, each selling shareholder that purchased our common stock was required to sign an Irrevocable Proxy which appointed our Chief Executive Officer, Guy Nissenson, as proxy for each selling shareholder, and which grants to our Chief Executive Officer an aggregate of 969,237 shares that he may vote for the selling shareholders. These agreements further provide, as follows:

Shares and Warrant Purchase Agreement

In connection with a private placement we conducted during January and February 2004, we sold to the selling shareholders an aggregate of 969,237 shares of our common stock at a purchase price of $3.00 per share. Each selling shareholder who purchased common stock was also granted one Warrant A and one Warrant B for each share of common stock purchased. This agreement also provides for the following under A-C below:

A. Successors and Assigns

We may not assign the common stock purchase agreement, or any of our rights or obligations under the agreement without the prior written consent of the Purchasers. The Purchasers may assign any or all of its rights under the common stock purchase agreement to any party. Accordingly, the assignee will have the benefit of the provisions of the common stock purchase agreement that are intended to protect Purchaser until the underlying common stock may lawfully be resold to the public in compliance with applicable securities laws.

B. Governing Law

The Shares and Warrant Purchase Agreement, and the related transaction documents, are governed by the internal laws of the State of New York, and all legal proceedings in connection with the common stock purchase agreement must be commenced exclusively in the state and federal courts sitting in the City of New York. Thus, all questions concerning the validity, enforcement and interpretation of the common stock purchase agreement and the related transaction documents, will be determined by reference to New York law.

C. Penalties

This agreement provides for varying terms which vary based upon the negotiations we conducted with each respective selling shareholders, as described below under A and B:

A. Legend Removal Failure - We agreed to remove the restrictive legends on the selling shareholder certificates in compliance with state and federal laws. The penalties vary among the selling shareholders, but are either:

      o Within 12 months of the purchase date, if we fail to cause the legend to be removed as of the 14th business day after the selling shareholder has made a request for the legend removal, the selling shareholder may require us to pay him or her an amount equal to 130% of his purchase price for all or a portion of the shares and warrant shares he or she purchased;

      o Within 24 months of the purchase date, if we fail to remove the restrictive legend after 3 trading days following delivery of the certificate to either our transfer agent or to us (the Legend Removal Date), the shareholder may require us to pay him either: (i) $10 per trading day per $1000 worth of purchased shares and/or warrant shares, the worth being based upon the stock's closing price on the Legend Removal Date, and after 5 trading days, $20 per trading day per $1000 worth of purchased shares and/or warrant shares; or (ii) an amount equal to 130% of his purchase price for all or a portion of the shares and warrant shares he purchased.

B. Rights of Participation in Additional Financing - We may be required to allow selling shareholders the right to participate in any subsequent financings that we may offer. The terms vary as to the maximum percentage of the financings in which each selling shareholder may participate, and, if our subsequent financing has the effect of issuing shares below the $3.00 per share price paid by the selling shareholders, we may be required to adjust the selling shareholder's purchase price to that same lower price.

Registration Rights Agreement

This agreement obligates us to register the common stock covered by this Prospectus and contains certain mutual indemnification provisions indemnifying us and the selling shareholders and any officers, directors, agents and employees associated with us or the selling shareholders.

Warrant A Agreement

This agreement provides that each Warrant A grants the shareholder the right to purchase our common stock at a price of $5.50 per share. The Warrant A is exercisable until five years after the purchase date, which is January or February 2009.

Warrant B Agreement

This agreement provides that each Warrant B grants the shareholder the right to purchase our common stock at a price of $3.50 per share. The Warrant B is exercisable until the earlier of: (i) 10 days after our registration statement is effective or 10 days after the Company's common stock is traded on the NASDAQ Small Cap or the American Stock Exchange; or (ii) the date that is 375 days following the date of the purchase date.

Competitive Business Conditions

The communications and information services industry is highly competitive and varied. Many of our existing and potential competitors, including approximately 160 licensed telecom carriers in the United Kingdom, have greater financial, personnel, marketing, customer bases and other financial resources significantly greater than ours. Our competitors include:

      o     Large regional carriers in the United Kingdom such as British
            Telecom;
      o Other regional carriers in the United Kingdom such as OneTel, Telediscount, Alpha, and Primus;
      o     Smaller regional carriers such as Quip.com;
      o Wireless telecommunications providers such as Vodafone, T-Mobile, and Orange; and
      o     International carriers.

Many of our competitors have the flexibility to introduce new service and pricing options that may be more attractive to our existing as well as our future potential customers. As a result: (a) these competitors have greater growth and profit potential than us; (b) competition may adversely affect our telecommunications related market share; (c) our competition may lead to a decrease in the rate at which we add new customers; and (d) price competition or promotional incentives offered by our competitors may lead to decreases in the rates that we charge, which may adversely affect our potential profitability.

We will attempt to overcome the competitive advantages of our competitors by:

      o     Enhancing our personal contact with our customers and local agents;
      o Providing our customers with the option to control and see their account over the Internet;
      o     Negotiating volume discounts with our underlying carriers; and
      o Increasing our ability to direct customer call traffic over the transmission networks of more than one carrier.

Principal Suppliers:

WorldCom International, Ltd. is our principal supplier of telephone routing and switching services, representing approximately 25% of such services to us. Our other suppliers are British Telecom and Teleglobe, both of which supply telephone routing and switching services. These companies furnish us with less than 35% of these type of services to us.

Dependence on Major Customers:

During 2003 and as of February 15, 2004, we had no single customer account that accounted for more than 10% of our revenues. Collectively, the United Kingdom accounts for at least 85% of our revenues. Although not a customer account, our joint venture with Story Telecom, represents approximately 40% of our revenues. We do not anticipate than any customer or country, besides the United Kingdom, will account for more than 10% of our revenues during 2004.

Patents, trademarks and licenses:

On January 9, 2004, we received notification from the Trademarks Registry Office of Great Britain that as of August 8, 2003, our trademark, "Xfone", was registered by that government agency. We do not have any other patents or trademarks, nor have we filed any other applications for patents or trademarks. Our subsidiary, Swiftnet, Ltd., is licensed in the United Kingdom as an international telecommunication carrier.

Regulatory Matters:

In 1996, our subsidiary, Swiftnet, Ltd., was granted a license to operate a telecommunications system from the Secretary of State for Trade and Industry of the United Kingdom. The license may be revoked by this agency upon thirty days notice in the event of certain conditions such as misconduct or breach of various telecommunications laws.

We are affected by regulations introduced by Secretary of State for Trade and Industry of the United Kingdom. Since the break up of the United Kingdom telecommunications duopoly consisting of British Telecom and Mercury in 1991 it has been the stated goal of Secretary of State for Trade and Industry to create a competitive marketplace. Secretary of State for Trade and Industry has imposed mandatory rate reductions on British Telecom in the past, which are expected to continue for the near future. We do not believe that any regulations introduced by Secretary of State for Trade and Industry will interfere with or substantially hurt our business.

Our business operates in at least 75 countries, all of which have different regulations, standards and controls related to licensing, telecommunications, import/export, currency and trade. We believe that we are in substantial compliance with these laws and regulations.

Since only messaging services but no calls by our customers originate in the United States, we do not believe that we are subject to any telecommunications laws or regulations in the United States. In the future, if our services expand, it is possible that we will become subject to the telecommunications laws and regulations of the United States. If this occurs, compliance with such laws will involve higher costs than we now have in Europe.

Cost of Compliance with Environmental Laws

We currently have no costs associated with compliance with environmental regulations. We do not anticipate any future costs associated with environmental compliance; however, there can be no assurance that we will not incur such costs in the future.

Research and Development:

Other than developing and expanding our telecommunications applications and our website, we do not intend to undertake any significant research and development activities. During fiscal year 2002, we spent $51,200 US on research and development. During the first three quarters of 2003, from January 1, 2003 to September 30, 2003, we spent approximately $49,000 US on research and development

Employees

We have 12 full-time employees consisting of:

      o 1 Chief Executive Officer/President that directs our overall operations;
      o 1 Chairman of the Board, whose duties apart from being our Chairman of the Board, are to initiate and assist with telecom related projects;
      o 1 Research and Development Manager that directs and initiates various technological and software related projects;
      o 1 Marketing Manager, that directs our marketing initiatives, including marketing pertaining to resellers and agents, advertising and direct marketing;
      o 1 Operational Manager, that directs the technical and operational aspects of all telecom related matters pertaining to our business;
      o     1 Financial Controller, that directs our financial operations; and
      o 6 employees in our administration department that perform secretarial, filings, and other administrative duties and provide our customers with technical and billing information and support.

We also have 3 part-time employees that operate in shifts, assisting our administrative employees.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports and other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Our filings are also available to the public from commercial document retrieval services and the Internet world wide website maintained by the Securities and Exchange Commission at www.sec.gov.

MANAGEMENTS DISCUSSION AND ANALYSIS

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", "will", or " should", or " anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

Overview.

We are a holding company that operates entirely through our subsidiary, Swiftnet, Ltd., a U.K. based telecommunication service provider and international licensed telecommunication carrier. As of February 28, 2003, Swiftnet, Ltd. is and has been our only source of income. Through Swiftnet, we sell and develop telecommunication services, including telephony, fax messages, calling cards, and Internet driven applications and mainly in the United Kingdom and Europe. In addition, Swiftnet provides services and telecom solutions to resellers and partners worldwide. On October 4, 2000, Xfone acquired Swiftnet which had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Swiftnet was incorporated in 1991 under the laws of the United Kingdom. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During the year 2000, Swiftnet shifted its business focus and our focus has remained on telephony voice services offering comprehensive support packages to resellers and new services. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need of heavy investments and with lower expenses for operations and registration of new customers.

Financial Information - Percentage of Revenues

                                                    Year ended December 31
                                               ---------------------------------
                                                2002         2001         2000
                                               ---------------------------------
Revenues                                       100.00%      100.00%      100.00%
Cost of Revenues                               -58.66%      -61.29%      -64.90%
Gross Profit                                    41.34%       38.71%       35.10%
Operating Expenses:
Research and Development                        -0.86%       -1.16%       -2.15%
Marketing and Selling                           -8.56%       -8.24%       -8.29%
General and Administrative                     -23.48%      -20.46%      -17.45%
Total Operating Expenses                       -32.90%      -29.86%      -27.89%
Income before Taxes                              8.39%        7.72%        6.34%
Net Income                                       6.44%        5.48%        5.13%

The US Dollars amounts for 2002, 2001, 2000 are presented herein at the current rate of (pound)1 to $1.6 for convenience purposes.

Years ended December 31, 2001 and 2000

Consolidated Statement of Operations

Revenues. Revenues for the year ended December 31, 2001 increased 96.3% to (pound)2,658,905 ($3,855,412) from (pound)1,354,746 ($1,964,382) for the same period in 2000. The increase in revenues is attributed mainly to growth in revenues generated from our voice telephone services.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues increased 85.3% to (pound)1,629,604 ($2,362,926) for the year ended December 31, 2001 from
(pound)879,207 ($1,274,850) for the year ended December 31, 2000, representing 61.3% and 65% of the total revenues for the year ended December 31, 2001 and December 31, 2000, respectively. The decrease in cost of revenues is attributable to lower rates that we negotiated and concluded with our largest supplier.

Gross Profit. Gross profit is total revenues less cost of revenues. Gross profit excludes general corporate expenses, finance expenses and income tax. For the year ended December 31, 2001 and 2000, respectively, gross profit was (pound)1,029,301 ($1,492,486) and (pound)475,539 ($689,532), which represent
116.4% increase. The gross profit as percentage of revenues increased to 38.7% for the year ended December 31,2001 from 35% for the year ended December 31, 2000. The increase of the gross profit as percentage of revenues is attributed to the lower rates that we paid in the year ended December 31, 2001.

Research and Development. Research and development expenses were (pound)30,791 ($44,647) and (pound)29,124 ($42,230) for the year ended December 31, 2001 and 2000, respectively. These expenses represented 1.2% and 2.1% of our revenues of the year ended December 31, 2001 and 2000, respectively. The expenses consist of labor costs of the research and development manager and other related costs. Main developments relate to the development of our Xfone web site and its interconnections, the upgrade of software for our telephone platforms, billing systems, messaging services and the resellers support package.

Marketing and Selling Expenses. Marketing and selling expenses increased to (pound)219,238 ($317,895) from (pound)112,310 ($162,850) for the year ended
December 31, 2001 and 2000, respectively. Marketing and selling expenses as percentage of revenues were 8.2% and 8.3% for the year ended December 31, 2001 and 2000, respectively.

General and Administrative Expenses. General and administrative expenses increased to (pound)543,936 ($788,707) for the year ended December 31, 2001 from (pound)219,238 ($342,806) for the year ended December 31,2000. As percentage of revenues General and administrative expenses increased to 20.5% for the year ended December 31, 2001 from 17.5% for the year ended December 31, 2000 the increase is mainly attributable to expenses related to the preparation of the Form SB2 registration statement that was filed with the Securities and Exchange Commission.

Financing Expenses. Financing expenses, net, increased to (pound)30,982 ($44,924) for the year ended December 31, 2001 from (pound)12,016 ($17,423) for the year ended December 31, 2000.

Income Before Taxes. Income before taxes for the year ended December 31, 2001 increased by 139% to (pound)205,363 ($297,777) from (pound)85,896 ($124,552) for the year ended December 31, 2000. The increase of the income before taxes is attributable primarily to the increase of 96.3% in our revenues and the lesser increase of 85.3% in our cost of revenues. Income before taxes as percentage of revenues was 7.7% for the year ended December 31, 2001 and 6.3% for the year ended December 31, 2000.

Taxes on Income. United Kingdom companies are usually subject to income tax at the corporate rate of 20%. Taxes on income for the year ended December 31, 2001,excluding the approximately (pound)65,000 loss for which no benefit has been recognized, amounted to (pound)59,757 ($86,648) which represents 22% of the income before taxes as compared with (pound)16,339 ($23,692) for the year ended December 31, 2000 that represents 19% of the income before taxes, excluding approximately (pound)13,000 loss for which no benefit has been recognized. The increase in the percentage of taxes on such income before taxes is attributable primarily to the effect of permanent differences between taxable and financial statement income.

Net Income. Net income for the year ended December 31, 2001 amounted to (pound)145,606 ($211,129) and represents 5.5% of the revenues, as compared with (pound)69,559 ($100,860) 5.1% of the revenues, for the year ended December 31, 2000. The increase in the net income is mainly attributable to the 139% growth in our income before taxes that was partially offset by a higher growth in the taxes on income for the year ended December 31, 2001.

Earning per share

The earning per share for the year ended December 31, 2001 was (pound)0.03 ($0.043) for the basic 4,848,333 weighted average Shares and (pound)0.027 ($0.039) for diluted number of shares including the option to buy 500,000 shares.

Balance Sheet

Current Assets. Current Assets amounted to (pound)1,194,764 ($1,732,408) as of December 31, 2001 as compared to (pound)744,693 ($1,111,474) as of December 31, 2000. Increases is mainly attributable to an 146% increase in account receivable as a result of the growth in our activities, offset by a decrease in prepayments and other receivables and in the loan to shareholder.

Loan to shareholder. Loan to shareholder amounted to (pound)282,347 ($409,403) as of December 31, 2001 as compared to (pound)216,133 ($322,586) as of December 31,2000. As of December 31, 2001 (pound)66,212 ($96,007) of the loan is classified as current asset.

Fixed assets. Fixed assets after accumulated depreciation increased to (pound)158,437 ($229,733) as of December 31, 2001 as compared with (pound)87,072 ($129,958) as of December 31,2000. Purchase of equipment during the year ended December 31, 2001 amounted to (pound)108,377 ($144,456) and depreciation for same period amounted to (pound)37,012 ($53,727).

Current Liabilities. As of December 31, 2001 Current Liabilities increased by (pound)438,476 ($635,790) to (pound)1,094,330 ($1,586,778) as compared with
(pound)655,854 ($978,886) as of December 31, 2000. The increase is mainly attributable to an increase of (pound)461,466 ($647,852) in trade payables that are as a result of the growth in the revenues of Xfone.

Liquidity and Capital resources December 31, 2001.

Net cash provided by operating activities for the year ended December 31, 2001 was (pound)181,271 ($262,843).

The cash provided by operating activities was primarily attributable to our Net Income (pound)145,606 ($211,129) complemented by Depreciation for the amount of (pound)37,012 ($53,667).

Net financing activities provided (pound)9,904 ($14,361). Investing activities used (pound)108,377 ($157,147) to finance the purchase of new equipment.

Cash at December 31, 2001 amounted to (pound)279,243 ($404,902) an increase of (pound)82,798 ($120,057) since December 31,2000. Our current assets for December 31, 2001 are higher than our current liabilities by (pound)100,434 ($145,629).

Our commitments for capital expenditures as of December 31, 2001 were (pound)54,395 ($78,873). The purpose of the commitment was buying new equipment.

We shall continue to finance our operations and fund the commitments for capital expenditures mainly from the cash provided from operating activities. We have, as well, an unused $200,000 credit facility that a UK bank made available to our operating subsidiary, Swiftnet.

We believe that our future cash flow from operations together with our current cash and the unused Bank facility will be sufficient to finance our activities through the years 2001 and 2002. For the implementation of our expansion plans, we plan to raise money through either a public or private offering.

Impact of Inflation and Currency Fluctuations.

As of December 31, 2001 we deal with only two currencies British Pounds and U.S. Dollars. Even when we do business in countries other than the United Kingdom. or the United States, we sell and buy in either U.K. Pounds or U.S. Dollars.

Most of our revenues and Current Assets are in British Pounds, the long-term loan to a shareholder is all in U.K. Pounds.
Our Cost of Revenues is all in British Pounds. Most of our liabilities, operating and financing expenses are in British Pounds. The reminder of the Assets, Liabilities, Revenues and expenditures are in U.S. Dollars.

A devaluation of the U.K. Pound in relation to the U.S. Dollar will have the effect of decreasing the Dollar value of all assets or liabilities that are in U.K. Pounds. Conversely, any increase in the value of the U.K. Pound in relation to the Dollar has the effect of increasing the Dollar value of all U.K. Pounds assets and the Dollar amounts of any U.K. liabilities and expenses.

Inflation would affect our operational results if we shall not be able to match our Revenues with our expenses. If rate of inflation will cause a raise in salaries or other expenses and the market conditions will not allow us to raise prices proportionally it will have a negative effect on the value of our assets and on our profitability.

Years ended December 31, 2002 and 2001
Consolidated Statement of Operations

Revenues. Revenues for the year ended December 31, 2002 increased by 41% to (pound)3,741,436 ($5,968,298), from (pound)2,658,905 ($4,254,248) for the same period in 2001. The increase in revenues is attributed mainly to growth in revenues generated from our voice telephony services.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues increased by 35% to (pound)2,194,792 ($3,511,667) for the year ended December 31, 2002, from (pound)1,629,604 ($2,607,366) for the year ended December 31, 2001, representing 58.7% and 61.3% of the total revenues for the year ended December 31, 2002 and December 31, 2001, respectively. The decrease in cost of revenues is attributable to lower rates that we negotiated and concluded with our suppliers.

Gross Profit. Gross profit is total revenues less cost of revenues. Gross profit excludes general corporate expenses, finance expenses and income tax. For the year ended December 31, 2002 and 2001, respectively, gross profit was (pound)1,546,644 ($2,474,631) and (pound)1,029,301 ($1,646,882) which represents a 50% increase. The gross profit as a percentage of revenues increased to 41.3% for the year ended December 31 2002, from 38.7% for the year ended December 31, 2001. The increase of the gross profit as a percentage of revenues is attributed to the lower rates that the company paid in the year ended December 31, 2002.

Research and Development. Research and development expenses were (pound)32,000 ($51,200) and (pound)30,791 ($49,265) for the year ended December 31, 2002 and 2001, respectively, which represents 1% and 1.2% of revenues for the years ended December 31, 2002 and 2001, for the same periods, respectively. These expenses consist of labor costs of our research and development manager and other related costs. Main developments relate to the development of the Xfone web site and its interconnections, and the upgrade of software for our telephone platforms, billing systems, messaging services and the resellers support package.

Marketing and Selling Expenses. Marketing and selling expenses increased to (pound)320,418 ($512,668) from (pound)219,238 ($350,781) for the year ended
December 31, 2002 and 2001, respectively. Marketing and selling expenses as a percentage of revenues were 8.6% and 8.2% for the year ended December 31, 2002 and 2001, respectively.

General and Administrative Expenses. General and administrative expenses increased to (pound)878,624 ($1,405,799) for the year ended December 31, 2002 from (pound)543,936 ($870,298) for the year ended December 31,2001. As a percentage of revenues, general and administrative expenses increased to 23.5% for the year ended December 31, 2002, from 20.5% for the year ended December 31, 2001. This increase is mainly attributable to expenses related to the growth in our operations and our status as a public company.

Financing Expenses. Financing expenses, net, decreased to (pound)12,837 ($20,539) for the year ended December 31, 2002 from (pound)30,982 ($49,571) for the year ended December 31, 2001.

Income Before Taxes. Income before taxes for the year ended December 31, 2002 increased by 53% to (pound)313,794 ($502,071) from (pound)205,363 ($328,581) for the year ended December 31, 2001. The increase of the income before taxes is attributable primarily to the increase of 41% in our revenues and the lesser increase of 35% in our cost of revenues. Income before taxes as a percentage of revenues was 8.4 for the year ended December 31, 2002 and 7.7% for the year ended December 31, 2001.

Taxes on Income. United Kingdom companies are usually subject to income tax at the corporate rate of 20%-30%. Taxes on income for the year ended December 31, 2002, amounted to (pound)72,813 (116,501) which represents 23% of the income before taxes, as compared with (pound)59,757 ($95,611) for the year ended December 31, 2001 representing 29% of the income before taxes. The decrease in the percentage of taxes on such income before taxes is attributable primarily to the carry forward loss of the parent company.

Net Income. Net income for the year ended December 31, 2002 amounted to (pound)240,981 ($385,570)representing 6.4% of our revenues, as compared with (pound)145,606 ($232,970), representing 5.4% of the revenues for the year ended December 31, 2001. The increase in the net income is mainly attributable to the 53% growth in our Income before taxes and our lesser increase of 22% in the taxes on income.

Earning per share

The earning per share of common stock for the year ended December 31, 2002 was (pound)0.05 ($0.08) for the basic 5,030,444 weighted average shares of common stock and (pound)0.04 ($0.07) for diluted number of shares of common stock including the option to buy 500,000 shares of common stock.

Balance Sheet

Current Assets. Current Assets amounted to (pound)1,658,835 ($2,654,136) as of December 31, 2002 as compared to (pound)1,194,762 ($1,911,619) as of December 31, 2001. This increase of (pound)464,073 ($742,517) is mainly attributable to a 32% increase in account receivable and a 64% increase in cash both of which are a result of our growth in business activities and profitability.

Loan to shareholder. Loan to shareholder amounted to (pound)303,130 ($485,008) as of December 31, 2002, as compared to (pound)282,347 ($451,755) as of December 31,2001. As of December 31, 2002, (pound)45,558 ($72,893) of the loan is classified as a current asset. This loan to shareholder was made to our Chairman of the Board, Abraham Keinan, and was made prior to the passage of the Sarbanes Oxley Act. There has been no material modification of the loan since the passage of the Sarbanes Oxley Act.

Fixed assets. Fixed assets after accumulated depreciation increased to (pound)252,894 ($404,631) as of December 31, 2002 as compared with (pound)158,437 ($253,499) as of December 31,2001. Purchase of equipment during the year ended December 31, 2001 amounted to (pound)152,757 ($244,411); depreciation for the same period amounted to (pound)58,300 $93,280.

Current Liabilities. As of December 31, 2002, current liabilities increased by (pound)367,697 ($588,315) to (pound)1,462,027 ($2,339,244) as compared with
(pound)1,094,330 ($1,750,928) as of December 31, 2001. This increase is mainly attributable to an increase of (pound)214,607 ($343,371) in trade payables that increased as a result of the 35% growth in cost of revenues.

Impact of Inflation and Currency Fluctuations.

As of December 31, 2002, we deal with only two currencies United Kingdom Pounds and United States dollars. Even when we do business in other countries rather than the United Kingdom or the United States we sell and buy in either United Kingdom pounds or United States dollars. Most of our revenues and current assets are in United Kingdom pounds, the long-term loan to a shareholder is all in United Kingdom Pounds.

Our cost of revenues is all in United Kingdom pounds. Most of our liabilities, operating and financing expenses are in United Kingdom pounds. The reminder of the assets, liabilities, revenues and expenditures are in United States dollars. A devaluation of the United Kingdom pound in relation to the United States dollar will have the effect of decreasing the dollar value of all assets or liabilities that are in United Kingdom pounds. Conversely, any increase in the value of the United Kingdom pound in relation to the United States dollar has the effect of increasing the dollar value of all United Kingdom pounds assets and the dollar amounts of any United Kingdom liabilities and expenses.

If we are unable to Although we have match our revenues with our expenses, inflation would affect our operational results. If the rate of inflation will cause a raise in salaries or other expenses and the market conditions will not allow us to raise prices proportionally it will have a negative effect on the value of our assets and our profitability.

Nine Months Ended September 30, 2003 and 2002
Consolidated Statement of Operations

Revenues. Revenues for the nine months ended September 30, 2003 increased by 76% (90% in USD currency) to (pound)4,968,263 ($8,296,999) from (pound)2,817,727
($4,367,478) for the same period in 2002. The increase in revenues is attributed mainly to growth in revenues generated from our voice telephony services and the new Story Telecom project. The additional increase in USD is attributable to the devaluation of the USD VS the UKP. The convenience translation to USD is based on rate of exchange of $1.67 to (pound)1 for September 30, 2003 and $1.55 to (pound)1 on September 30, 2002.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues was correspondingly changed with the revenues, with (pound)3,125,852 ($5,220,172) for the nine months ended September 30, 2003 and (pound)1,772,170 ($2,746,863) for the nine months ended September 30, 2002, representing 63% of the total revenues for the two periods.

Gross Profit. Gross profit is total revenues less cost of revenues. Gross profit excludes general corporate expenses, finance expenses and income tax. For the nine months ended September 30, 2003 and 2002, respectively, gross profit was (pound)1,842,411 ($3,076,827) and (pound)1,045,557 ($1,620,615), which represents a 76% increase (90% in USD currency). The additional increase in USD is attributable to the devaluation of the USD VS the UKP.
The gross profit as a percentage of revenues was 37% in the two periods. The Company managed to keep the same percentage of revenues thanks to the lower rates that the Company paid in the nine months ended September30, 2003. Our new project with our affiliate, Story Telecom, will significantly reduce our gross profit margin. Lower price rates have been agreed between the companies. Xfone owns 40% of Story Telecom Ltd.

Research and Development. Research and development expenses were (pound)29,443 ($49,170) and (pound)22,500 ($34,875) for the nine months ended September 30, 2003 and 2002, respectively, representing 0.6% and 0.8% of revenues of the nine months ended September 30, 2003 and 2002, respectively. The expenses consist of labor costs of the research and development manager and other related costs. Main developments relate to the development of the Xfone web site and its interconnections, the upgrade of software for our telephone platforms, billing systems, messaging services, and the resellers support package.

Marketing and Selling Expenses. Marketing and selling expenses increased to (pound)778,468 ($1,300,041) from (pound)139,590 ($216,365) for the nine months ended September 30, 2003 and 2002, respectively. Marketing and selling expenses as a percentage of revenues were 16% and 5% for the nine months ended September 30, 2003 and 2002, respectively. The increase in marketing expenses is attributable to the increasing revenues derived from commission related activities, including commissions for resellers of numbers similar to 1-800 or 1-900 with no specific geographical place.

General and Administrative Expenses. General and administrative expenses increased to (pound)650,410 ($1,086,185) for the nine months ended September 30, 2003, from (pound)574,558 ($890,564) for the nine months ended September 30,2002. As a percentage of revenues general and administrative expenses decreased to 13% for the nine months ended September 30, 2003 from 20% for the nine months ended June 30, 2002. The decrease in administrative expenses as a percentage of revenues is attributable to our growth in revenues and to our improved computerization efficiencies.

Financing Expenses. Financing expenses decreased to (pound)21,034 ($35,126) for the nine months ended September 30, 2003 from (pound)31,147 ($48,277) for the same period in 2002.

Income Before Taxes. Income before taxes for the nine months ended September 30, 2003 increased by 27% (37% in USD currency) to (pound)363,257 ($606,639) from (pound)286,468 ($444,029) for the nine months ended September 30, 2002. The increase of the income before taxes is attributable primarily to the increase of our gross profit; the additional increase in USD is attributable to the devaluation of the USD VS the UKP.
Income before taxes as a percentage of revenues was 7.3% for the nine months ended September 30, 2003 and 10% for the nine months ended September 30, 2002.

Taxes on Income. Taxes on income for the nine months ended September 30, 2003 amounted to (pound)63,337 ($105,773), which represents 17.7% of the income before taxes as compared with (pound)77,420 ($120,001) for the nine months ended September 30, 2002.

Net Income. Net income for the nine months ended September 30, 2003 amounted to (pound)299,920 ($500,866) and represents 6% of the revenues, as compared with (pound)209,048 ($324,028) for the nine months ended September 30, 2002 that represents 7.4% of the revenues.

Earning per share

The earning per share for the nine months ended September 30, 2003 was (pound)0.08 ($0.10) for the basic 5,117,684 Shares and (pound)0.05 ($0.08) for diluted number of shares, including the options to buy 1,600,000 shares.

Balance Sheet

Current Assets. Current assets amounted to (pound)2,851,139 ($4,761,402) as of September 30, 2003 as compared to (pound)1,658,835 ($2,654,136) as of December 31, 2002. This increase in our current assets is mainly attributable to the growth of Account Receivables that derive the growth in our revenues and the growth in our cash positions.

Loan to shareholder. Loan to shareholder amounted to (pound)289,515 ($483,490) as of September 30, 2003, as compared to (pound)303,130 ($477,429) as of December 31,2002. As of September 30, 2003 (pound)56,849 ($94,938) of the loan is classified as a current asset.

Fixed assets. Fixed assets after accumulated depreciation increased to (pound)401,985 ($671,315) as of September 30, 2003 as compared with (pound)253,409 ($405,454) as of December 31, 2002. Growth in fix assets reflects investments in equipment and systems to enhance our throughput.

Current Liabilities. As of September 30, 2003, current liabilities increased to(pound)2,429,578 ($4,057,395) as compared with (pound)1,462,027 ($2,339,243)
as of December 31, 2002.

Liquidity and Capital resources September 30 2003.

Net cash provided by operating activities for the nine months ended September 30, 2003 was (pound)681,501 ($1,138,106). The cash provided by operating activities was primarily attributable to our increase in trade payables and our net income.

Cash at September 30, 2003 amounted to (pound)994,772 ($1,661,268), an increase of (pound)522,809 ($906,127) since December 31, 2002.

We shall continue to finance our operations and fund the commitments for capital expenditures mainly from the cash provided from operating activities. We believe that our future cash flow from operations together with our current cash will be sufficient to finance our activities through the years 2003 and 2004. We shall consider to raise money through a public or private placement to fund the implementation of an expanding operational plan.

Impact of Inflation and Currency Fluctuations.

As of September 30, 2003 we deal with only two currencies, British Pounds and United States Dollars. Even when we do business in other countries rather than the United Kingdom or the United States we sell and buy in either U.K. Pounds or U.S. Dollars.

Most of our revenues and current assets are in British Pounds, the long-term loan to a shareholder is all in U.K. Pounds.

Our cost of revenues is all in British Pounds, most of our liabilities, operating and financing expenses are in British Pounds. The remainder of the assets, liabilities, revenues and expenditures are in U.S. Dollars.

A devaluation of the U.K. Pound in relation to the U.S. Dollar will have the effect of decreasing the Dollar value of all assets or liabilities that are in U.K. Pounds.

Conversely, any increase in the value of the U.K. Pound in relation to the Dollar has the effect of increasing the Dollar value of all U.K. Pounds assets and the Dollar amounts of any U.K. liabilities and expenses.

Inflation would affect our operational results if we shall not be able to match our Revenues with our expenses.

If rate of inflation will cause a raise in salaries or other expenses and the market conditions will not allow us to raise prices proportionally, it will have a negative effect on the value of our assets and on our potential profitability.

Eleven month Ended November 30, 2003 and 2002

Consolidated Statement of Operations

Revenues. Revenues for the eleven month ended November 30, 2003 increased by 90% to (pound)6,573,600 (by 104% to $11,306,593) from (pound)3,457,710 ($5,532,336)
for the same period in 2002. The increase in revenues is attributed mainly to growth in revenues generated from our voice telephony services and the new Story Telecom project. The additional increase in USD is attributable to the devaluation of the USD VS the UKP. The convenience translation to USD is based on rate of exchange of $1.73 to (pound)1 for November 30, 2003 and $1.6 to (pound)1 on December 31, 2002.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues correspondingly derives from the revenues, with (pound)4,225,840 ($7,268,444)for the eleven month ended November 30, 2003 and (pound)2,060,048 ($3,296,077) for the eleven month ended November 30, 2002, representing 64.3% of the total revenues for the eleven months ended November 30, 2003 and 59.6% for the eleven months ended November 30, 2002. The increase in the cost of revenues as percentage of revenues is attributable to the increase of our revenues that derive from the Story Telecom project that currently focus on Calling Cards services. In the Story Telecom Project, our cost of revenues as percentage of revenues is averagely higher than the percentage in our other sources of revenues.

Gross Profit. Gross profit is total revenues less cost of revenues. Gross profit excludes general corporate expenses, finance expenses and income tax. For the eleven month ended November 30, 2003 and 2002, respectively, gross profit was (pound)2,347,761 ($4,038,149) and (pound)1,397,662 ($2,236,259), which represents a 68% increase (80% inUSD). The additional increase in USD is attributable to the devaluation of the USD VS the UKP.

The gross profit as a percentage of revenues was 35.7% for the eleven months ended on November 30, 2003 and 40.4% for the eleven months ended November 30, 2002. Our new project with our affiliate, Story Telecom, reduced our gross profit margin. The impact is negated by lower rates that we received from our suppliers.

Research and Development. Research and development expenses were (pound)37,220 ($64,018) and (pound)29,850 ($47,760) for the eleven month ended November 30, 2003 and 2002, respectively, representing 0.6% and 0.9% of revenues of the eleven month ended November 30, 2003 and 2002, respectively. The expenses consist of labor costs of the research and development manager and other related costs. Main developments relate to the development of the Xfone web site and its interconnections, the upgrade of software for our telephone platforms, billing systems, messaging services, and the resellers support package.

Marketing and Selling Expenses. Marketing and selling expenses increased to (pound)952,604 ($1,638,479) from (pound)270,590 ($432,944) for the eleven month ended November 30, 2003 and 2002, respectively. Marketing and selling expenses as a percentage of revenues were 14.5% and 7.8% for the eleven month ended November 30, 2003 and 2002, respectively. The increase in marketing expenses is attributable to the increasing revenues derived from commission related activities, including commissions for resellers of numbers similar to 1-800 or 1-900 with no specific geographical place.

General and Administrative Expenses. General and administrative expenses increased to (pound)804,313 ($1,383,418) for the eleven month ended November 30, 2003, from (pound)794,557 ($1,271,291) for the eleven months ended November 30, 2002. As a percentage of revenues general and administrative expenses decreased to 12.2% for the eleven month ended November 30, 2003 from 23% for the eleven month ended June 30, 2002. The decrease in administrative expenses as a percentage of revenues is mainly attributable to our growth in revenues and to our improved computerization efficiencies.

Financing Expenses. Financing expenses increased to (pound)24,779 ($42,619) for the eleven month ended November 30, 2003 from (pound)11,500 ($18,400) for the same period in 2002.

Income Before Taxes. Income before taxes for the eleven month ended November 30, 2003 increased by 77% (90% in USD) to (pound)533,545 ($917,698) from
(pound)301,165 ($481,864) for the eleven month ended November 30, 2002. The increase of the income before taxes is attributable primarily to the increase of our gross profit; the additional increase in USD is attributable to the devaluation of the USD VS the UKP.

Income before taxes as a percentage of revenues was 8.1% for the eleven month ended November 30, 2003 and 8.7% for the eleven month ended November 30, 2002.

Taxes on Income. Taxes on income for the eleven month ended November 30, 2003 amounted to (pound)117,381 ($201,896) which represents 22% of the income before taxes as compared with (pound)84,326 ($134,922) for the eleven month ended November 30, 2002.

Net Income. Net income for the eleven month ended November 30, 2003 amounted to (pound)416,164 ($715,802) and represents 6.3% of the revenues, as compared with (pound)216,839 ($346,942) for the eleven month ended November 30, 2002 which represents 6.3% of the revenues.

Earning per share

The earning per share for the eleven month ended November 30, 2003 was (pound)0.08 ($0.14) for the basic 5,117,684 Shares and (pound)0.07 ($0.12) for diluted number of shares, including the options to buy 1,600,000 shares.

Balance Sheet

Current Assets. Current assets amounted to (pound)3,473,243 ($5,973,978) as of November 30, 2003 as compared to (pound)1,658,835 ($2,654,136) as of December 31, 2002. This increase in our current assets is mainly attributable to the growth of account receivables and to the growth in our cash positions.

Loan to shareholder. Loan to shareholder amounted to (pound)293,534 ($504,879) as of November 30, 2003, as compared to (pound)303,130 ($485,008) as of December 31, 2002. The decrease represents a repayment of (pound)9,596, (increase in the USD loan balance is attributable to the devaluation of the USD VS the UKP).

Fixed assets. Fixed assets after accumulated depreciation increased to (pound)438,178 ($753,665) as of November 30, 2003 as compared with (pound)253,409 ($405,454) as of December 31, 2002. Growth in fix assets reflects investments in equipment and systems to enhance our efficiency and throughput.

Current Liabilities. As of November 30, 2003, current liabilities increased to (pound)2,932,879 ($5,044,552) as compared with (pound)1,462,027 ($2,339,243) as of December 31, 2002. The increase in our current liabilities results mainly from an increase of (pound)1,487,233 ($2,699,182) in our trade payables attributable to the growth in our revenues.

Liquidity and Capital Resources November 30 2003.

Net cash provided by operating activities for the eleven month ended November 30, 2003 was (pound)449,616 ($773,339). The cash provided by operating activities was primarily attributable to our increase in trade payables and our net income.

Cash at November 30, 2003 amounted to (pound)753,049 ($1,295,244), an increase of (pound)281,086 ($483,468) since December 31, 2002.

We shall continue to finance our operations and fund the current commitments for capital expenditures mainly from the cash provided from operating activities. During January and February 2003 we completed a private placement in which we raised gross proceeds that amounted to $2,907,711. Net new cash proceeds of the Financing - approximately $2.7M are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development.
 We believe that our future cash flow from operations together with our current cash will be sufficient to finance our operation activities through the years 2004 and 2005. We shall consider to raise more capital through a public or private placement to fund M&A and business development activities.

Impact of Inflation and Currency Fluctuations.

As of November 30, 2003 our functional currency remains the U.K. Pound, we do business also with U.S. Dollars. Even when we do business in other countries rather than the United Kingdom or the United States we sell and buy in either U.K. Pounds or U.S. Dollars.

Most of our revenues and current assets are in British Pounds, the long-term loan to a shareholder is all in U.K. Pounds. Major part of our cash is in U.S. Dollars.

Our cost of revenues is all in British Pounds, most of our liabilities, operating and financing expenses are in U.K. Pounds. The remainder of the assets, liabilities, revenues and expenditures are in U.S. Dollars.

A devaluation of the U.K. Pound in relation to the U.S. Dollar will have the effect of decreasing the Dollar value of all assets or liabilities that are in U.K. Pounds.

Conversely, any increase in the value of the U.K. Pound in relation to the Dollar has the effect of increasing the Dollar value of all U.K. Pounds assets and the Dollar amounts of any U.K. liabilities and expenses.

Inflation would affect our operational results if we shall not be able to match our Revenues with growing expenses caused by inflation.

If rate of inflation will cause a raise in salaries or other expenses and the market conditions will not allow us to raise prices proportionally, it will have a negative effect on the value of our assets and on our potential profitability.

DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 960 High Road, London N12 9RY - United Kingdom. This 3,000 square foot facility has seven offices, one board room, one computer room, one operation room that controls the computer room, entrance hall, main hall, accounting, secretarial and administration and 2 kitchens. Our office is located on the fifth floor of a six floor building with a concierge, two elevators and parking facilities. Our premises were leased on a 5 year term, which was due to expire on December 12, 2001. The yearly lease payments are approximately $23,421.00 (15,900 Pound Sterling). On December 20, 2002, we renewed our lease for a period of 10 years, with a five year cancellation option. Our current lease expires on December 20, 2012. The yearly lease payments have been increased to $34,320 (24,000 Pound Sterling).

Our offices are in good condition and are sufficient to conduct our operations.

We do not own any property nor do we have any plans to acquire any property in the future. We do not intend to renovate, improve or develop any properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. We have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ORGANIZATION IN LAST FIVE YEARS

On September 1, 2000, we issued 1,730,000 shares of our common stock to our founder and Chairman of the Board, Abraham Keinan for services rendered to us in our corporate formation. Mr. Keinan's services consisted of the establishment of our business concept and providing us with technical expertise. We valued Mr. Keinan's services at $247,390.

We have, along with our subsidiary, Swiftnet, Ltd., provided a loan to Abraham Keinan. As of November 30, 2003, a total of 293,534 Pound Sterling or approximately $504,879 as of November 30, 2003. We provided the loan to Mr. Keinan to promote his loyalty and continued service as our Chairman of the Board of Directors. This loan is reflected in a promissory note payable in ten equal installments of approximately $19,150 beginning January 1, 2002 and ending on January 1, 2011. This note is a non-interest bearing note. There has been no material remodification or reclassification of this loan since the passage of the Sarbanes Oxley Act on July 25, 2002.

On May 5, 2000, Swiftnet, Ltd. entered into an 18-month renewable consulting agreement with Campbeltown Business, Ltd., a private company incorporated in the British Virgin Island which is owned by Guy Nissenson, our Principal Executive Officer/President and Director, and his family. On November 5, 2001 and May 11, 2003, we renewed this agreement for additional 18 month periods. We plan to renew this agreement for an additional 18 month term after the expiration of the current term on November 11, 2004. Under the terms of this agreement, Swiftnet agreed to provide the following services to us: (a) analysis of proposed acquisitions; (b) seek markets for our telecommunications services in additional countries; (c) formulate strategies for our future growth plans; and (d) introduce potential customers to our business. We are obligated to pay Campbeltown Business, Ltd. 2,000 UK Pound Sterling (approximately $2,946) per month, along with an additional monthly performance bonus based upon Swiftnet, Ltd., attaining the following revenue levels for consulting services in the area of business development and management activities:

--------------------------------------------------------------------------------
TARGET AMOUNT OF                                ADDITIONAL MONTHLY BONUS
REVENUES PER MONTH
--------------------------------------------------------------------------------
Less than 125,000 Pounds (UK)                   0 Pounds (UK)
--------------------------------------------------------------------------------
Between 125,000 - 150,000 Pounds (UK)           1,250 Pounds (UK)
(approximately $ 225,000 - $ 270,000 US)        (approximately $ 2,250 US)
--------------------------------------------------------------------------------
Between 150,000 - 175,000 (UK)                  2,500 Pounds (UK)
(approximately $ 270,000 - $ 315,000 US)        (approximately $4,500 US)
--------------------------------------------------------------------------------
Over 175,000 Pounds (UK)                        2,750 Pounds (UK)
(approximately $ 315,000 US)                    (approximately $ 4,950 US)
--------------------------------------------------------------------------------

On May 11, 2000, Swiftnet, Ltd. and our Chairman of the Board of Directors, Abraham Keinan, entered into an employment agreement with Guy Nissenson, our Principal Executive Officer/ President. This agreement does not expire. Under the terms of the agreement, Swiftnet employed Mr. Nissenson to provide business development and sales and marketing services, at a base rate of 1000 pounds (UK) per month (approximately $1,433 US). When Swiftnet reaches average sales of 175,000 pounds (UK) per month for a consecutive three month period, Mr. Nissenson's salary will increase to 2,000 pounds (approximately $2,866 US) per month. In addition, Mr. Nissenson will receive an unspecified number of options to acquire our stock that is limited to 50% of the options that Abraham Keinan receives. As such, the agreement protects Mr. Nissenson's rights to have at least 50% of the options rights that Mr. Keinan will have. Mr. Nissenson can transfer the right of these options to another company or person at his discretion. Swiftnet may only cancel these options if : (1) Mr. Nissenson no longer works with Swiftnet; or (2) if within twelve months of Mr. Nissenson's employment with the company, Swiftnet and any other companies that may buy or merge into Swiftnet in the future, do not reach average revenues (over a three consecutive month period) of at least 120,000 pounds (UK). Because the average sales per month have exceeded 120,000 pounds within a twelve month period of Mr. Nissenson's employment, Swiftnet cannot cancel the options.

On June 19th, 2000, Swiftnet, Ltd. entered into a Stock Purchase Agreement with Abraham Keinan and Campbeltown Business, Ltd., a company owned by Guy Nissenson and his family. This agreement provided that if Campbeltown Business, Ltd. was to invest $100,000 in Swiftnet, it would receive in exchange 20% of the total shares of Swiftnet. In June 2000, Campbeltown Business Ltd. invested the $100,000 in Swiftnet. We acquired Swiftnet, Ltd. and Campbeltown received 720,336 shares of our common stock for its 20% interest in Swiftnet, Ltd.

Campbeltown Business, Ltd. has the option to purchase additional shares of Swiftnet that will represent 10% of all issued shares after the transaction for $200,000 US. This transaction can be executed either by Swiftnet issuing new shares, or by Abraham Keinan selling his private shares (as long as he has an adequate amount of shares), as Abraham Keinan will decide. This option will expire on December 31, 2005. Campbeltown Business, Ltd. can exercise this option in parts. If this option is exercised before the conclusion of Adar Group transaction Mr. Keinan and Swiftnet will make sure and guarantee that the shares owned by Campbeltown Business, Ltd. because of exercising this option will be exchanged by the same percentage of ownership in our common stock. It is agreed that if Campbeltown Business, Ltd. exercised only part of the option buying Swiftnet shares it will have the right to exercise the remainder of the option for our shares at the same terms. As long as Swiftnet is not a public company or is merged/bought/taken over by a third party only half of the option above could be taken.

Campbeltown Business, Ltd. will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

In the event that Swiftnet or we seek for money in a private placement for equity or any other rights, Campbeltown Business, Ltd. will have the right of first refusal on any transaction or part of it until December 31, 2005 or as long as it owns over 7% of Swiftnet equity or 4% of our common stock.

On October 15, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. shall receive 1% of the revenues for each month where our revenues reach $485,000 up to a maximum of one million dollars. On April 10, 2003, Mr. Keinan and Campbeltown Business Ltd waived their right to receive 1% of the revenues generated that are derived from Story Telecom.

Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons within the last five years and we have not other than the above transactions, we have not entered into any material transactions with any promoter within the last five years.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Below is the market information pertaining to the range of the high and low bid information of our common stock for each quarter since our common stock has been quoted on the OTC Bulletin Board. Our common stock is quoted under the symbol XFNE on the OTC Bulletin Board and on the Berlin (Germany) Stock Exchange. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

      2003                        Low        High
      ----                        ---        ----
Fourth Quarter                    $3.15      $6.25
Third Quarter                     $0.51      $3.60
Second Quarter                    $0.30      $0.64
First Quarter                     $0.30      $0.77

      2002                        Low        High
      ----                        ---        ----
Fourth Quarter                    $0.66     $1.45
Third Quarter                     $0.70     $1.33
Second Quarter                    $0.70     $3.65
First Quarter                     $0.00     $0.00

      2001                        Low        High
      ----                        ---        ----
Fourth Quarter                    $0.00      $0.00
Third Quarter                     $0.00      $0.00
Second Quarter                    $0.00      $0.00
First Quarter                     $0.00      $0.00

The source of the above information is www.OTCBB.com Data Products, Historical Data Service.

There is a limited trading market for our common stock. There is no assurance that a regular trading market for our common stock will develop, or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations.

Our Shares are "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 as equity securities with a price of less than $5.00. Our shares may be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor.

In addition, under the penny stock regulations the broker-dealer is required to:

      o Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
      o Disclose commission payable to the broker-dealer and its registered representatives and current bid and offer quotations for the securities;
      o Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks.
      o Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with a corresponding decrease in the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Holders.

At February 23, 2004, there were 145 holders of record of our common stock. We have one class of common stock outstanding.

Dividends.

On December 19, 2002, we declared our first cash dividend in the amount of $0.02 per common share. The cash dividend was payable on January 15, 2003 to our common stockholders of record at the close of business on December 31, 2002. On December 30, 2003, we declared a cash dividend of $.03 per shares on our common stock for all shareholders of record of our common stock at the close of business on December 31, 2003. We paid this dividend on February 16, 2004.

Apart from this dividend, we have not declared any cash dividends on our common stock since our inception and we do not anticipate at the present time paying further dividends in the foreseeable future. Currently, we plan to retain future earnings, if any, for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning the compensation received for services rendered to it during the current year and the years ended December 31, 2001 and 2002, and 2003 respectively by our Chairman of the Board, Abraham Keinan who is the managing director of Swiftnet, and Guy Nissenson, who is our Principal Executive Officer/ President. Abraham Keinan is our only executive officer who received aggregate compensation during our last fiscal year which exceeded, or would exceed on an annualized basis, $100,000.

----------------------------------------------------------------------------------------------------------------------------------
Summary Compensation Chart
----------------------------------------------------------------------------------------------------------------------------------
                         Annual Compensation                                         Long Term Compensation
----------------------------------------------------------------------------------------------------------------------------------
Name &           Year    Salary ($)           Bonus($)            Other($)           Restricted    Options($)   L/Tip($)     All
Position                                                                             Stock Awards                            Other
----------------------------------------------------------------------------------------------------------------------------------
Abraham Keinan   2003    $69,057*             $102,000            $28,884                           400,000
Chairman                 (40,622 Pound)        (60,000 Pound)     (16,991 Pound)

                 2002    $51,000                 9,588             67,500                 0               0         0         0
                         (30,000 Pound)         (6,372 Pound)     (45,000 Pound)        Pound           Pound     Pound     Pound

                 2001    $42,300                     0                  0                 0               0         0         0
                         (30000 Pound)

Guy Nissenson    2003    $74,820**                                                                  200,000
Principal                (43,500 Pound)
Executive
Officer          2002    $52,800
                         (33,000 Pound)

                 2001    $30,450
                         (21,000 Pound)
----------------------------------------------------------------------------------------------------------------------------------

*On April 15, 2003, our Board of Directors approved of a salary increase for our Chairman of the Board from $1,473 to $4,000 per month. Abraham Keinan's total salary of $69,057 for 2003, as reflected above, is composed of: (a) $3,250 per month from January 2003 to March 2003; and (b) $4,000 per month from April 2003 to December 2003.

Our chairman of the Board of Directors, Mr. Abraham Keinan, does not have a written employment agreement with us. Since January 2001, we have agreed to pay him a salary of $3,525 (2,500 Pound Sterling) per month. Abraham Keinan receives pension benefits and a company car. On October 15, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. shall receive 1% of the revenues for each month where our revenues reach $485,000 up to a maximum of one million dollars. On April 10, 2003, Mr. Keinan and Campbeltown Business Ltd waived their right to receive 1% of the revenues generated from calling cards sold by Story Telecom.

**On April 15, 1003, our Board of Directors approved of a salary increase for our Principal Executive Officer from UKP2,500 ($4,300) to UKP4,000 ($6,800) per month. Guy Nissenson's total salary of $73,950 is composed of: (a) $4,250 per month from January to March 2003; and (b) $6,800 per month from April 2003 to December 2003. On May 11, 2000, we entered into a written employment agreement with our Principal Executive Officer/President, Guy Nissenson. Under the agreement, Mr. Nissenson will work on business development, sales and marketing. At that time, we agreed to pay him a salary of $1,473 (1000 Pound Sterling) per month, subject to a future increase of $1,473 (1000 Pound Sterling) if Swiftnet reaches average sales of $257,775 (175,000 Pound Sterling) per month. In addition, we have agreed that if we grant options to Abraham Keinan, we will grant Mr. Nissenson options to buy Swiftnet or us according to the following formula: 50% of the options with same price and conditions that Mr. Keinan will receive, subject to our reaching a benchmark of $176,760 (120,000 Pound Sterling) average sales per month during Mr. Nissenson activities or in the 12 months thereafter. The agreement with Mr. Nissenson can be terminated by either party with one month notice.

Our research and development manager, Mrs. Bosmat Houston, has an employment agreement us which provides that we pay her a salary of $3,337 (2266 Pound Sterling) per month. She is not subject to a covenant not to compete. We may terminate Mrs. Houston's agreement with 8 weeks notice. She may terminate the agreement with one week notice.

Options/SAR Grants 2003
--------------------------------------------------------------------------------
                                   % of Total
                        Number       Options
Name and              Securities    Granted To
Principle              Underlying   Employees    Exercise      Expiration
Position               Options       in 2003       Price         Date
--------------------------------------------------------------------------------
Abraham Keinan*         400,000        66.7%      $0.475     August 31, 2008
Chairman             common stock
of the Board            shares
--------------------------------------------------------------------------------
Guy Nissenson**         200,000        33.3%      $0.475     August 31, 2008
Principal            common stock
Executive               shares
Officer/Director
--------------------------------------------------------------------------------
TOTAL                                100.00%
--------------------------------------------------------------------------------

*On August 21, 2003, we issued 400,000 options to acquire shares of our restricted common stock to Abraham Keinan. These options were issued to Abraham Keinan for services rendered by Mr. Keinan as the Chairman of our Board of Directors. These options are exercisable at a price of $0.475 per share. Each option is convertible into one share of stock. These options are vested immediately and expire 5 years after issuance.

**On August 21, 2003, we issued 200,000 options to acquire shares of our restricted common stock to Guy Nissenson. These options were issued to Guy Nissenson for services rendered by Mr. Nissenson as our President and Principal Executive Officer. These options are exercisable at a price of $0.475 per share. Each option is convertible into one share of stock. These options are vested immediately and expire 5 years after issuance.

This table is based on information from our stock records. All of the above shareholders reflect the ownership of our shares of common stock, either directly or indirectly, of our executive officers and directors. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in this table have sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as otherwise noted, herein, we are not aware of any arrangements which may result in a change in our control.

Board Compensation

Other than provide above our directors do not receive any compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending board or committee meetings.

FINANCIAL STATEMENTS

                   ------------------------------------------
                           Xfone, Inc. and Subsidiary
                   ------------------------------------------

                        CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 2002

                   ------------------------------------------
                           Xfone, Inc. and Subsidiary
                   ------------------------------------------

                        CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 2002

CONTENTS
--------

                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                    F-1

Balance Sheet                                                           F-2-F-3

Statements of Operations                                                    F-4

Statement of Changes in Shareholders' Equity                                F-5

Statements of Cash Flows                                                F-6-F-7

Notes to Consolidated Financial Statements                             F-8-F-21

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Xfone, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Xfone, Inc. and Subsidiary as of December 31, 2002, the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used in significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of Xfone, Inc. and Subsidiary as of December 31, 2002, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Chaifetz & Schreiber, P.C.
------------------------------
Chaifetz & Schreiber, P.C.
21 Harbor Park Drive N.
Port Washington, NY 11050
March 25, 2003

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

                           CONSOLIDATED BALANCE SHEET

                                                 December 31,      December 31,
                                                    2002               2002
                                                 ------------      ------------
                                                                    Convenience
                                                                    translation
                                                                    into U.S. $
Current assets
Cash                                           (pound)   471,963    $   755,141
Accounts receivable, net                                 960,729      1,537,166
Prepaid expenses and other receivables                   180,585        288,936
Loan to shareholder                                       45,558         72,893
                                               -----------------    -----------
Total Current Assets                                   1,658,835      2,654,136
                                               -----------------    -----------
Loan to shareholder                                      257,572        412,115
                                               -----------------    -----------
Investments                                                  515            824
                                               -----------------    -----------
Fixed assets
Cost                                                     559,471        895,154
Less - accumulated depreciation                         (306,577)      (490,523)
                                               -----------------    -----------
Total fixed assets                                       252,894        404,631
                                               -----------------    -----------
Total assets                                   (pound) 2,169,816    $ 3,471,706
                                               =================    ===========

The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

                           CONSOLIDATED BALANCE SHEET

                                                 December 31,      December 31,
                                                    2002               2002
                                                 ------------      ------------

                                                                    Convenience
                                                                    translation
                                                                    into U.S. $
                                                 ------------      ------------

Current liabilities
Dividend payable (pound)                                  63,261    $   101,218
Notes payable - current portion                            4,000          6,400
Trade payables                                         1,176,183      1,881,893
Other liabilities and accrued expenses                   197,053        315,285
Obligations under capital leases -
     current portion                                      21,530         34,448
                                               -----------------    -----------
Total current liabilities                              1,462,027      2,339,244
Deferred taxes                                            25,000         40,000
Notes payable                                              7,167         11,467
Obligation under capital lease                            34,026         54,442
                                               -----------------    -----------
Total liabilities                                      1,528,220      2,445,153
                                               -----------------    -----------
Shareholders' equity
Preferred stock - 50,000,000 shares
  authorized, none issued
Common stock:
25,000,000 shares authorized,
  (pound).0006896 par value;
  5,060,889 issued and outstanding                         3,490          5,584
Contributions in excess of shares                        180,219        288,350
Receipt on account of shares                                  --             --
Retained earnings                                        457,887        732,619
                                               -----------------    -----------
Total shareholders' equity                               641,596      1,026,553
                                               -----------------    -----------
Total liabilities
  and shareholders' equity                     (pound) 2,169,816    $ 3,471,706
                                               =================    ===========

The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                  December 31,        December 31,          Years Ended Years Ended
                                      2002                2001              2002             2001
                                  ------------        ------------      ------------      ------------
                                                                        Convenience
                                                                        translation
                                                                        into U.S.$
                                  ------------        ------------      ------------      ------------
Revenues                        (pound)3,741,436   (pound)2,658,905      $ 5,986,298      $ 4,254,248
Cost of revenues                      (2,194,792)        (1,629,604)      (3,511,667)      (2,607,366)
                                ----------------    ---------------      -----------      -----------
Gross profit                           1,546,644          1,029,301        2,474,631        1,646,882
                                ----------------    ---------------      -----------      -----------
Operating expenses:
Research and development                 (32,000)           (30,791)         (51,200)         (49,265)
Marketing and selling                   (320,418)          (219,238)        (512,668)        (350,781)
General and administrative              (878,624)          (543,936)      (1,405,799)        (870,298)
                                ----------------    ---------------      -----------      -----------
Total operating expenses              (1,231,042)          (793,965)      (1,969,667)      (1,270,344)

Operating profit                         315,602            235,336          504,964          376,538
Financing expenses - net                 (12,837)           (30,982)         (20,539)         (49,571)
Other income                              11,029              1,009           17,646            1,614
                                ----------------    ---------------      -----------      -----------
Income before taxes                      313,794            205,363          502,071          328,581
Taxes on income                          (72,813)           (59,757)        (116,501)         (95,611)
                                ----------------    ---------------      -----------      -----------

Net income                      (pound)  240,981    (pound) 145,606      $   385,570      $   232,970
                                ================    ===============      ===========      ===========
Earnings Per Share:
Basic                           (pound)     0.05    (pound)    0.03      $      0.08      $      0.05
                                ================    ===============      ===========      ===========
Diluted                         (pound)     0.04    (pound)    0.03      $      0.07      $      0.04
                                ================    ===============      ===========      ===========

The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                    Number of         Contributions         Total
                                    Ordinary          Share                 in excess of        Retained         Shareholders'
                                    Shares            Capital               par value           Earnings         Equity
                                ----------------    ---------------      ----------------    ---------------    ---------------
Balance at January 1, 2001             4,800,000    (pound)   3,310      (pound)  134,143    (pound) 134,561    (pound) 272,014
Issuance of ordinary shares              200,000                138                 6,760                 --              6,898
Net income                                    --                 --                    --            145,606            145,606
                                ----------------    ---------------      ----------------    ---------------    ---------------
Balance at December 31, 2001           5,000,000    (pound)   3,448      (pound)  140,903    (pound) 280,167    (pound) 424,518
                                ----------------    ---------------      ----------------    ---------------    ---------------

Balance at January 1, 2002             5,000,000              3,448               140,903            280,167            424,518
Issuance of shares                        60,889                 42                39,316                 --             39,358
Net income                                    --                 --                    --            240,981            240,981
Dividend                                      --                 --                    --            (63,261)           (63,261)
                                ----------------    ---------------      ----------------    ---------------    ---------------
Balance at December 31, 2002           5,060,889    (pound)   3,490      (pound)  180,219    (pound) 457,887    (pound) 641,596
                                ================    ===============      ================    ===============    ===============

Convenience translation into
  U.S. $:
Balance at January 1, 2002             5,000,000    $         5,517      $        225,445    $       448,267    $       679,229
Issuance of shares                        60,889                 67                62,905                 --             62,972
Net income                                    --                 --                    --            385,570            385,570
Dividend                                      --                 --                    --           (101,218)          (101,218)
                                ----------------    ---------------      ----------------    ---------------    ---------------
Balance at December 31, 2002           5,060,889    $         5,584      $        288,350    $       732,619    $     1,026,553
                                ================    ===============      ================    ===============    ===============

The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               Years                                Years
                                                               Ended                                Ended
                                                               December 31,                         December 31,
                                                         2002                 2001             2002              2001
                                                     ------------        ------------      ------------      ------------
                                                                                               Convenience translation
                                                                                                    into U.S.$
Cash flow from operating activities
Net income                                         (pound)  240,981   (pound)  145,606      $   385,570      $   232,970
Adjustments to reconcile net income to net cash
      provided by operating activities                      104,398             35,665          167,036           57,064
                                                   ----------------    ---------------      -----------      -----------
Net cash provided by operating activities                   345,379            181,271           552,60          290,034
                                                   ----------------    ---------------      -----------      -----------
Cash flow from investing activities
Investments made in year                                       (515)                --             (824)              --
Purchase of equipment                                      (152,757)          (108,377)        (244,411)        (173,403)
                                                   ----------------    ---------------      -----------      -----------
Net cash used in investing activities                      (153,272)          (108,377)        (245,235)        (173,403)
                                                   ----------------    ---------------      -----------      -----------
Cash flow from financing activities
Repayment of long term debt                                  (9,970)                --          (15,952)              --
Proceeds from issuance of long term debt                         --              9,904               --           15,846
Proceeds from issuance of common stock                       10,583                 --           16,933               --
                                                   ----------------    ---------------      -----------      -----------
Net cash  provided by financing activities                      613              9,904              981           15,846
                                                   ----------------    ---------------      -----------      -----------
Net increase in cash
Cash, beginning of year                                     279,243            196,445          446,789          314,312
Cash, at end of year                               (pound)  471,963    (pound) 279,243      $   755,141      $   446,789
                                                   ================    ===============      ===========      ===========

Supplement disclosures of cash flow information:
Net cash paid during the year for:
Income taxes                                       (pound)   41,723    (pound)      --      $    66,757      $        --
                                                   ================    ===============      ===========      ===========
Interest                                           (pound)   12,816    (pound)   6,496      $    20,506      $    10,394
                                                   ================    ===============      ===========      ===========

The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

                  CONSOLIDATED STATEMENTS OF CASH FLOWS (Cont.)

(1) Adjustments to reconcile net income to net cash provided by operating activities:

                                                      Years                               Years
                                                      Ended                               Ended
                                                      December 31,                        December 31,
                                               2002                2001               2002            2001
                                           ------------        ------------      ------------      ------------
                                                                                     Convenience translation
                                                                                           into U.S. $
                                           ------------        ------------      ------------      ------------
Depreciation                             (pound)   58,300    (pound)  37,012      $    93,280          $59,219
                                         ----------------    ---------------      -----------      -----------
Stock issued for professional services             28,775              6,898           46,040           11,037
                                         ----------------    ---------------      -----------      -----------
Changes in assets and liabilities:
Increase in trade receivables                    (233,770)          (431,873)        (374,032)        (690,997)
(Increase) decrease in other receivables          (65,570)            58,793         (104,912)          94,068
Increase in shareholder loans                     (20,783)           (66,212)         (33,253)        (105,939)
Increase in trade payables                        214,607            461,466          343,371          738,346
Increase (decrease) in other payables             117,839            (50,419)         188,542          (80,670)
Increase in deferred taxes                          5,000             20,000            8,000           32,000
                                         ----------------    ---------------      -----------      -----------

 Total adjustments                                 17,323             (8,245)          27,716          (13,192)
                                         ----------------    ---------------      -----------      -----------
                                         (pound)  104,398    (pound)  35,665      $   167,036      $    57,064
                                         ================    ===============      ===========      ===========

The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Nature of Business

      A. Xfone, Inc. ("Xfone") was incorporated in Nevada, U.S.A. in September, 2000 and is a provider of long distance voice and data telecommunications services, primarily in the United Kingdom. The financial statements consolidate the operations of Xfone and Swiftnet, Limited ("Swiftnet"), its wholly owned U.K. subsidiary, (collectively the "Company") .

      B. The financial statements of the Company have been prepared in Sterling ("(pound)") since this is the currency of the prime economic environment, the U.K., in which the operations of the Company are conducted. Transactions and balances denominated in Sterling are presented at their original amounts. Transactions and balances in other currencies are translated into Sterling in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52 of the U.S. Financial Accounting Standards Board ("FASB"). Accordingly, items have been translated as follows: Monetary items - at the exchange rate effective at the balance sheet date. Revenues and expense items - at the exchange rates in effect at the date of recognition of those items. Exchange gains and losses from the aforementioned translation are included in financing expenses, net.

      C. The financial statements have been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31, 2002. The Translation was made solely for the convenience of the readers. It should be noted that the (pound)figures do not necessarily represent the current cost amounts of the various elements presented and that the translated U.S. dollar figures should not be construed as a representation that the (pound) currency amounts actually represented, or could be converted into, U.S. dollars. The representative rate of exchange of the (pound) at December 31, 2002 was (pound)1 = 1.60 U.S.$.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 - Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

      A. Principles of Consolidation and Basis of Financial Statement Presentation -

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

      B.    Allowance for Doubtful Accounts

The allowance is determined based upon management's evaluation of receivables doubtful of collection on a specific basis. Such allowances for doubtful accounts are as follows:

                                             (pound)
            December 31, 2002                190,550
            December 31, 2001                115,550

     C.     Investments

Investments in companies in which the Company has a 20% to 50% interest are carried at cost, adjusted for the Company's proportionate share of their undistributed earnings or losses.

      D.    Equipment

Equipment is stated at cost. Depreciation is calculated by the declining balance method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:

                                             Method                Useful Life
                                             ------                -----------
Switching equipment                          straight line          10 years
Machinery and equipment                      reducing balance       4 years
Furniture and fixtures                       reducing balance       4 years
Motor vehicles                               reducing balance       4 years

      E.    Revenue Recognition

The Company's source of revenues results from charges to customers for the call minutes they use while on the Company's telecommunications system. Such revenues are recognized at the time this service is rendered.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 - Significant Accounting Policies (Cont.)

      F.    Revenue Recognition (cont.)

Management believes that the Company's revenue recognition policies are in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101).

      G.    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

      H.    New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143 "Accounting For Asset Retirement Obligations" which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" which addresses financial accounting and reporting for the impairment of long-lived assets. In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated With Exit or Disposal Activities" which addresses the accounting and reporting for costs associated with exit or disposal activities and primarily, provides for the recognition of a liability when related costs are incurred rather than when an entity commits to an exit or disposal plan. In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation - "Transition and Disclosure" which provides alternative methods of transition for a voluntary change to fair value based method of accounting for stock-based employee compensation. The adoption of these statements are not expected to have a material effect on the Company's financial condition, results of operations or cash flows.

      I.    Earnings Per Share

Earnings per share are calculated and reported in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share ("EPS") ("SFAS 128"). Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 - Significant Accounting Policies (Cont.)

      I.    Income Taxes

Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Note 3 - Prepaid Expenses and Other Receivables

                                                           December 31,    December 31,
                                                           2002            2002
                                                           ------------    ------------
                                                                           Convenience
                                                                           translation
                                                                             into US$
                                                            ----------     ----------

      Due from Swiftglobal, Ltd. (nonaffiliated entity)   (pound) 59,274   $   94,839
                                                          --------------   ----------

      Other prepaid expenses                                      59,127       94,603

      Due from related entities                                   30,921       49,473
      Others receivables                                          31,263       50,021
                                                          --------------   ----------
                                                          (pound)180,585   $  288,936
                                                          ==============   ==========

Note 4 - Loans to Shareholders

The Company has a non-interest bearing demand loan of (pound)45,558 due from a shareholder. In addition, the Company has a non-interest bearing loan of (pound)257,572, due from such shareholder which has been classified as noncurrent.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                                                 December 31,    December 31,
                                                    2002           2002
                                                 ------------    ------------
Note  5 - Fixed Assets                                           Convenience
                                                                 translation
                                                                 into U.S.$
                                                 ------------    ------------
Cost
Machinery and equipment                         (pound)289,871   $  463,794
Office furniture and equipment                          59,409       95,054
Motor vehicle                                           35,000       56,000
Development costs                                       32,060       51,296
Property held under capital lease:
Switching equipment                                    143,131      229,010
                                                --------------   -----------
                                                (pound)559,471   $   895,154
                                                ==============   ===========
Accumulated Depreciation
Machinery and equipment                         (pound)206,244   $   329,990
Office furniture and equipment                          46,200        73,920
Motor vehicle                                           23,925        38,280
Development costs                                        8,015        12,824
Property held  under capital lease:
Switching equipment                                     22,193        35,509
                                                --------------   -----------
                                                (pound)306,577   $   490,523
                                                ==============   ===========

Note  6 - Investments

During 2002, the Company entered into two business ventures acquiring approximately 47% of Auracall Limited and 40% of Story Telecom Limited, both start up entities in the U.K.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                                                    December 31,    December 31,
                                                       2002           2002
                                                    ------------    ------------
                                                                    Convenience
                                                                    translation
                                                                    into U.S.$
                                                    ------------    ------------

Note 7 -Other Liabilities and Accrued Expenses

Corporate taxes                                    (pound) 86,549   $  138,478
Professional fees                                          30,201       48,322
Payroll and other  taxes                                   37,338       59,741
Others                                                     42,965       68,744
                                                   --------------   ----------
                                                   (pound)197,053   $  315,285

Note 8 - Notes Payable

                                                    December 31,    December 31,
                                                       2002           2002
                                                    ------------    ------------
                                                                    Convenience
                                                                    translation
                                                                    into U.S.$
                                                    ------------    ------------
First National Finance - maturity 2005, annual
Interest rate 7.16%                                 (pound)6,000    $    9,600

Newcourt - maturity 2005, annual interest rate
                    7.16%                                   5,167        8,267
                                                   --------------   ----------
                                                           11,167       17,867

Less: current portion                                      (4,000)      (6,400)
                                                   --------------   ----------
           Notes payable - non current             (pound)  7,167   $   11,467
                                                   ==============   ==========

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 8 - Notes Payable (cont.)

     B. Maturities of notes payable are as follows:
                                                                    Convenience
                                                                    translation
                                                                    into U.S. $
                                                                    ------------
            December 31
            ----------------
            2003                                   (pound)  4,000       $6,400
            2004                                            4,000        6,400
            2005                                            3,167        5,067
                                                   --------------   ----------
                                                   (pound) 11,167     $ 17,867
                                                   ==============   ==========

Note 9 - Capital Lease Obligations

The Company is the lessee of switching equipment under capital leases expiring in various years through 2005. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for 2002.

Minimum future lease payments under capital leases as of December 31, 2002 for each of the next three years are:

                                                                    Convenience
                                                                    translation
                                                                    into U.S. $
                                                                    ------------
            December 31
            -----------
            2003                                   (pound) 25,710      $41,136
            2004                                           25,710       41,136
            2005                                           14,876       23,802
                                                   --------------   ----------
Total minimum lease payments                               66,296      106,074
     Less: amount representing interest                   (10,740)     (17,184)
                                                   --------------   ----------
     Present value of net minimum lease payment    (pound) 55,556      $88,890
                                                   ==============   ==========

     Interest rates on capitalized leases vary up to 9.6%.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 10 - Income Taxes

The Company accounts for income taxes under the provisions of SFAS 109. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforward. SFAS 109, additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company does not file consolidated tax returns. At December 31, 2002, Xfone had deferred tax assets of approximately (pound)6,500, resulting from its net operating loss. The Company has not been able to determine that it is more likely than not that the deferred tax asset will be realized and has, therefore, provided a valuation allowance for the total amount of the benefit.

The following table reflects the Company's deferred tax liabilities at December 31, 2002:


                                                                    Convenience
                                                                    translation
                                                                    into U.S. $
                                                                    ------------
     Net operating loss deduction                   (pound) 6,500      $10,400
     Valuation allowance                                   (6,500)     (10,400)
     Accelerated tax writeoff of fixed assets              25,000       40,000
                                                   --------------   ----------
     Net deferred liability                         (pound)25,000     $40,000
                                                   ==============   ==========

The provision for income taxes differs from the amount computed by applying the statutory income tax rate to income before taxes, excluding the loss included therein of (pound)65,252 for the year ended December 31, 2001, for which no benefit has been recognized, as follows:

                                                    Years Ended                          Years Ended
                                                    December 31,                         December 31,
                                               2002                2001             2002              2001
                                          ------------        ------------      ------------      ------------
                                                                              Convenience translation into U.S. $
                                                                            -----------------------------------
Income tax computed at statutory rate    (pound)   73,066    (pound)  53,682         $116,906          $85,891
Effect of permanent differences                     6,663              6,075           10,661            9,720
Utilization of net operating loss                  (6,916)                 -          (11,066)               -
                                         ----------------    ---------------      -----------      -----------
Provision for income taxes               (pound)   72,813    (pound)  59,757         $116,501          $95,611
                                         ================    ===============      ===========      ===========

The net operating loss carryforward at December 31, 2002 was approximately (pound)32,000 and expires in the year 2021.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 11 - Capital Structure, Stock Options and Dividend

Campbeltown Business Ltd., a shareholder, has the option from the Company and one of its directors to purchase 500,000 additional shares of Xfone for the amount of $200,000. This transaction can be executed either by Xfone issuing new shares, or by the director selling his private shares as long as he has an adequate amount of shares, as the director will decide. This option will expire on December 31, 2005.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no pre-emptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

During November 2001, the Company issued 105,000 shares of common stock to its attorneys as compensation for services rendered in connection with the successful initial registration and offering of the Companies' shares which was effective December 28, 2001. The value of the stock at the time of its issuance was charged to professional fees. During July 2001, the Company issued 95,000 shares of common stock to the Swiftnet Management Fund to be distributed by such fund at will. In 2002, the Company issued 45,014 shares of common stock at a value of (pound)28,775 as compensation for professional services rendered to the Company.

On December 19, 2002, the Company declared a dividend of $0.02 per share to stockholders of record on December 31, 2002, payable on January 15, 2003.

--------------------------------------------------------------------------------
                                   Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

   Note 12 - Earnings Per Share
                            ----------------------------------------------------

                                                                                2002
                                                                          Weighted Average
                                              --------------------------------------------------------------------
                                              Income              Shares               Per Share        Per Share
                                              (Numerator)         (Denominator)        Amounts          Amounts
                                              --------------------------------------------------------------------
                                                                                                        Convenience
                                                                                                        translation
                                                                                                        into U.S. $
                                              --------------------------------------------------------------------
     Net Income                               (pound)  240,981
     Basic EPS:
                                              (pound)  240,981          5,030,444      (pound) 0.05           $0.08
     Income available to common stockholders
     Effect of dilutive securities:
           Options                                           -            500,000                -                -
     Diluted EPS:
     Income available to common stockholders  (pound)  240,981          5,530,444      (pound) 0.04           $0.07

                                              --------------------------------------------------------------------
                                                                                2001
                                                                          Weighted Average
                                              --------------------------------------------------------------------
                                              Income              Shares               Per Share        Per Share
                                              (Numerator)         (Denominator)        Amounts          Amounts
                                              --------------------------------------------------------------------
                                                                                                        Convenience
                                                                                                        translation
                                                                                                        into U.S. $
                                              --------------------------------------------------------------------
     Net Income                               (pound)  145,606
     Basic EPS:
                                              (pound)  145,606         4,848,333       (pound) 0.03           $0.05
     Income available to common stockholders
     Effect of dilutive securities:
            Options                                          -           500,000                 -                -
     Diluted EPS:
     Income available to common stockholders  (pound)  145,606         5,348,333       (pound) 0.03           $0.04


--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 13 - Selected Statement of Operations Data

                                                    Years Ended                          Years Ended
                                                    December 31,                         December 31,
                                               2002                2001             2002              2001
                                          ------------        ------------      ------------      ------------
                                                                              Convenience translation into U.S. $
                                                                            -----------------------------------
         A. Marketing & Selling:
             Advertising                 (pound)   22,401    (pound)   4,904      $    35,842      $     7,847
             Consultancy                           59,372             39,187           94,995           62,699
             Commissions                          174,835            139,827          279,735          223,723
             Others                                63,810             35,320          102,096           56,512
                                         ----------------    ---------------      -----------      -----------
                                         (pound)  320,418    (pound) 219,238      $   512,668      $   350,781
                                         ================    ===============      ===========      ===========

(pound)

         B. General & Administrative:
             Salaries & benefits         (pound)  268,884    (pound) 180,952      $   430,215      $   289,524
             Rent & maintenance                    90,916             47,623          145,466           76,197
             Communications                        11,539             28,619           18,462           45,791
             Professional fees                    142,863            156,959          228,581          251,134
             Bad debts                            226,984             84,427          363,174          135,083
             Depreciation                          58,300             37,012           93,280           59,219
             Others                                79,138              8,344          126,621           13,350
                                         ----------------    ---------------      -----------      -----------
                                         (pound)  878,624    (pound) 543,936      $ 1,405,799      $   870,298
                                         ================    ===============      ===========      ===========

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 13 - Selected Statement of Operations Data (cont.)


                                                    Years Ended                          Years Ended
                                                    December 31,                         December 31,
                                               2002                2001             2002              2001
                                          ------------        ------------      ------------      ------------
                                                                              Convenience translation into U.S. $
                                                                            -----------------------------------
         C. Financing Expenses, Net:
            Bank interest & charges      (pound)    1,607    (pound)  25,741      $     2,571      $    41,186
            Interest on capital lease               8,476              3,808           13,562            6,093
            Foreign currency exchange                  21                  -               34                -
            Other interest and charges              2,733              1,433            4,372            2,292
                                         ----------------    ---------------      -----------      -----------
                                         (pound)   12,837    (pound  )30,982      $    20,539      $    49,571
                                         ================    ===============      ===========      ===========

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

Note 14 - Related Party Transactions


                                                    Years Ended                          Years Ended
                                                    December 31,                         December 31,
                                               2002                2001             2002              2001
                                          ------------        ------------      ------------      ------------
                                                                              Convenience translation into U.S. $
                                                                            -----------------------------------
   Shareholders' salaries                (pound)   63,448    (pound)  42,000      $   101,517      $    67,200
   Shareholders' pensions                (pound)        -    (pound)   3,300      $         -      $     5,280
   Campbeltown Business Ltd.:
        Consulting and professional fees (pound)   59,372    (pound)  78,375      $    94,995      $   125,400

   Vision Consultants Limited:
        Consulting expense               (pound)   25,000    (pound)       -      $    40,000      $         -

   Story Telecom Limited :
        Accounts receivable, net         (pound)    3,606    (pound)       -      $     5,770      $         -

        Due from related entities        (pound)   14,725    (pound)       -      $    23,560      $         -

        Revenues                         (pound)    3,716    (pound)       -      $     5,946      $         -

   Auracall Limited :
        Due from related entities        (pound)   16,196    (pound)       -      $    25,914      $         -

        Trade payables                   (pound)   12,362    (pound)       -      $    19,779      $         -

        Commission expense               (pound)   73,661    (pound)       -      $   117,858      $         -


--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

                        CONSOLIDATED FINANCIAL STATEMENTS

                             as of November 30, 2003


Note 15 - Financial Commitments

The Company has annual rent commitments under a non-cancellable operating lease of (pound)38,200, which terminates in December 2012.

Note 16 - Economic Dependency and Credit Risk

Approximately, 14% and 13% of total 2002 revenues were derived, respectively, from two customers and approximately 12% of total 2001 revenues was derived from one of these customers.

Approximately, 19% and 18% of the total accounts receivable - net at 2002 were due from the aforementioned two customers, respectively.

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

                        CONSOLIDATED FINANCIAL STATEMENTS

                             As Of November 30, 2003

                                    CONTENTS


                                                                            PAGE
                                                                            ----
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Balance Sheet                                                        F-23 - F-24

Statement of Operations                                                     F-25

Statement of Changes in Shareholders' Equity                                F-26

Statement of Cash Flows                                              F-27 - F-28

Notes to Consolidated Financial Statements                           F-29 - F-42

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

                                  BALANCE SHEET

                                                 November       December          November        December
                                                   2003           2002              2003            2002
                                               (Unaudited)                      (Unaudited)
                                                                           Convenience translation into U.S.$
                                                                           ----------------------------------
Current assets

Cash                                       (pound)753,049 (pound)471,963         $1,295,245     $  755,141

Accounts receivable, net                        2,358,682        960,729         $4,056,934      1,537,166

Prepaid expenses and other receivables
(Note 4)                                          300,644        180,585         $  517,107        288,936

Loan to shareholder (Note 5)                       60,868         45,558         $  104,693         72,893
                                               ----------     ----------         ----------     ----------

Total Current Assets                            3,473,243      1,658,835          5,973,978      2,654,136
                                               ----------     ----------         ----------     ----------

Loan to shareholder (Note 5)                      232,666        257,572         $  400,186        412,115
                                               ----------     ----------         ----------     ----------

Investments (Note 6)                                  240            515         $      413            824
                                                              ----------         ----------     ----------

Fixed assets (Note 6)

Cost                                              815,531        559,471         $1,402,713        895,154

Less - accumulated depreciation                  -377,594        -306577          -$649,461       -490,523
                                               ----------     ----------         ----------     ----------

Total fixed assets                                438,178        253,409            753,665        405,454
                                               ----------     ----------         ----------     ----------

Total assets                                    4,144,087      2,169,816          7,127,829     $3,471,706
                                               ==========     ==========         ==========     ==========

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

                                  BALANCE SHEET

                                                         November       December       November        December
                                                           2003           2002           2003            2002
                                                       (Unaudited)                   (Unaudited)
                                                                                  Convenience translation into U.S.$
                                                                                  ----------------------------------
Current liabilities
Dividend  payable                                               0         63,261      $        0        101,218
Notes payable - current portion (Note 8)                    4,001          4,000           6,882          6,400
Trade payables                                          2,663,416      1,176,183       4,581,075      1,881,893
Other liabilities and accrued expenses (Note 7)           226,417        197,053         389,437        315,285
Obligations under capital leases - current portion         39,046         21,530          67,159         34,448
                                                                      ----------      ----------     ----------

Total current liabilities                               2,932,879      1,462,027       5,044,552      2,339,243

Deferred taxes                                             25,000         25,000          43,000         40,000
Notes payable (Note 8)                                      3,177          7,167           5,465         11,467
Obligation under capital lease                            111,936         34,026         192,529         54,442
                                                                      ----------      ----------     ----------

Total liabilities                                       3,072,992      1,528,220       5,285,546      2,445,152
                                                       ----------     ----------      ----------     ----------

Shareholders' equity (Note 9)
Preferred stock - 50,000,000 shares authorised,
none issued
Common stock:
25,000,000 shares authorised,(pound).0006896 par
value;
       5,117,684 issued and outstanding                     3,530          3,490           6,072          5,584
Contributions in excess of shares                         193,514        180,219         332,844        288,350
Receipt on account of shares                                    0              0
Retained earnings                                         874,051        457,887       1,503,367        732,619
                                                                      ----------      ----------     ----------

Total shareholders' equity                              1,071,095        641,596       1,842,283      1,026,554
                                                       ----------     ----------      ----------     ----------

Total liabilities and shareholders' equity              4,144,087      2,169,816       7,127,829      3,471,706
                                                       ==========     ==========      ==========     ==========

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

                             STATEMENT OF OPERATIONS

                       Eleven            Three                                Three
                       Months           Months           Nine Months         Months          Year Ended

                       Nov-03           Sep-03             Sep-02            Sep-02            Dec-02
                     (Unaudited)      (Unaudited)        (Unaudited)       (Unaudited)



Revenues      (pound) 6,573,600         2,482,654         2,817,727         1,098,437 (pound) 3,761,147
Cost of
revenues             (4,225,840)       (1,695,135)       (1,772,170)         (727,993)(pound) 2,194,792
                   ------------      ------------      ------------      ------------      ------------

Gross profit          2,347,761           787,519         1,045,557           370,444         1,566,355
                   ------------      ------------      ------------      ------------      ------------

Operating
expenses:
(Note 13)
Research and
development             (37,220)          (10,443)          (22,500)           (7,500)   -(pound)32,000
Marketing and
selling                (952,604)         (366,190)         (139,590)          (41,154)  -(pound)320,418
General and
administrative         (804,313)         (246,995)         (574,558)         (210,755)  -(pound)878,335
                   ------------      ------------      ------------      ------------      ------------

Total
operating            (1,794,137)         (623,628)         (736,648)         (259,409)       (1,230,753)
expenses
                   ------------      ------------      ------------      ------------      ------------

Operating
profit          (pound) 553,624   (pound) 163,891   (pound) 308,909   (pound) 111,035   (pound) 335,602

Financing
expenses - net
(Note 13)               (24,779)          (10,170)          (31,147)          (12,029)   -(pound)12,837
                   ------------      ------------      ------------      ------------      ------------
Other income              4,700                 0             8,706             3,782     (pound)11,029
                   ------------      ------------      ------------      ------------      ------------

Income before           533,545           153,722           286,468           102,788           333,794
taxes
Taxes on
income                 (117,381)          (26,337)          (77,420)          (31,500)   -(pound)92,813
                   ------------      ------------      ------------      ------------      ------------

Net income              416,164           127,385           209,048            71,288           240,981
                   ============      ============      ============      ============      ============

Earnings Per
Share:
Basic               (pound)0.08       (pound)0.01       (pound)0.04       (pound)0.01       (pound)0.05
                   ============      ============      ============      ============      ============

Diluted             (pound)0.07       (pound)0.01       (pound)0.04       (pound)0.01       (pound)0.04
                   ============      ============      ============      ============      ============


                      Eleven                                                 Three             Year
                      Months          Three Months      Nine Months          Months            Ended

                      Nov-03             Sep-03            Sep-02            Sep-02           Dec-02
                   (Unaudited)        (Unaudited)       (Unaudited)       (Unaudited)
                                            Convenience translation into U.S.$
                   ------------------------------------------------------------------------------------

Revenues           $ 11,306,593         4,146,032         4,367,478         1,702,577      $  6,017,835
Cost of
revenues            -$7,268,444        (2,830,875)       (2,746,863)       (1,128,389)      -$3,511,667
                   ------------      ------------      ------------      ------------      ------------

Gross profit          4,038,149         1,315,157         1,620,615           574,188         2,506,168
                   ------------      ------------      ------------      ------------      ------------

Operating
expenses:
(Note 13)
Research and
development            -$64,018           (17,440)          (34,875)          (11,625)         -$51,200
Marketing and
selling             -$1,638,479          (611,537)         (216,365)          (63,789)        -$512,669
General and
administrative      -$1,383,418          (412,481)         (890,564)         (326,670)      -$1,405,336
                   ------------      ------------      ------------      ------------      ------------

Total
operating            (3,085,915)       (1,041,459)       (1,141,804)         (402,084)       (1,969,205)
expenses
                   ------------      ------------      ------------      ------------      ------------

Operating
profit             $    952,233           273,699    (pound)478,811           172,104      $    536,963

Financing
expenses - net
(Note 13)              -$42,619           (16,983)          (48,277)          (18,645)         -$20,539
                   ------------      ------------      ------------      ------------      ------------
Other income       $      8,084                 0            13,495             5,862      $     17,646
                   ------------      ------------      ------------      ------------      ------------
                                                                                                      0
Income before           917,698           256,715           444,029           159,321           534,070
taxes
Taxes on
income                -$201,896           (43,983)         (120,001)          (48,825)        -$148,501
                   ------------      ------------      ------------      ------------      ------------

Net income              715,802           212,732           324,028           110,496      $    385,570
                   ============      ============      ============      ============      ============

Earnings Per
Share:
Basic              $       0.14                 0      $       0.06      $       0.01      $       0.08
                   ============      ============      ============      ============      ============

Diluted            $       0.12                 0      $       0.02      $       0.01      $       0.06
                   ============      ============      ============      ============      ============

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                          Number of                              Contributions                              Total
                           Ordinary                               in excess of        Retained          Shareholders'
                            Shares            Share Capital         par value         Earnings              Equity
                      ----------------        ------------      --------------      --------------    ----------------

Balance at
January 1, 2002              5,000,000        (pound)3,448      (pound)140,865      (pound)280,167      (pound)424,480

Issuance of shares              60,889                  42              39,354                  --              39,396

Net income                          --                  --                  --             240,981             240,981
Dividend payable                                                                            -63261             -63,261
                      ----------------        ------------      --------------      --------------    ----------------

Balance at
December 31, 2002            5,060,889        (pound)3,490      (pound)180,219      (pound)457,887      (pound)641,596
                      ----------------        ------------      --------------      --------------    ----------------

Balance at
January 1, 2003              5,060,889        (pound)3,490      (pound)180,219      (pound)457,887      (pound)641,596

Issuance of shares              56,795                  40              13,295                  --              13,335

Net income                          --                  --                  --             416,164             416,164
Dividend payable                                                                                 0                  --
                      ----------------        ------------      --------------      --------------    ----------------

Balance at
September 30, 2003    (pound)5,117,684        (pound)3,530      (pound)193,514      (pound)874,051    (pound)1,071,095
                      ================        ============      ==============      ==============    ================
Convenience
translation into
U.S.$:
Balance at
January 1, 2003              5,060,889               5,828             297,361             755,514           1,058,703
Issuance of shares              56,795                  67              22,203                   0              22,269

Net income                          --                   0                   0             694,994             694,994
Change of
currency rates                                           0               3,604               9,158              12,762
Dividend payable                                                                                 0                   0
                      ----------------        ------------      --------------      --------------    ----------------

Balance at
September 30, 2003           5,117,684               5,895             323,168           1,459,666           1,788,729
                      ================        ============      ==============      ==============    ================

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

                            STATEMENTS OF CASH FLOWS

                                   Eleven months              Year               Eleven months              Year
                                       Nov-30                Dec-31                  Nov-30                Dec-31
                                        2003                  2002                    2003                  2002
                                                                                 Convenience translation into U.S.$
                                                                                 ----------------------------------
                                    (Unaudited)           (Unaudited)
Cash flow from
  operating activities
Net income                        (pound)416,164        (pound)240,981               715,802            $  385,570
Adjustments to
  reconcile net cash                                                                       0
  provided by (used in)
  operating activities                    33,452               107,169                57,537            $  171,470
                                      ----------            ----------            ----------            ----------

Net cash provided by
  operating activities                   449,616               348,150               773,339               557,040
                                      ----------            ----------            ----------            ----------

Cash flow from
  investing activities
Investments made in year                     275                  (515)                  473                 -$824
Purchase of equipment                   (256,060)             (152,757)             (440,423)            -$244,411
                                      ----------            ----------            ----------            ----------

Net cash used in
  investing activities                  (255,785)             (153,272)             (439,950)             (245,235)
                                      ----------            ----------            ----------            ----------

Cash flow from
  financing activities
Repayment of long term debt               (3,990)               (9,970)               (6,862)             -$15,952
Proceeds from issuance of
  long term debt                          77,910                     0               134,004                    --
Proceed from issue of
  Capital stock                               40
Proceeds from issuance
  of common stock                         13,295                 7,812                22,867            $   12,499
                                      ----------            ----------            ----------            ----------

Net cash provided by
financing activities                      87,255                -2,158               150,010                (3,453)
                                      ----------            ----------            ----------            ----------

Net increase in cash                     281,086               192,720               483,399               308,352
Difference rates of
  exchange                                                                                69
Cash, beginning of year                  471,963               279,243               811,776            $  446,789
                                      ----------            ----------            ----------            ----------

Cash at end of year                      753,049               471,963             1,295,244               755,141
                                      ==========            ==========            ==========            ==========

--------------------------------------------------------------------------------
                           Xfone, Inc. and Subsidiary
--------------------------------------------------------------------------------

                        STATEMENTS OF CASH FLOWS (Cont.)

(1)

                                              Eleven months            Year            Eleven months            Year
                                                  Nov-30              Dec-31              Nov-30               Dec-31
                                                   2003                2002                2003                 2002
                                               (Unaudited)                             (Unaudited)
                                                                                       ----------------------------------
                                                                                       Convenience translation into U.S.$
                                                                                       ----------------------------------

Depreciation                                  (pound)71,017       (pound)58,300         $   122,148         $    93,280
                                                -----------         -----------         -----------         -----------

Stock issued for professional services                    0              31,546                   0         $    50,474
                                                -----------         -----------         -----------         -----------

Changes in assets and liabilities:
(Increase) in trade receivables                  (1,397,953)           (233,770)        -$2,404,480           -$374,032
                                                                                        -----------         -----------
(Increase) decrease in other receivables           (120,059)            (65,570)          -$206,501           -$104,912
                                                                                        -----------         -----------
(Increase) in shareholder loans                       9,596             (20,783)        $    16,505            -$33,253
                                                                                        -----------         -----------
(decrease ) In Dividend payable                     (63,261)                              -$108,809
                                                                                        -----------
Increase in trade payables                        1,487,233             214,607         $ 2,558,040         $   343,371
                                                                                        -----------         -----------
(Decrease) in other payables                         46,880             117,839         $    80,633         $   188,542
                                                                                        -----------         -----------
Increase in deferred taxes                                                5,000                   0         $     8,000
                                                -----------         -----------         -----------         -----------

Total adjustments                                   (37,565)             17,323             (64,611)             27,717
                                                -----------         -----------         -----------         -----------

                                                     33,452             107,169              57,537             171,470
                                                ===========         ===========         ===========         ===========

                           Xfone, Inc. and Subsidiary

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                November 30, 2003

Note 1 - Organisation and Nature of Business

A. Xfone, Inc. ("Xfone") was incorporated in Nevada, U.S.A. in September, 2000 and is a provider of long distance voice and data telecommunications services, primarily in the United Kingdom. The financial statements consolidate the operations of Xfone and Swiftnet Limited. ("Swiftnet") (the "Predecessor"), its wholly owned U.K. subsidiary, (collectively the "Company") from January 1, 2000 through November 30, 2002 (see Note 3).

B. The financial statements of the company have been prepared in Sterling ("(pound)) since this is the currency of the prime economic environment, the U.K., in which the operations of the Company are conducted. Transactions and balances denominated in Sterling are presented at their original amounts. Transactions and balances in other currencies are translated into Sterling in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52 of the U.S. Financial Accounting Standards Board ("FASB"). Accordingly, items have been translated as follows: Monetary items - at the exchange rate effective at the balance sheet date.
Revenues and expense items - at the exchange rates in effect at the date of recognition of those items. Exchange gains and losses from the aforementioned translation are included in financing expenses, net.

C. The financial statements have been translated into U.S. dollars using the rate of exchange of the U.S. dollar at November 30, 2003 and December 31, 2002. The translation was made solely for the convenience of the readers. It should be noted that the (pound) figures do not necessarily represent the current cost amounts of the various elements presented and that the translated U.S. dollars figures should not be construed as a representation that the (pound) currency amounts actually represented, or could be converted into, U.S. dollars. The representative rate of exchange of the (pound) at November 30, 2003 was (pound) 1 = $1.72 and at December 31, 2002 was (pound)1 = $1.60

                           Xfone, Inc. and Subsidiary

Note 2 - Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A. Principles of Consolidation and Basis of Financial Statement Presentation - The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

B. Allowance for Doubtful Accounts

The allowance is determined based upon management's evaluation of receivables doubtful of collection on a specific basis. Such allowances for doubtful accounts are as follows:

December 31, 2002: (pound)190,550

November  30,2003:  (pound)71,777
C. Equipment

Equipment is stated at cost. Depreciation is calculated by the declining balance method over the estimated useful lives of the assets. Annual rates of depreciation are as follows.

Switching equipment
Machinery and equipment
Furniture and fixtures
Motor vehicles

D. Revenue Recognition

The Company's source of revenues results from charges to customers for the call minutes they use while on the Company's telecommunications system. Such revenues are recognized at the time this service is rendered.

                           Xfone, Inc. and Subsidiary

Note 2 - Significant Accounting Policies (Cont.)

E. Revenue Recognition (cont.)

Management believes that the Company's revenue recognition policies are in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101).

F. Use of Estimated

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reports amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

G. .New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143 "Accounting For Asset Retirement Obligations" which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" which addresses financial accounting and reporting for the impairment of long-lived assets. In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated With Exit or Disposal Activities" which addresses the accounting and reporting for costs associated with exit or disposal activities and primarily, provides for the recognition of a liability when related costs are incurred rather than when an entity commits to an exit or disposal plan. In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation - "Transition and Disclosure" which provides alternative methods of transition for a voluntary change to fair value based method of accounting for stock-based employee compensation. The adoptions of these statements are not expected to have a material effect on the Company's financial condition, results of operations or cash flows.

H.Earnings Per Share

Earnings per share are calculated and reported in accordance with Statement of Financial Accounting Standards No. 128, Earning Per Share ("EPS") ("SFAS 128"). Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock that then shared in the earnings of the entity.

                           Xfone, Inc. and Subsidiary

Note 2 - Significant Accounting Policies (Cont.)

I.Income Taxes

Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Note 3 -Pooling of Interests

On October 4, 2000 Xfone acquired Swiftnet Ltd. ("Swiftnet") in a business combination accounted for as a pooling of interests. Swiftnet, which engages in the telecommunications industry, became a wholly owned subsidiary of Xfone through the exchange of 2,400,000 shares of the company's common stock for all of the outstanding stock of Swiftnet. From September 7, 2000, date of formation, through October 4, 2000, date of combination, the Company had minimal operating activity. The accompanying financial statements for 2000 are based on the assumption that the companies were combined for the full year and financial statements of prior years have been restated to give effect to the combination.

                          Xfone, Inc. and Subsidiaries

Note 4 - Prepaid Expenses and Other Receivables



                                                             Nov 30,                          Nov 30,
                                                        -------------------           -------------------------
                                                              2003                             2003
                                                        -------------------           -------------------------

                                                                                       Convenience
                                                                                       translation into US$
                                                                                      -------------------------

Due from Swiftglobal, Ltd. (non-affiliated entity)            37,687                         64,821

Other prepaid expenses                                        81,069                        139,439

Due from Story Ltd (affiliated entity)                        16,196                         27,857

Others receivables                                           165,692                        284,990
                                                        -------------------           -------------------------

                                                             300,644                        517,107
                                                        ===================           =========================



Note 5 - Loan to Shareholders

The Company has a non-interest bearing demand loan of (pound)60,868 due from shareholders. In addition, the Company has a non-interest bearing loan of (pound)232,666 due from such shareholders which has been classified as due in over one year.

                          Xfone, Inc. and Subsidiaries


                                                             Nov 30,                          Nov 30,
                                                        -------------------           -------------------------
                                                              2003                             2003
                                                        -------------------           -------------------------

Note 6 - Fixed Assets
                                                                                       Convenience
                                                                                       translation into US$
                                                                                      -------------------------
Cost
Machinery and equipment                                      316,362                        544,143

Office furniture and equipment                                68,532                        117,874

Motor vehicle                                                 73,917                        127,137

Development costs                                             32,060                         55,143

Property held under capital lease                                                                 -
         Switching equipment                                 324,660                        558,416
                                                        -------------------           -------------------------

                                                             815,531                      1,402,713
                                                        ===================           =========================

Accumulated Depreciation

Machinery and equipment                                      231,672                       398,475

Office furniture and equipment                                51,340                        88,305

Motor vehicle                                                 29,275                        50,353

Development costs                                             15,026                        25,845

Property held under capital lease                                                                 -
            Switching equipment                               50,281                        86,483

                                                        -------------------           -------------------------

                                                             377,593                        649,461
                                                        ===================           =========================

Note 6 - Investments

Holdings of more than 20%
The company holds more than 20% of the share capital of the following companies:

Company                   Country of Incorporation   Class       Shares held %

Auracall Limited          England and Wales          Ordinary               47

Story Telecom Limited     England and Wales          Ordinary               40

                          Xfone, Inc. and Subsidiaries

                                                             Nov 30,                          Nov 30,
                                                        -------------------           -------------------------
                                                              2003                             2003

                                                        -------------------           -------------------------

Convenience translation US

Note 7 -Other Liabilities and Accrued
Expenses
Corporate taxes                                              134,862                        231,963

Professional fees                                             39,316                         67,623

Payroll and other taxes                                       11,095                         19,083

Others                                                        11,144                         19,167
                                                        -------------------           -------------------------

                                                             196,417                        337,837
                                                        ===================           =========================

Note 8 - Notes Payable


                                                             Nov 30,                          Nov 30,
                                                        -------------------           -------------------------
                                                              2003                             2003
                                                        -------------------           -------------------------

                                                                                       Convenience
                                                                                       translation into US$
                                                                                      -------------------------
First National Finance - maturity 2005, annual
      interest rate 7.16%                                      4,047                          6,961

Newcourt - maturity 2005, annual interest rate                 3,131                          5,386
                                                        -------------------           -------------------------
     7.16%                                                     7,178                         12,347

Less: current portion                                         (4,000)                        (6,880)
                                                        -------------------           -------------------------

Notes payable - non current                                    3,178                          5,467

                                                        ===================           =========================

                          Xfone, Inc. and Subsidiaries

B. Maturities of notes payable are as follows:
                                               Convenience translation into
                                               U.S. $
                                                December 31

            2003         (pound)    4,000    $      6,400
            2004                    4,000           6,400
            2005                    3,167           5,067
                               ----------       ---------
                         (pound)   11,167    $     17,867
                               ==========       =========

Note 8 - Notes Payable (cont.)

B. Maturities of notes payable are as follows


                                                      Convenience
                                                      translation
                                                      into
                                                      U.S.$
                                                     --------------------------

    Nov 30,
-----------------
     Year 1                         3,177                                5,464


                             -------------           --------------------------

                                    3,177                                5,464
                             =============           ==========================

Note 9 -Capital Lease Obligations

The Company is the lessee of switching equipment under capital leases expiring in various years through 2005. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expenses for 2003.

Minimum future lease payments under capital leases as of June 30, 2003 for each of the next five years are:


                                                                               Convenience
                                                                               translation
                                                                               into
                                                                               U.S.$
                                                                              --------------------------

    Nov, 30,
-----------------
     Year 1                                              62,204                        106,991
     Year 2                                              62,204                        106,991
     Year 3                                               9,991                         17,185

                                                      -------------           --------------------------

Total minimum lease payments                            134,399                        231,166
Less: amount representing interest                      (36,773)                       -63,250
                                                      -------------           --------------------------

Present value of net minimum lease payment               97,626                        167,917
                                                      =============           ==========================


Interest rates on capitalized leases vary up to 9.6%

                          Xfone, Inc. and Subsidiaries

Note 10 - Income Taxes

The Company accounts for income taxes under the provisions of SFAS 109. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carry forward. SFAS 109, additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The following table reflects the Company's deferred tax assets and (liabilities) at November 30, 2003:

                                                                               Convenience
                                                                               translation
                                                                               into
                                                                               U.S.$
                                                                              -------------------------

Accelerated tax write-off of fixed assets                   25,000                              43,000
                                                      -------------           -------------------------

Net deferred liability                                      25,000                              43,000
                                                      =============           =========================

                           Xfone, Inc. and Subsidiary

Note 11 - Capital Structure

Campbeltown Business Ltd., a shareholder, has the option from the Company and one of its directors to purchase 500,000 additional shares of Xfone for the amount of $200,000. This transaction can be executed either by Xfone issuing new shares, or by the director selling his private shares as long as he has an adequate amount of shares, as the director will decide. This option will expire on December 31, 2005.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no pre-emptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

During November 2001, the Company issued 105,000 shares of common stock to its attorneys as compensation for services rendered in connection with the successful initial registration and offering of the Companies' shares which was effective December 28, 2001. The value of the stock at the time of its issuance was charged to professional fees. During July 2001, the Company issued 95,000 shares of common stock to the Swiftnet Management Fund to be distributed by such fund at will.

                           Xfone, Inc. and Subsidiary

Note 12 - Earnings Per Share


                                                                          2003
                                                  ------------------------------------------------------
                                                                          Weighted Average
                                                    Income       Shares       Per Share       Per Share
                                                  (Numerator) (Denominator)    Amounts         Amounts
                                                  ------------------------------------------------------

                                                                                            Convenience
                                                                                            translation
                                                                                            into U.S.$
                                                                                            ------------
Basic EPS:
Net IncomeIncome available to common stockholders     416,164     5,071,539  (pound) 0.08   $       0.13
Effect of dilutive securities:
          Options                                           0       500,000

          Income available to common stockholders     416,164     5,571,539  (pound) 0.07   $       0.12

                                                                          2002
                                                  ------------------------------------------------------
                                                                            Weighted Average
                                                    Income       Shares       Per Share       Per Share
                                                  (Numerator) (Denominator)    Amounts         Amounts
                                                  ------------------------------------------------------
                                                                                            Convenience
                                                                                            translation
                                                                                            into U.S.$
                                                                                            ------------

Basic EPS:
Net       Income available to common stockholders     145,606     4,848,333  (pound) 0.03   $       0.05
Effect of dilutive securities:
          Options                                           0       500,000

          Income available to common stockholders     145,606     5,348,333  (pound) 0.03   $       0.04

                           Xfone, Inc. and Subsidiary

Note 13 - Selected Statement of Operations Data

                           Eleven
                           Months         Year           Eleven Months Year

                            Nov.           December       Nov.          December
                           -----------------------------------------------------

                           -----------------------------------------------------
                                   2003      2002           2003          2002
                           -----------------------------------------------------
                                                         Convenience translation
                                                         into U.S.$
                                                         -----------------------
A. Marketing & Selling:

Distribution costs                       (pound)      0             -  $       0

Salaries & benefits                                                 -          -

Advertising                      24,167  (pound) 22,401        41,568     35,842

Consultancy                      77,241  (pound) 59,372       132,855     94,995

Commissions                     835,148  (pound)174,835     1,436,454    279,736

Others                           15,508  (pound) 63,810        26,674    102,096
                           ------------  --------------  ------------  ---------

                                952,064         320,418     1,637,550    512,669
                           =====================================================

B. General & Administrative:

Salaries & benefits             306,954  (pound)268,884       527,961   $430,214

Rent & maintenance               79,792  (pound) 90,916       137,242   $145,466

Communications                   87,971  (pound) 11,539       151,310    $18,462

Professional fees               220,262  (pound)142,863       378,851   $228,581

Bad debts                        38,317  (pound)226,984        65,905   $363,174

Depreciation                     71,017  (pound) 58,300       122,149    $93,280

Others                                0  (pound) 78,849             -   $126,158
                           -----------------------------------------------------

                                804,313         878,335     1,383,418  1,405,336
                           =====================================================

                           Xfone, Inc. and Subsidiary

Note 13 - Selected Statement of Operations Data (cont.)


                                         Eleven
                                         months            Year     Eleven months     Year

                                             Nov,        December       Nov,        December
                                         ------------------------------------------------------

                                         ------------------------------------------------------
                                             2003         2002         2003          2002
                                         ------------------------------------------------------

                                                                   ----------------------------
                                                                     Convenience translation
                                                                            into U.S.$
                                                                   ----------------------------
C. Financing Expenses, Net:
Bank interest & charges - net                    1,785         1,607        3,070         $2,571

Hire purchase interest                           5,653         8,476        9,723        $13,562

Foreign currency exchange                        1,016            21        1,748            $34

Other interest and charges                      16,325         2,733       28,078         $4,373
                                         ------------- ------------ ------------ --------------

                                                24,779        12,837       42,619         20,539
                                         =======================================================

Note 14 - Related Party Transactions
                                         Eleven
                                         months            Year     Eleven months     Year

                                              Nov,       December       Nov,        December
                                         ------------------------------------------------------

                                         ------------------------------------------------------
                                              2003         2002         2003          2002
                                         ------------------------------------------------------

                                                                   ----------------------------
                                                                     Convenience translation
                                                                            into U.S.$
                                                                   ----------------------------

Executives Salaries                             76,123 (pound)42,000      130,931        $67,200

Executive Pension                                    -                          -

Vision and Campbeltown fee and bonus           139,287 (pound)59,372      239,574        $94,995

Note 15 - Financial Commitments

The Company has annual rent commitments under a non-cancelable operating lease of (pound)38200, which terminates in 2012.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
     None.

                                     PART II
         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Our bylaws provide that we will subject to the provisions of Nevada Corporation Law, indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the corporation if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is therefore unenforceable

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses.

            ITEM                                                    EXPENSE
          --------                                                -----------
      SEC Registration Fee                                        $  1,792.30
      Legal Fees and Expenses                                     $ 48,500
      Finders Fees                                                $162,800
      Accounting Fees and Expenses                                $ 20,000
      Miscellaneous*                                              $  5,000

      Total**                                                     $238,092.30

* Printing, administrative, and mailing costs
**Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

On January 1, 2003, we granted the following warrants to Portfolio PR, a New York corporation owned and controlled by Paul Holm, in exchange for services:
(a) 50,000 warrants to purchase 50,000 shares of our common stock at an exercise price of $6.00 per share; and (b) 50,000 warrants to purchase 50,000 shares of our common stock at an exercise price of $10 per share. The warrants expire on January 1, 2005. We relied upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On August 21, 2003, we issued 400,000 options to acquire shares of our restricted common stock to Abraham Keinan. These options were issued to Abraham Keinan for services rendered by Abraham Keinan as the Chairman of our Board of Directors. These options are exercisable at a price of $0.475 per share. Each option is convertible into one (1) share of stock. These options vested immediately and expire on August 21, 2008. We relied upon Section 4(2) of the Act for the offers and sales to Abraham Keinan. We believed that Section 4(2) was available because the offer and sale did not involve a public offering.

On August 21, 2003, we issued 200,000 options to acquire shares of our restricted common stock to Guy Nissenson. These options were issued to Guy Nissenson for services rendered by Mr. Nissenson as our President and Principal Executive Officer. These options are exercisable at a price of $0.475 per share. Each option is convertible into one (1) share of stock. These options vested immediately and expire on August 21, 2008. We relied upon Section 4(2) of the Act for the offers and sales to Guy Nissenson. We believed that Section 4(2) was available because the offer and sale did not involve a public offering.

On September 3, 2003, we issued 500,000 options to acquire shares of our restricted common stock to Nir Davidson. These options were issued to Nir Davidson for services rendered by Nir Davidson as the Managing Director for Story Telecom Ltd. These options are exercisable at a price of $2.50 per share, only if and when the market price for shares of our common stock is over $4 per share. Each option is convertible into one (1) share of our common stock. These options expire on March 3, 2005. We relied upon Section 4(2) of the Act for the offers and sales to Nir Davidson. We believed that Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 9, 2004, we granted 17,500 restricted shares of our common stock, 17,500 Warrants A, and 17,500 Warrants B to Stern & Company, a limited liability company registered in New York which is owned, managed and controlled by Shai Stern, in exchange for strategic planning related services. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 17,500 shares of common stock, the 17,500 shares underlying the Warrants A and the 17,500 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 9, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 9, 2004, we sold 16,667 restricted shares of our common stock, 16,667 Warrants A, and 16,667 Warrants B to WEC Partners, LLC, a Delaware limited liability company owned and controlled by Ethan Benovitz, Daniel Saks, and Jaime Hartman, in exchange for $50,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 16,667 shares of common stock, the 16,667 shares underlying the Warrants A and the 16,667 shares underlying the Warrants
B. The Warrants A are exercisable at any time before January 9, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 9, 2004, in exchange for $300,000, we sold 100,000 restricted shares of our common stock, 100,000 Warrants A, and 100,000 Warrants B to Platinum Partners Value Arbitrage, a Cayman Islands based limited partnership; Mark Nordlicht is the Managing Member of Platinum Management LLC, the General Partner of this limited partnership, which is a limited liability company registered in new York. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 100,000 shares of common stock, the 100,000 shares underlying the Warrants A and the 100,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 9, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 9, 2004, we sold 50,000 restricted shares of our common stock, 50,000 Warrants A, and 50,000 Warrants B to Countrywide Partners, LLC, a Delaware limited liability company owned, managed, and controlled by Harry Adler, in exchange for $150,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 50,000 shares of common stock, the 50,000 shares underlying the Warrants A and the 50,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 9, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On or about January 15, 2003, we sold 5,000 restricted shares of our common stock to WorldNet Global.com Ltd., a United Kingdom corporation controlled by Vic Chhabria, at a price of $0.50 per share or an aggregate purchase price of $2,500. On or about February 17, 2003, we sold an additional 5,650 restricted shares of our common stock to WorldNet Global.com Ltd. at a price of $0.44 per share or an aggregate purchase price of $2,500. On or about April 24, 2003, we sold an additional 20,000 restricted shares of our common stock to WorldNet Global.com Ltd. at a price of $0.25 per share or an aggregate purchase price of $5,000. On or about May 16, 2003, we sold an additional 9,615 restricted shares of our common stock to WorldNet Global.com Ltd. at a price of $0.26 per share or an aggregate purchase price of $2,500. On or about August 28, 2003, we sold an additional 11,750 restricted shares of our common stock to WorldNet Global.com Ltd. at a price of $0.425 per share or an aggregate purchase price of $5,000. On or about September 3, 2003, we sold an additional 4,780 restricted shares of our common stock to WorldNet Global.com Ltd. at a price of $0.523 per share or an aggregate purchase price of $2,500. On or about October 27 2003, we sold an additional 1,025 restricted shares of our common stock to WorldNet Global.com Ltd. at a price of $2.43 per share or an aggregate purchase price of $2,500. We relied upon Section 4(2) of the Act for the offers and sales to WorldNet Global.com, Ltd. We believed that Section 4(2) was available because the sales did not involve a public offering and there was no general solicitation or general advertising involved in the sales. WorldNet Global.com Ltd. had a pre-existing relationship with us as a reseller of our telecommunications services. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act of 1933 and set forth the restrictions on their transferability and sale.

On January 15, 2004, we sold 5,000 restricted shares of our common stock, 5,000 Warrants A, and 5,000 Warrants B to Arik Ecker in exchange for $15,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 5,000 shares of common stock, the 5,000 shares underlying the Warrants A and the 5,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 15, 2004, we sold 8,500 restricted shares of our common stock, 8,500 Warrants A, and 8,500 Warrants B to Zwi Ecker in exchange for $25,500. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,500 shares of common stock, the 8,500 shares underlying the Warrants A and the 8,500 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 15, 2004, we sold 13,000 restricted shares of our common stock, 13,000 Warrants A, and 13,000 Warrants B to Simon Langbart in exchange for $39,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 13,000 shares of common stock, the 13,000 shares underlying the Warrants A and the 13,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 15, 2004, we sold 5,000 restricted shares of our common stock, 5,000 Warrants A, and 5,000 Warrants B to Robert Langbart in exchange for $15,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 5,000 shares of common stock, the 5,000 shares underlying the Warrants A and the 5,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 15, 2004, we sold 3,000 restricted shares of our common stock, 3,000 Warrants A, and 3,000 Warrants B to Michael Derman in exchange for $9,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 3,000 shares of common stock, the 3,000 shares underlying the Warrants A and the 3,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 15, 2004, we sold 7,000 restricted shares of our common stock, 7,000 Warrants A, and 7,000 Warrants B to Errol Derman in exchange for $21,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 7,000 shares of common stock, the 7,000 shares underlying the Warrants A and the 7,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 15, 2004, we sold 8,000 restricted shares of our common stock, 8,000 Warrants A, and 8,000 Warrants B to Yuval Haim Sobel in exchange for $24,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,000 shares of common stock, the 8,000 shares underlying the Warrants A and the 8,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 15, 2004, we sold 8,000 restricted shares of our common stock, 8,000 Warrants A, and 8,000 Warrants B to Zvi Sobel in exchange for $24,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,000 shares of common stock, the 8,000 shares underlying the Warrants A and the 8,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 15, 2004, we sold 8,400 restricted shares of our common stock, 8,400 Warrants A, and 8,400 Warrants B to Tenram Investments, Ltd. in exchange for $25,200. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,400 shares of common stock, the 8,400 shares underlying the Warrants A and the 8,400 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 15, 2004, we sold 10,000 restricted shares of our common stock, 10,000 Warrants A, and 10,000 Warrants B to Michael Zinn in exchange for $30,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 10,000 shares of common stock, the 10,000 shares underlying the Warrants A and the 10,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 22, 2004, we granted 100,000 Warrants A to Hamilton, Lehrer & Dargan, P.A. in exchange for legal services rendered to us. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. We agreed to register the 100,000 shares of common stock underlying the Warrants A. The Warrants A are exercisable at any time before January/February 2009. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 25, 2004, we sold 20,000 restricted shares of our common stock, 20,000 Warrants A, and 20,000 Warrants B to Michael Weiss in exchange for $60,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 20,000 shares of common stock, the 20,000 shares underlying the Warrants A and the 20,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 25, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 30, 2004, we sold 16,667 restricted shares of our common stock, 16,667 A Warrants, and 16,667 B Warrants to Oded Levy in exchange for $50,000. Each A Warrant is exercisable into one share of common stock at an exercise price of $5.50 per share. Each B Warrant is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 16,667 shares of common stock, the 16,667 shares underlying the A Warrants and the 16,667 shares underlying the B Warrants. The A Warrants are exercisable at any time before January 30, 2009. The B Warrants are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We paid a finders fee in the amount of $4,000 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed
Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 30, 2004, we sold 66,667 restricted shares of our common stock, 66,667 A Warrants, and 66,667 B Warrants to Southridge Partners, LP, a limited partnership registered in Delaware, in exchange for $200,000. Stephen Nicks is the President of the limited partnership's general partner, Southridge Capital Management. Each A Warrant is exercisable into one share of common stock at an exercise price of $5.50 per share. Each B Warrant is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 66,667 shares of common stock, the 66,667 shares underlying the A Warrants and the 66,667 shares underlying the B Warrants. The A Warrants are exercisable at any time before January 30, 2009. The B Warrants are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We paid a finders fee in the amount of $16,000 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 30, 2004,we sold 5,000 restricted shares of our common stock, 5,000 A Warrants, and 5,000 B Warrants to Adam Breslawsky in exchange for $15,000. Each A Warrant is exercisable into one share of common stock at an exercise price of $5.50 per share. Each B Warrant is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 5,000 shares of common stock, the 5,000 shares underlying the A Warrants and the 5,000 shares underlying the B Warrants. The A Warrants are exercisable at any time before January 30, 2009. The B Warrants are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We paid a finders fee in the amount of $1,200 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed
Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 30, 2004, we sold 6,667 restricted shares of our common stock, 6,667 Warrants A, and 6,667 Warrants B to Michael Epstein in exchange for $20,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 6,667 shares of common stock, the 6,667 shares underlying the Warrants A and the 6,667 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 30, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We paid a finders fee in the amount of $1,600 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed
Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 30, 2004, we sold 13,334 restricted shares of our common stock, 13,334 Warrants A, and 13,334 Warrants B to Stephen Frank in exchange for $40,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 13,334 shares of common stock, the 13,334 shares underlying the Warrants A and the 13,334 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 30, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We paid a finders fee in the amount of $3,200 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On January 30, 2004, we sold 66,667 restricted shares of our common stock, 66,667 Warrants A, and 66,667 Warrants B to Southshore Capital Fund LTD, a Cayman Islands corporation, in exchange for $200,000. Navigator Management is the Corporate Director of Southshore Capital Fund, Ltd. and the Director and control person of Navigator Management is David Sims. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 66,667 shares of common stock, the 66,667 shares underlying the Warrants A and the 66,667 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 30, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We paid a finders fee in the amount of $16,000 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed
Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On February 2, 2004, we sold 500,000 restricted shares of our common stock, 500,000 Warrants A, and 500,000 Warrants B to Crestview Capital Master, LLC, a limited liability company registered in Delaware which is controlled by Richard Levy and Stuart Flink, in exchange for $1,500,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 500,000 shares of common stock, the 500,000 shares underlying the Warrants A and the 500,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before February 2, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We paid a finders fee in the amount of $120,000 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On February 11, 2004, we sold 3,334 restricted shares of our common stock, 3,334 Warrants A, and 3,334 Warrants B to Joshua Lobel in exchange for $10,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 3,334 shares of common stock, the 3,334 shares underlying the Warrants A and the 3,334 shares underlying the Warrants B. The Warrants A are exercisable at any time before February 11, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We paid a finders fee in the amount of $800 in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On February 11, 2004, we sold 8,334 restricted shares of our common stock, 8,334 Warrants A, and 8,334 Warrants B to Joshua Kazam in exchange for $25,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,334 shares of common stock, the 8,334 shares underlying the Warrants A and the 8,334 shares underlying the Warrants B. The Warrants A are exercisable at any time before February 11, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

On February 12, 2004, we sold 20,000 restricted shares of our common stock, 20,000 Warrants A, and 20,000 Warrants B to The Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in exchange for $60,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 20,000 shares of common stock, the 20,000 shares underlying the Warrants A and the 20,000 shares underlying the Warrants
B. The Warrants A are exercisable at any time before February 12, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 days following the date of purchase. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

During February 2004, we granted 50,000 Warrants A to The Oberon Group, LLC., a limited liability company registered in New York, in exchange for services rendered to us. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. We agreed to register the 50,000 shares of common stock underlying the Warrants A. The Warrants A are exercisable at any time before February 2009. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

      i.    the offer and sale did not involve a public offering;
      ii.   all certificates were marked with restrictive legends;
      iii. each investor represented they were sophisticated enough to evaluate the merits of the investment; and
      iv. each investor had a preexisting relationship with Guy Nissenson, our Principal Executive Officer and President.

EXHIBITS

2. Agreement and plan or reorganization between Xfone, Inc. and Swiftnet Ltd. dated September 20, 2000 (1)
3.1   Articles of Incorporation of Xfone, Inc.(1)
3.2a  Bylaws of Xfone, Inc.(1)
3.2b  Amended Bylaws of Xfone, Inc.(4)
3.3   Articles of Incorporation of Swiftnet, Ltd.(1)
3.4   Bylaws of Swiftnet, Ltd.(1)
3.5   Amended bylaws of Xfone, Inc.(3)
4.    Specimen Stock Certificate(1)
5.    Opinion of Hamilton, Lehrer & Dargan, P.A.
10.1  Agreement between Swiftnet Ltd. and Guy Nissenson dated May 11, 2000(1)
10.2  Employment Agreement with Bosmat Houston dated January 1, 2000(1)
10.3 Loan Agreement with Swiftnet Ltd., Guy Nissenson, and Nissim Levy dated August 5, 2000(1)
10.4 Promissory Note executed between Xfone and Swiftnet Ltd. dated September 29, 2000(1)
10.5 Stock Purchase Agreement between Swiftnet, Ltd, Abraham Keinan, and Campbeltown Business, Ltd. dated June 19, 2000(1)
10.6 Consulting Agreement between Swiftnet, Ltd. and Campbeltown Business, Ltd. dated May 5, 2000(1)
10.7  Agreement with Campbeltown Business Ltd. dated July 30, 2001(1)
10.8  Contract with WorldCom International, Ltd. dated June 20, 1998(1)
10.9  Contract with VoiceNet Inc. dated April 11, 2000(1)
10.10 Contract with InTouchUK.com Ltd. dated April 25, 2000(1)
10.11 Letter of Understanding from Campbeltown Business, Ltd. to Xfone, Inc. dated July 30, 2001 (2)
10.12 Agreement between Adar International, Inc./Mr. Sidney J. Golub and Swiftnet dated April 6, 2000 (2)
10.13 Lease Agreement between Elmtree Investments, Ltd. and Swiftnet, Ltd. dated December 4, 1991 (2)
10.14 Lease Agreement between Postwick Property Holdings Limited and Swiftnet, Ltd. dated October 8, 2001.(2)
10.15 Agreement between Xfone, Inc., Swiftnet, Ltd., and Nir Davidson dated September 30, 2002 (5)
21.   List of Subsidiaries(1) 23. Consent of Chaifetz & Schreiber, P.C.
24.   Consent of Hamilton, Lehrer & Dargan, P.A. included in Exhibit 5

----------
(1) Denotes previously filed exhibits: filed on August 10, 2001 with Xfone, Inc.'s SB-2 registration statement, file # 333-67232.
(2) Denotes previously filed exhibits: filed on October 16, 2001 with Xfone, Inc.'s SB-2/Amendment 1 registration statement, file # 333-67232.
(3) Denotes previously filed exhibit: filed on November 28, 2001 with Xfone, Inc.'s SB-2/Amendment 2 registration statement, file # 333-67232.
(4) Denotes previously filed exhibit: filed on December 5, 2002 with Xfone, Inc.'s Form 8-K.
(5) Denotes previously filed exhibit: filed on March 3, 2003 with Xfone, Inc.'s SB-2/Post Effective Amendment No. 2 registration statement, file # 333-67232

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period a post-effective amendment to this registration statement to:
      a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
      c) Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

4. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on February 23, 2004.

XFONE, INC.

Title                           Name                  Date                   Signature
-----------------------------------------------------------------------------------------------
Chairman of the Board           Abraham Keinan        February 23, 2004      /s/ Abraham Keinan
-----------------------------------------------------------------------------------------------
President                       Guy Nissenson         February 23, 2004      /s/ Guy Nissenson
-----------------------------------------------------------------------------------------------
Principal Executive Officer     Guy Nissenson         February 23, 2004      /s/ Guy Nissenson
-----------------------------------------------------------------------------------------------
Principal Accounting Officer    Guy Nissenson         February 23, 2004      /s/ Guy Nissenson
-----------------------------------------------------------------------------------------------
Principal Financial Officer     Guy Nissenson         February 23, 2004      /s/ Guy Nissenson
-----------------------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                   Signature             Title                            Date
-----------------------------------------------------------------------------------------------
Abraham Keinan         /s/ Abraham Keinan    Chairman of the Board            February 23, 2004
-----------------------------------------------------------------------------------------------
Guy Nissenson          /s/ Guy Nissenson     President,
                                             Principal Executive Officer,
                                             Principal Financial Officer,
                                             Principal Accounting Officer,
                                             and Director                     February 23, 2004
-----------------------------------------------------------------------------------------------